                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     /X/ Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     / / Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                       Corpus Christi Bancshares, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     / / No fee required.

     /X/ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
                                 Common Stock
--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
                 1,600,200 Shares and 148,428 Stock Options.
--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                    $18.84 per share and $13.84 per option
--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
                                $2,054,243.50
--------------------------------------------------------------------------------
     (5) Total fee paid:
                                  $6,440.40
--------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing Party:

--------------------------------------------------------------------------------
     (4) Date Filed:

--------------------------------------------------------------------------------

                       CORPUS CHRISTI BANCSHARES, INC.
                            POST OFFICE BOX 9664
                         CORPUS CHRISTI, TEXAS 78469
                               (512) 887-3000

                  NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD DECEMBER 19, 1996

To the Shareholders:

          NOTICE IS HEREBY GIVEN that a Special Meeting of the Shareholders of Corpus Christi Bancshares, Inc. (the "Company") will be held on December 19, 1996 at 3:00 p.m. (Central Standard Time) at Citizens State Bank of Corpus Christi, 2402 Leopard Street, Corpus Christi, Texas 78469 for the following purposes (such meeting, including any adjournment or postponement thereof, the "Special Meeting"):

          1. To consider and vote upon a proposal to approve an Agreement and Plan of Merger (the "Merger Agreement") dated September
                 30, 1996 among Cullen/Frost Bankers, Inc., a Texas corporation ("Cullen/Frost"), R.E. Holding Corporation, a Texas corporation ("Merger Sub") and a wholly owned subsidiary of Cullen/Frost, and the Company pursuant to which (i) Merger Sub will merge with and into the Company (the "Merger") with the Company being the surviving corporation, (ii) each issued and outstanding share of common stock of the Company, par value $5.00 per share (the "Shares"), other than Shares as to which the holders thereof have exercised their dissenters' rights under Texas law, will be converted into the right to receive $18.84 in cash, without interest ($0.01 of which is attributable to the redemption price of the associated right issued under the Rights Agreement, dated as of October 18, 1995, between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent), and (iii) the issued and outstanding shares of common stock of Merger Sub will be converted into shares of common stock of the Company, all as more fully described in the accompanying Proxy Statement and the Merger Agreement; and

          2. To consider and act on any matters incidental to the foregoing and to transact such other business as may properly come before the Special Meeting.

          The Board of Directors has fixed the close of business on November 1, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting. The stock transfer book of the Company will not be closed for purposes of determining shareholders of record.

          THE BOARD OF DIRECTORS OF THE COMPANY BELIEVES THAT THE MERGER AGREEMENT IS IN THE BEST INTERESTS OF THE SHAREHOLDERS OF THE COMPANY AND UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT.

          If the Merger Agreement is approved by the shareholders of the Company and the Merger is consummated, shareholders will have certain rights to dissent and demand the appraisal of, and the payment in cash at the "fair value" of, their Shares pursuant to the Texas Business Corporation Act, provided that such dissenting holders comply with the appropriate procedures for appraisal rights required by such Act. In order to exercise those rights, among other requirements, a shareholder must file, prior to the Special Meeting, a written objection to the Merger stating that the shareholder's right to dissent will be exercised and giving the shareholder's address to which notice of the approval of the Merger can be delivered or mailed in such event. For a more complete description of such rights, duties and procedures, see "THE MERGER -- Rights of Dissenting Shareholders" in the accompanying Proxy Statement.

          Before casting your vote, please carefully read the enclosed Proxy Statement, which provides you with a summary of the terms of the proposed Merger, and the Merger Agreement, which is attached to the Proxy Statement as Annex A.

          It is very important that your Shares be represented at the Special Meeting, regardless of whether you plan to attend in person. The affirmative vote of holders of at least two-thirds of the outstanding Shares of the Company entitled to vote thereon present in person or represented by proxy at the Special Meeting is required to approve the proposed Merger. THEREFORE, I URGE YOU TO PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED STAMPED ENVELOPE AS SOON AS POSSIBLE TO ENSURE THAT YOUR SHARES WILL BE VOTED AT THE SPECIAL MEETING. If you attend the Special Meeting and wish to vote, you may then revoke your proxy and vote in person.


                                              By Order of the Board of Directors


                                              Jace C. Hoffman
                                              Secretary


November __, 1996



                           YOUR VOTE IS IMPORTANT

     THE AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST TWO-THIRDS (66 2/3 PERCENT) OF THE OUTSTANDING SHARES ENTITLED TO VOTE THEREON IS REQUIRED TO APPROVE THE MERGER AGREEMENT. THE BOARD OF DIRECTORS URGES YOU TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

                       CORPUS CHRISTI BANCSHARES, INC.

                               PROXY STATEMENT

                               ---------------

                    FOR A SPECIAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON DECEMBER 19, 1996

        This Notice of Special Meeting of Shareholders and Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Corpus Christi Bancshares, Inc., a Texas corporation (the "Company"), for use at a Special Meeting of Shareholders of the Company to be held on December 19, 1996, at the time and place and for the purposes set forth in the Notice and at any adjournment or postponement thereof (such meeting, including any adjournment or postponement thereof, the "Special Meeting").

        The purpose of the Special Meeting is to consider and vote upon a proposal that is unanimously recommended by the Board of Directors to approve the Agreement and Plan of Merger (the "Merger Agreement"), dated September 30, 1996, among Cullen/Frost Bankers, Inc., a Texas corporation ("Cullen/Frost"), R.E. Holding Corporation, a Texas corporation ("Merger Sub") and a wholly owned subsidiary of Cullen/Frost, and the Company pursuant to which (i) Merger Sub will merge with and into the Company such that the Company will become a wholly owned subsidiary of Cullen/Frost (the "Merger"), (ii) each issued and outstanding share of common stock of the Company, par value $5.00 per share (the "Shares"), other than Shares as to which the holders thereof have exercised their dissenters' rights under Texas law, will be converted into the right to receive $18.84 in cash, without interest ($0.01 of which is attributable to the redemption price of the associated right issued under the Rights Agreement, dated as of October 18, 1995 (the "Rights Agreement") between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent) (the "Merger Consideration"), and (iii) the issued and outstanding shares of common stock of Merger Sub will be converted into shares of common stock of the Company, all on and subject to the terms and conditions contained in the Merger Agreement. The rights under the Rights Agreement will be redeemed by the Company immediately prior to the Effective Time. For a more complete description of the Merger Agreement and the terms of the Merger, see "THE MERGER -- The Merger Agreement" and the Merger Agreement, which is attached as Annex A to this Proxy Statement.

        THE BOARD OF DIRECTORS OF THE COMPANY BELIEVES THAT THE MERGER AGREEMENT IS IN THE BEST INTERESTS OF THE SHAREHOLDERS OF THE COMPANY AND UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT.

        Upon the issuance of a Certificate of Merger by the Secretary of State of the State of Texas in accordance with the Texas Business Corporation Act, as amended (the "TBCA"), or on such date as may be specified in the Articles of Merger (the "Effective Time"), each Share, other than Shares as to which the holders thereof have exercised their dissenters' rights in accordance with the TBCA will be converted into the right to receive the Merger Consideration. Each option granted by the Company to directors, officers and employees of the Company and its subsidiaries to purchase Shares that is outstanding at the Effective Time and has not been exercised will be converted into the right to receive an amount in cash computed by multiplying the difference between $18.84 and the exercise price applicable to such option by the number of Shares that were subject to such option.

--------------------------------------------------------------------------------

 This Proxy Statement is first being sent to shareholders on November __, 1996

--------------------------------------------------------------------------------

        Only holders of record of Shares at the close of business on November 1, 1996 (the "Record Date") will be entitled to notice of and to vote at the Special Meeting. On such date there were 1,600,200 Shares issued and
outstanding, which were held by approximately         shareholders of record.
All issued and outstanding Shares are entitled to one vote per Share on each matter properly submitted at the Special Meeting. Shareholders have no cumulative voting rights.

        The presence of the holders of at least 50 percent of the issued and outstanding Shares entitled to vote at the Special Meeting, either in person or represented by a properly executed proxy, is necessary to constitute a quorum for the transaction of business at the Special Meeting. Approval of the Merger Agreement requires the affirmative vote of the holders of at least two-thirds of the outstanding Shares entitled to vote thereon. On any other matters that may properly be brought before the Special Meeting, it is intended that the accompanying proxy will be voted in accordance with the judgment of the person(s) voting the proxy.

        The obligations of the Company and Cullen/Frost to consummate the Merger are subject, among other things, to the condition that the shareholders of the Company approve the Merger Agreement. If a quorum is not obtained, or if fewer Shares are voted in favor of approval of the Merger Agreement than the number required for approval, it is expected that the Special Meeting will be recessed, postponed or adjourned for the purpose of allowing additional time for the Company to obtain more proxies or votes. At any subsequent reconvening of the Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Special Meeting (except for any proxies which have theretofore effectively been revoked or withdrawn).

        Shareholders may vote their Shares for or against the proposal or may abstain from voting. Shares represented by a properly signed, dated and returned proxy will be treated as present at the meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Proxies relating to "street name" Shares that are voted by brokers will be counted as Shares present for purposes of determining the presence of a quorum, but will not be treated as Shares having voted at the Special Meeting as to the Merger proposal if authority to vote is withheld by the broker. As indicated above, the affirmative vote of the holders of at least two-thirds of the Shares entitled to vote thereon is required to approve the Merger Agreement. ACCORDINGLY, ABSTENTIONS AND BROKER NON- VOTES WILL HAVE THE SAME EFFECT AS VOTES AGAINST THE APPROVAL OF THE MERGER AGREEMENT.

        THE AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST TWO-THIRDS (66 2/3 PERCENT) OF THE OUTSTANDING SHARES ENTITLED TO VOTE THEREON IS REQUIRED TO APPROVE THE MERGER AGREEMENT. THE BOARD OF DIRECTORS URGES YOU TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

        Votes will be tabulated by Morrow & Co., Inc., the proxy solicitor, and the results will be certified by ChaseMellon Shareholder Services, L.L.C., the transfer agent and registrar for the Shares who will act as election inspectors and will resolve impartially any interpretive questions as to the conduct of the vote.

        Pursuant to Texas law, shareholders of record on the Record Date have the right to dissent from the Merger and, if the Merger is consummated, to have an appraisal of the fair value of their shares and payment therefor. In order to exercise those rights, among other requirements, a shareholder must file, prior to the Special Meeting, a written objection to the Merger stating that the shareholder's right to dissent will be exercised and giving the shareholder's address to which notice of the approval of the Merger can be delivered or mailed in such event. For information regarding the procedures which must be followed to exercise and protect such rights, see "THE MERGER -- Rights of Dissenting Shareholders."

        The Company encourages the personal attendance of its shareholders at the Special Meeting and the execution of the accompanying proxy will not affect a shareholder's right to attend the Special Meeting and vote in person. Any shareholder giving a proxy has the right to revoke his or her proxy by giving written notice of such revocation to the Secretary of the Company at the Company's principal executive offices at any time before the proxy is exercised by executing and delivering a later-dated proxy or by attending the Special Meeting and voting his or her Shares in person. No such notice of revocation or later-dated proxy, however, will be effective until received by the Company at or prior to the Special Meeting.

        Copies of the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995, which includes portions of the Company's 1995 Annual Report to Shareholders, and the Company's Quarterly Report on Form 10-QSB for the nine months ended September 30, 1996 are being furnished herewith to all shareholders.

                               TABLE OF CONTENTS

                                                                                  Page
                                                                                  ----
SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
  Date, Time and Place of the Special Meeting . . . . . . . . . . . . . . . . . .   6
  Purpose of the Special Meeting  . . . . . . . . . . . . . . . . . . . . . . . .   6
  The Company, Cullen/Frost and Merger Sub  . . . . . . . . . . . . . . . . . . .   6
  The Merger; The Merger Consideration  . . . . . . . . . . . . . . . . . . . . .   6
  Regulatory Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
  Record Date; Shareholders Entitled to Vote; Quorum; Vote Required; Proxies  . .   7
  Recommendation of the Board of Directors  . . . . . . . . . . . . . . . . . . .   7
  Opinions of the Company's Financial Advisors  . . . . . . . . . . . . . . . . .   8
  Payment of Merger Consideration for the Shares  . . . . . . . . . . . . . . . .   8
  Rights of Dissenting Shareholders . . . . . . . . . . . . . . . . . . . . . . .   8
  Interests of Certain Persons in the Merger  . . . . . . . . . . . . . . . . . .   8
  Certain Federal Income Tax Consequences . . . . . . . . . . . . . . . . . . . .   9
  Price Range of the Shares; Dividends  . . . . . . . . . . . . . . . . . . . . .   9
  Shareholder Rights Agreement  . . . . . . . . . . . . . . . . . . . . . . . . .   9
  Selected Consolidated Financial Information . . . . . . . . . . . . . . . . . .   9

INTRODUCTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
  General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
  Voting of Proxies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

THE MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
  Background of and Reasons for the Proposed Merger . . . . . . . . . . . . . . .  12
  Recommendation of the Board of Directors  . . . . . . . . . . . . . . . . . . .  15
  Opinions of the Company's Financial Advisors  . . . . . . . . . . . . . . . . .  16
  Interests of Certain Persons in the Merger  . . . . . . . . . . . . . . . . . .  22
  Payment of Merger Consideration for the Shares  . . . . . . . . . . . . . . . .  23
  Regulatory Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
  The Merger Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
  The Rights Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
  Treatment of Employees and Employee Benefits  . . . . . . . . . . . . . . . . .  30
  Rights of Dissenting Shareholders . . . . . . . . . . . . . . . . . . . . . . .  30
  Certain Federal Income Tax Consequences . . . . . . . . . . . . . . . . . . . .  32

FINANCING OF THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

BUSINESS OF THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

PRICE RANGE OF THE SHARES; DIVIDENDS  . . . . . . . . . . . . . . . . . . . . . .  33

BUSINESS OF CULLEN/FROST BANKERS, INC.  . . . . . . . . . . . . . . . . . . . . .  34

SELECTED COMPANY FINANCIAL DATA . . . . . . . . . . . . . . . . . . . . . . . . .  34

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT . . . . . . . . . . .  36

INDEPENDENT PUBLIC ACCOUNTANTS  . . . . . . . . . . . . . . . . . . . . . . . . .  37

SOLICITATION OF PROXIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

OTHER BUSINESS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING . . . . . . . . . . . . . . . . . .  38

INCORPORATION BY REFERENCE  . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

Merger Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Annex A

FinSer Corporation Opinion  . . . . . . . . . . . . . . . . . . . . . . . .   Annex B

Alex Sheshunoff & Co. Investment Banking Opinion  . . . . . . . . . . . . .   Annex C

Articles 5.12 and 5.13 of the Texas Business Corporation Act  . . . . . . .   Annex D

                                    SUMMARY

        The following is a summary of certain information contained in this Proxy Statement. This summary does not purport to be complete and is qualified in its entirety by the more detailed information contained elsewhere in this Proxy Statement, including the Annexes hereto. Unless defined herein, capitalized terms used in this summary have the meanings ascribed to them elsewhere in this Proxy Statement. Shareholders are urged to read this Proxy Statement, including the Annexes hereto, in its entirety.

DATE, TIME AND PLACE OF THE SPECIAL MEETING

        The Special Meeting will be held on Thursday, December 19, 1996, at 3:00 p.m. (Central Standard Time) at Citizens State Bank of Corpus Christi, 2402 Leopard Street, Corpus Christi, Texas 78469.

PURPOSE OF THE SPECIAL MEETING

        The purpose of the Special Meeting is to consider and vote upon a proposal that is unanimously recommended by the Board of Directors to approve the Merger Agreement pursuant to which (i) Merger Sub will merge with and into the Company, with the Company as the surviving corporation (the "Surviving Corporation") such that the Company will become a wholly owned subsidiary of Cullen/Frost, (ii) each Share, other than Shares as to which the holders thereof have exercised their dissenters' rights under Texas law, will be converted into the right to receive $18.84 in cash, without interest ($0.01 of which is attributable to the redemption price of the associated right issued under the Rights Agreement), and (iii) the issued and outstanding shares of common stock of Merger Sub will be converted into shares of common stock of the Company, all on and subject to the terms and conditions contained in the Merger Agreement. The rights under the Rights Agreement will be redeemed by the Company immediately prior to the Effective Time. See "THE MERGER -- The Merger Agreement" and the Merger Agreement, which is attached as Annex A to this Proxy Statement.

THE COMPANY, CULLEN/FROST AND MERGER SUB

        The Company is a two-tiered, one-bank holding company, incorporated in the State of Texas, which functions as the owner of C.S.B.C.C., Inc., which is the holder of all of the common stock of Citizens State Bank of Corpus Christi (the "Bank"). The Company's principal role is to assist in the management and coordination of the financial resources of the Bank by providing capital and management assistance. The Bank provides a broad range of consumer and commercial banking services in the Corpus Christi, Texas metropolitan area. The Company's principal offices are located at 2402 Leopard Street, Corpus Christi, Texas 78469. The Company's telephone number at that address is (512) 887-3000. See "BUSINESS OF THE COMPANY."

        Cullen/Frost, a Texas corporation, is a multi-bank holding company with assets of $4.5 billion at September 30, 1996. Cullen/Frost has 46 offices in six Texas banking markets--San Antonio, Austin, Houston/Galveston, Corpus Christi, San Marcos and McAllen.

        Merger Sub is a newly formed Texas corporation that is a wholly owned subsidiary of Cullen/Frost. To date, Merger Sub has not conducted any business other than the business conducted in connection with its formation and capitalization and the transactions contemplated by the Merger Agreement.

        The principal executive offices of Cullen/Frost and Merger Sub are located at 100 West Houston Street, San Antonio, Texas 78205-1457. The telephone number of Cullen/Frost and Merger Sub at that address is (210) 220-4011. See "BUSINESS OF CULLEN/FROST BANKERS, INC."

THE MERGER; MERGER CONSIDERATION

        Upon approval of the Merger Agreement and satisfaction of the other conditions to the Merger specified therein, Merger Sub will be merged with and into the Company with the Company being the surviving corporation. At the Effective Time, each issued and outstanding Share (other than Shares held by shareholders who properly exercise and perfect their dissenters' rights under Texas law) will be converted into the right to receive $18.84 in cash ($0.01 of which is attributable to the redemption price of the associated right issued under the Rights Agreement), without interest, and the holders of such Shares will thereafter have no remaining equity interest in the Company. Also at the Effective Time, each issued and outstanding share of common stock of Merger Sub will be converted into shares of common stock of the Company.

REGULATORY APPROVALS

        The Merger will require the filing of an application with and the approval of the Board of Governors of the Federal Reserve System (the "FRB"). In addition, the Texas Banking Commissioner ("Banking Commissioner") is required to state in writing her views concerning the application and, if she disapproves the application, to appear at the hearing to be held by the FRB in such case and present evidence regarding the reasons the application should be denied.

RECORD DATE; SHAREHOLDERS ENTITLED TO VOTE; QUORUM; VOTE REQUIRED; PROXIES

        Only shareholders of record at the close of business on November 1, 1996 (the "Record Date"), will be entitled to notice of and to vote at the Special Meeting. On such date there were 1,600,200 Shares issued and outstanding, which were held by approximately ________ shareholders of record. All issued and outstanding Shares are entitled to one vote per Share on each matter properly submitted at the Special Meeting. Shareholders have no cumulative voting rights. The presence of the holders of at least 50 percent of the issued and outstanding Shares entitled to vote, either in person or represented by a properly executed proxy, is necessary to constitute a quorum for the transaction of business at the Special Meeting. Approval of the Merger Agreement will require the affirmative vote of the holders of at least two-thirds of the outstanding Shares entitled to vote thereon. On any other matters that may properly be brought before the Special Meeting, it is intended that the accompanying proxy will be voted in accordance with the judgment of the person(s) voting the proxy.

        The obligations of the Company and Cullen/Frost to consummate the Merger are subject, among other things, to the condition that the shareholders of the Company approve the Merger Agreement. If a quorum is not obtained, or if fewer Shares are voted in favor of approval of the Merger Agreement than the number required for approval, it is expected that the Special Meeting will be recessed, postponed or adjourned for the purpose of allowing additional time for the Company to obtain more proxies or votes. At any subsequent reconvening of the Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Special Meeting (except for any proxies which have theretofore effectively been revoked or withdrawn).

        Shareholders may vote their Shares for or against the proposal or may abstain from voting. Shares represented by a properly signed, dated and returned proxy will be treated as present at the Special Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Proxies relating to "street name" Shares that are voted by brokers will be counted as Shares present for purposes of determining the presence of a quorum, but will not be treated as Shares having voted at the Special Meeting as to the Merger proposal if authority to vote is withheld by the broker. As indicated above, the affirmative vote of the holders of at least two-thirds of the Shares entitled to vote thereon is required to approve the Merger Agreement. Accordingly, abstentions and broker non- votes will have the same effect as votes against the approval of the Merger Agreement.

RECOMMENDATION OF THE BOARD OF DIRECTORS

        The Board of Directors approved the Merger Agreement on September 30, 1996 by unanimous vote and recommended that shareholders vote FOR the approval of the Merger Agreement. The Board of Directors, after careful consideration of the terms and conditions of the Merger Agreement and many other factors, determined the Merger to be fair to and in the best interests of the Company's shareholders. See "THE MERGER -- Recommendation of the Board of Directors."

OPINIONS OF THE COMPANY'S FINANCIAL ADVISORS

        FinSer Corporation ("FinSer") and Alex Sheshunoff & Co. Investment Banking ("Sheshunoff") acted as financial advisors to the Company in connection with the Merger and each delivered an oral opinion to the Board of Directors on September 30, 1996 (which were subsequently confirmed by delivery of written opinions each dated as of such date) to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the consideration of $18.84 per share to be received by the Company's shareholders under the Merger Agreement is fair to the shareholders of the Company from a financial point of view. THE FULL TEXT OF THE WRITTEN OPINIONS OF FINSER AND SHESHUNOFF, EACH DATED AS OF NOVEMBER __, 1996 AND SETTING FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS IN THE REVIEW UNDERTAKEN, ARE ATTACHED AS ANNEX B AND ANNEX C, RESPECTIVELY, TO THE PROXY STATEMENT AND SHOULD BE READ CAREFULLY IN THEIR ENTIRETY. See "THE MERGER -- Opinions of the Company's Financial Advisors."

PAYMENT OF MERGER CONSIDERATION FOR THE SHARES

        Promptly after consummation of the Merger, a transmittal letter and instructions for surrendering certificates formerly representing Shares will be mailed to each shareholder of record of the Company at the Effective Time. DO NOT SEND SHARE CERTIFICATES WITH YOUR PROXY. Because no interest will be paid on the $18.84 in cash payable per Share, it is recommended that certificates representing the Shares be surrendered promptly after consummation of the Merger and receipt of a transmittal letter and instructions for surrendering the certificates are received by the Shareholder in order to obtain payment as quickly as possible. See "THE MERGER -- Payment of Merger Consideration for the Shares."

RIGHTS OF DISSENTING SHAREHOLDERS

        Pursuant to the TBCA, shareholders of record on the Record Date have the right to dissent from the Merger and, if the Merger is consummated, to have an appraisal of the "fair value" of their Shares and receive payment therefor. Any shareholder desiring to exercise such dissenters' rights will have the rights and duties and must strictly follow the procedures set forth in Articles
5.12 and 5.13 of the TBCA in order to perfect such rights. IN ORDER TO EXERCISE THOSE RIGHTS, AMONG OTHER REQUIREMENTS, A SHAREHOLDER MUST FILE, PRIOR TO THE SPECIAL MEETING, A WRITTEN OBJECTION TO THE MERGER STATING THAT THE SHAREHOLDER'S RIGHT TO DISSENT WILL BE EXERCISED AND GIVING THE SHAREHOLDER'S ADDRESS TO WHICH NOTICE OF THE APPROVAL OF THE MERGER CAN BE DELIVERED OR MAILED IN SUCH EVENT. See "THE MERGER -- Rights of Dissenting Shareholders." The full text of Articles 5.12 and 5.13 of the TBCA is included herein as Annex D to the Proxy Statement and should be read in its entirety. SHAREHOLDERS WHO WISH TO EXERCISE DISSENTERS' RIGHTS MUST STRICTLY FOLLOW THE PROCEDURES DESCRIBED THEREIN.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

        In considering the recommendation of the Board of Directors with respect to the Merger, shareholders should be aware that certain members of the Company's management and Board of Directors have the following interests in connection with the Merger.

        Under the terms of the Merger Agreement, at the Effective Time, all unexercised options to acquire Shares previously granted to directors and officers of the Company and of the Company's subsidiaries will be terminated and the holders thereof will receive from the Surviving Corporation as soon as practicable after the Effective Time, for each Share subject to such options, the amount in cash equal to the difference between $18.84 and the exercise price per Share of such options. These payments will amount in the aggregate to approximately $1,537,458 for all officers and directors, before withholding any applicable taxes, assuming that no additional options are exercised after the date of this Proxy Statement and prior to the Effective Time.

        Pursuant to the Merger Agreement, Cullen/Frost has agreed to indemnify each present and former director and officer of the Company or any subsidiary of the Company determined as of the Effective Time for six years after the Effective Time. Cullen/Frost has also agreed to use its reasonable best efforts to cause to be maintained in effect for three years after the Effective Time the current directors' and officers' liability insurance maintained by the Company (or reasonable substitutions thereof).

        The Bank is a party to Severance Agreements with its executive officers, R. Jay Phillips, John T. Wright, III and Jace Hoffman, which provide for the payment of severance compensation upon the termination of the employment of such persons within one year of an event constituting a change of control. Consummation at the Merger will result in a change in contgrol under the Severence Agreements. Upon consummation of the Merger and (i) termination of employment by the Company within one year other than for death, disability or "cause," or (ii) termination within one year by such executive officer for "good reason," R. Jay Phillips and John T. Wright, III, whose base compensation during fiscal 1996 is $145,000 and $121,000, respectively, will be entitled to 100 percent of their respective base pay. Jace Hoffman, whose base compensation during fiscal year 1996 is $92,383, will be entitled to 50 percent of his base pay. See "THE MERGER -- Interests of Certain Persons in the Merger."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

        In general, the receipt of cash for Shares pursuant to the terms of the Merger Agreement will be a taxable transaction for federal income tax purposes and may be a taxable transaction for state, local and other purposes as well. Shareholders are urged to consult their own tax advisors to consider the particular tax consequences to them of the Merger. See "THE MERGER -- Certain Federal Income Tax Consequences."

PRICE RANGE OF THE SHARES; DIVIDENDS

        The Shares are traded on the American Stock Exchange under the symbol "CTZ." On September 30, 1996, the last full trading day prior to the announcement of the execution of the Merger Agreement, the high and low sales price per Share on the American Stock Exchange were $16.00 and $16.00, respectively. On __________, 1996, the last full trading day prior to the date of this Proxy Statement, the high and low sales price per Share on the American Stock Exchange were $____________ and $__________, respectively. See "PRICE RANGE OF THE SHARES; DIVIDENDS." SHAREHOLDERS ARE URGED TO OBTAIN A CURRENT MARKET QUOTATION FOR THEIR SHARES.

SHAREHOLDER RIGHTS AGREEMENT

        In October 1995, the Board of Directors, with the advice of its legal counsel and FinSer, adopted the Rights Agreement and paid to each shareholder of record a dividend consisting of one Right, entitling the holder thereof to purchase securities of the Company under certain circumstances. On September 30, 1996, the Board approved an amendment to the Rights Agreement to exclude Cullen/Frost and any of its affiliates or associates from the definition of Acquiring Person as a result of the execution and delivery of the Merger Agreement. The Board also approved a resolution requiring the redemption of the Rights at the moment immediately prior to the Effective Time and providing that all holders of a Right will be entitled to receive a redemption price of $0.01 for each Right held by that shareholder (which amount is included in the per Share price of $18.84 to be paid in the Merger). It is a condition to the consummation of the Merger that no person shall have become an "Acquiring Person" and no "Distribution Date" has occurred (as such terms are defined in the Rights Agreement).

SELECTED CONSOLIDATED FINANCIAL INFORMATION

        The following table sets forth certain summary consolidated financial information with respect to the Company and its subsidiaries. More comprehensive financial information is included in other documents filed by the Company with the Securities and Exchange Commission (the "Commission"), and the following summary is qualified in its entirety by reference to such documents (which may be inspected and obtained as described herein), including the financial statements and related notes contained therein.

                        CORPUS CHRISTI BANCSHARES, INC.
                  SELECTED CONSOLIDATED FINANCIAL INFORMATION
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                      Nine Months
                                         Ended
                                     September 30,                                 Year Ended December 31,
                             ---------------------------- -------------------------------------------------------------------------
                                  1996          1995           1995          1994           1993           1992           1991
                             -------------- ------------- ------------- -------------- -------------- -----------------------------
Operating Data:

  Interest Income                $10,982         $9,016       $12,589       $10,174         $9,530         $9,868        $10,955
  Interest Expense                 4,228          3,415         4,818         3,310          2,954          3,660          5,898
  Net Interest Income              6,754          5,601         7,771         6,864          6,576          6,208          5,057
  Provision for Loan Losses          ---           (400)         (600)         (300)           ---            ---           (433)
  NonInterest Income               2,549          2,260         3,055         2,889          2,586          2,656          2,169
  NonInterest Expenses             6,738          6,282         8,453         7,857          6,671          6,546          7,000
  Income before Income
    Taxes and Extraordinary
    Item                           2,565          1,979         2,973         2,196          2,491          2,318            659
  Applicable Income Taxes            881            683         1,038           380            290            791            244
  Income before
    Extraordinary Item             1,684          1,296         1,935         1,816          2,201          1,527            415
  Extraordinary Item,
    Recognition of Income
    Tax Loss Carry
    Forwards                         ---            ---           ---           ---            ---            753            207
  Net Income                     $ 1,684         $1,296       $ 1,935       $ 1,816         $2,201         $2,280        $   622
  Weighted Average of
    Common Stock and
    Common Stock
    Equivalents Outstanding        1,705          1,685         1,687         1,681          1,600          1,600          1,600

Net Income Per Common
  Share:

  Income before
    Extraordinary Item             $0.99          $0.77         $1.15         $1.08          $1.38          $0.95          $0.26
  Extraordinary Item                 ---            ---           ---           ---            ---           0.47           0.13
  Net Income                        0.99           0.77          1.15          1.08           1.38           1.42           0.39
  Cash Dividends
    Declared                       0.225         0.1875          0.25          0.25           0.25           0.25           .025

Balance Sheet and Other Data

  Total Assets                  $240,134       $181,775      $223,867      $171,530       $160,230       $146,551       $143,739
  Loans, Net                     106,077         99,981       101,991        92,095         77,144         63,556         58,270
  Total Deposits                 218,683        158,663       200,898       157,659        146,790        134,814        133,817
  Total Capital                   16,864         15,351        16,055        13,438         13,081         11,280          9,400
  Book Value Per Common
    Share (1)                     $10.54          $9.59        $10.03         $8.40          $8.18          $7.05          $5.88
  Return on Assets (Avg)             .94%          1.00%         1.05%         1.11%          1.48%          1.61%           .45%
  Return on Equity (Avg)           13.31%         11.25%        12.94%        13.51%         17.66%         21.50%          6.76%

  _______________

(1) The book value stated in the above table from 1991 and 1992 has been restated to reflect the October 1993 four-for-one stock split.

                                  INTRODUCTION

         The following information concerning the Merger, insofar as it relates to matters contained in the Merger Agreement, describes the material aspects of the Merger but does not purport to be a complete description and is qualified in its entirety by the Merger Agreement, which is incorporated herein by reference and attached hereto as Annex A. Shareholders are urged to read the Merger Agreement carefully.

GENERAL

         This Proxy Statement is being furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors" or the "Board") of the Company from holders of the outstanding Shares for use at the Special Meeting. At the Special Meeting, shareholders will be asked to approve the Merger Agreement, pursuant to which Merger Sub will merge with and into the Company with the Company being the surviving corporation, all on and subject to the terms and conditions contained in the Merger Agreement. The Merger Agreement is attached as Annex A to this Proxy Statement.

         THE BOARD OF DIRECTORS OF THE COMPANY BELIEVES THAT THE MERGER AGREEMENT IS IN THE BEST INTERESTS OF THE SHAREHOLDERS OF THE COMPANY AND UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT.

         At the Effective Time each issued and outstanding Share, other than Shares as to which the holders have exercised their dissenters' rights in accordance with Articles 5.12 and 5.13 of the TBCA, will be converted into the right to receive $18.84 in cash ($0.01 of which is attributable to the redemption price of the associated right issued under the Rights Agreement), with interest. Each option granted by the Company to directors, officers and employees of the Company and its subsidiaries to purchase Shares will be converted into the right to receive an amount in cash computed by multiplying the difference between $18.84 and the exercise price applicable to such option by the number of Shares that were subject to such option. At the Effective Time, the stock transfer books of the Company will be closed.

VOTING OF PROXIES

         The Board of Directors has fixed the close of business on November 1, 1996 as the Record Date for the determination of shareholders entitled to notice of and to vote at the Special Meeting. At the close of business on such date there were 1,600,200 issued and outstanding Shares, which were held by approximately ___ shareholders of record. Each issued and outstanding Share is entitled to one vote per share on each matter properly submitted at the Special Meeting.

         The presence of the holders of at least 50 percent of the issued and outstanding Shares entitled to vote at the Special Meeting, either in person or represented by a properly executed proxy, is necessary to constitute a quorum for the transaction of business at the Special Meeting. If there are not sufficient shares represented in person or by proxy at the Special Meeting to approve the Merger Agreement, the Special Meeting will be recessed, postponed or adjourned in order to permit further solicitation by the Company. Approval of the Merger Agreement requires the affirmative vote of the holders of at least two-thirds of the outstanding Shares entitled to vote thereon. On any other matters that may properly be brought before the Special Meeting, it is intended that the accompanying proxy will be voted in accordance with the judgment of the person(s) voting the proxy.

         Votes may be cast in favor or against the approval of the Merger Agreement. Abstentions may be specified on all proposals and will be counted as present for purposes of the quorum, but will have the effect of a negative vote on the proposal. A broker non-vote (which results when a broker holding shares for a beneficial owner has not received timely voting instructions from such beneficial owner) will have the same effect as a vote against a proposal. Except as set forth above, or unless otherwise instructed, the enclosed proxy will be voted FOR the proposal to approve the Merger Agreement.

         Shares represented by a properly signed, dated and returned proxy will be treated as present at the meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Proxies relating to "street name" Shares that are voted by brokers will be counted as Shares present for purposes of determining the presence of a quorum, but will not be treated as Shares having voted at the Special Meeting as to the Merger proposal if authority to vote is withheld by the broker. As indicated above, the affirmative vote of the holders of at least two-thirds of the Shares entitled to vote thereon is required to approve the Merger Agreement. ACCORDINGLY, ABSTENTIONS AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS VOTES AGAINST THE APPROVAL OF THE MERGER AGREEMENT.

         THE AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST TWO-THIRDS (66 2/3 PERCENT) OF THE OUTSTANDING SHARES ENTITLED TO VOTE THEREON IS REQUIRED TO APPROVE THE MERGER AGREEMENT. THE BOARD OF DIRECTORS URGES YOU TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

         In order to vote on the approval of the Merger Agreement at the Special Meeting, shareholders may attend the Special Meeting or deliver executed proxies to the following address:

                                Proxy Services
                                P.O. Box 5336
                        New York, New York 10126-1445


         Shareholders have the right to dissent from the Merger and to be paid the fair value of their Shares by strictly following the procedures prescribed in Articles 5.12 and 5.13 of the TBCA. In order to exercise those rights, among other requirements, a shareholder must file, prior to the Special Meeting, a written objection to the Merger stating that the shareholder's right to dissent will be exercised and giving the shareholder's address to which notice of the approval of the Merger can be delivered or mailed in such event. See Annex D and "THE MERGER -- Rights of Dissenting Shareholders."

         INSTRUCTIONS WITH REGARD TO THE SURRENDER OF SHARE CERTIFICATES TO THE EXCHANGE AGENT APPOINTED BY CULLEN/FROST, TOGETHER WITH A LETTER OF TRANSMITTAL TO BE USED FOR THIS PURPOSE, WILL BE FORWARDED TO THE COMPANY'S SHAREHOLDERS AS PROMPTLY AS PRACTICABLE FOLLOWING THE EFFECTIVE TIME. SHAREHOLDERS SHOULD SURRENDER SHARE CERTIFICATES ONLY AFTER RECEIVING A LETTER OF TRANSMITTAL. SHAREHOLDERS SHOULD NOT SEND ANY SHARE CERTIFICATES AT THIS TIME.


                                   THE MERGER


BACKGROUND OF AND REASONS FOR THE PROPOSED MERGER

         In July 1993, the Company publicly stated that its Board of Directors had unanimously decided that remaining independent at that time was in the best interests of its shareholders. The decision was made after the Company's Executive Committee and Board of Directors, assisted by FinSer, its financial advisor, and legal counsel, reviewed various strategic alternatives to determine whether shareholder value would be maximized by a sale of the Company or by remaining independent. Since then, the Board of Directors and management have actively pursued the Company's strategic plan to increase shareholder value by growth of the Company's subsidiary Bank through expansion of its existing banking operations internally and through acquisitions.

         In May and July 1994, the Company sent letters to its shareholders that outlined in greater detail the Company's five-year strategic plan to promote growth of the Company and increase shareholder value. The letters explained that the strategic plan was designed to accomplish two key objectives: (i) to increase the Company's franchise value through increased market share and (ii) to enhance the Company's operating results, thereby ensuring stronger capital. In order to achieve such objectives, the Company identified five strategies: to stimulate and expand business by opening additional banking centers; to complete acquisitions that would enlarge the Company's assets and market area, primarily targeting institutions within a 100-mile radius of Corpus Christi that are strategically located; to grow the Bank's loan portfolio through internal growth as well as through acquisitions; to market the Bank as one of the few banks that is still locally managed and responsive to customers' needs; and to reduce the level of nonperforming assets.

         As a result of the implementation of the Company's strategic plan in 1994 and 1995, the Company's total assets grew from $160.2 million at December 31, 1993, to $171.5 million at December 31, 1994, to $223.9 million at December 31, 1995 and to $240.1 million at September 30, 1996. Its net interest income also grew from $6.6 million in 1993, to $6.9 million in 1994, to $7.8 million in 1995 and $6.8 million for the nine months ended September 30, 1996. These significant growth rates resulted from the Board implementing the Company's strategic plan, including creating an indirect lending department, adding new banking centers, acquiring The First National Bank of Taft in 1995, offering full-line brokerage services and life insurance products, offering high-tech banking and trust services and reducing the level of non-performing assets.

         The Company's Proxy Statement for its May 1995 Annual Meeting of Shareholders included a proposal from a shareholder that the Board of Directors be required to submit to the Company's shareholders for approval any offer to purchase the Company or substantially all of its assets for a price equal to or greater than 150 percent of its then current book value. In connection with such proposal, which was defeated by shareholders, the Company's Proxy Statement stated that "[w]hile the Board continues to believe that the best way to maximize shareholders value is to continue to pursue its strategic plan to build franchise value and allow time for the results of its strategic plan implementation to be recognized in the market value of the Company's stock, the Board is not opposed to a sale of the Company. In the event the Company were to receive an unsolicited acquisition proposal, the Board would fulfill its fiduciary duties to the Company's shareholders by reviewing and responding appropriately to such proposal, which would include a decision to agree to a sale of the Company if that were in the best interests of shareholders."

         In August 1995, a regional bank holding company offered to purchase the Company at an all cash price equal to one and a half times the Company's June 30, 1995 book value, or approximately $12.79 per share assuming the exercise of all outstanding options. On September 15, 1995, the Company's share price closed at $12.875 per share. Thereafter, on September 20, 1995, after reviewing the offer with management, legal counsel and FinSer, the Board of Directors unanimously rejected the offer as inadequate.

         In October 1995, the Board of Directors, with the advice of its legal counsel and FinSer, adopted the Rights Agreement to ensure that all shareholders would receive a fair price and be treated equally in the event of an attempted takeover. See "THE MERGER --- The Rights Agreement."

         In January 1996, at the request of the Strategic Planning Committee of the Board of Directors, a FinSer representative met with representatives of a large regional bank holding company ("Bank A") that had expressed interest in a possible acquisition of the Company. Negotiations principally relating to price then ensued from January through April 1996 between representatives of the Company and representatives of Bank A. During this period, Bank A initially expressed an interest in offering stock of Bank A valued at $14.50 per Share, which amount was increased on three separate occasions to an amount of stock of Bank A valued at $17.00 per Share. Bank A proposed a pricing formula pursuant to which each of the Company's Shares would be exchanged for a fraction of a share of Bank A stock based upon the average closing prices of Bank A stock during the 20 trading days prior to the meeting of shareholders of the Company required to vote upon such proposal (the "Pricing Period").
Under such pricing formula each Company Share would be exchanged for a fraction of a share of Bank A stock valued at approximately $17.00 so long as Bank A's shares traded within a prescribed range, the high end of which was $4 more per share than the low end of the range (the "Price Range"). If, during the Pricing Period, the value of Bank A's stock were to exceed the high end of the Price Range, the Company's shareholders would realize a correspondingly increased amount, resulting in a price in excess of $17.00 per Share. If, on the other hand, the value of Bank A's stock were less than the low end of the Price Range, shareholders would receive a correspondingly decreased amount, resulting in a price below $17.00 per Share.

        In January 1996, National Bancshares Corporation of Texas ("NBT") filed an application with the Federal Reserve Bank of Dallas ("FRBD") for approval to acquire up to 20 percent of the Shares, with a resulting ownership of up to 24.9 percent of the outstanding Shares. In March 1996 the Company filed with the FRBD a protest against NBT's application.

        In April 1996, the FRBD approved the proposed acquisition by NBT of
24.9 percent of the Shares by July 1996, subject to certain detailed conditions intended to assure that NBT would not "exercise a controlling influence" over the Company. By July 1996, NBT reported that it then owned approximately 15.51 percent of the Shares.

        In April 1996, the Company met with representatives of Bank A to further discuss its proposal to acquire the Company for stock of Bank A valued at $17.00 per Share, which Bank A presented in the form of a proposed definitive acquisition agreement. Discussions and negotiations with Bank A, including the exchange of numerous drafts of the proposed definitive agreement, continued until August 1996. However, early in July 1996, the Company became concerned with the falling market price of Bank A's stock, which fell below the low end of the Price Range proposed by Bank A. As a result, during July and August 1996, discussions continued with Bank A regarding the relative values of the Company and Bank A's stock, as well as other terms of the proposed acquisition, including changing the pricing formula to delete the Price Range so that regardless of changes in the trading prices of Bank A's shares during the Pricing Period, the Company's shareholders would receive an amount of Bank A stock valued at approximately $17.00 per Share.

        In mid-August 1996 and while the negotiations with Bank A were continuing, the Company was contacted by another large regional bank holding company ("Bank B"), which earlier in the year had expressed interest in a possible acquisition of the Company. After discussions with FinSer and the Company's legal advisors, on August 21, 1996, the Company's Strategic Planning Committee authorized FinSer to contact Bank B and Cullen/Frost, which had also previously expressed a possible interest in acquiring the Company, to determine whether either had any interest in an acquisition of the Company. At the Committee's request, FinSer contacted Bank A to advise it of the Company's decision to discuss its options with other entities and, on August 23, 1996, Bank A responded by withdrawing its proposal.

        Limited financial information regarding the Company was provided to each of Bank B and Cullen/Frost in order to allow each to conduct a limited due diligence review of the Company. After completion of such review, on August 27, 1996 Bank B declined to submit a bid for the Company. On the basis of its preliminary due diligence, on September 6, 1996, Cullen/Frost indicated that it was willing to negotiate a merger with the Company, relative to the Cullen/Frost proposed price, for $17.72 per Share in cash. After negotiations by the Company relative to the Cullen/Frost proposed price, on September 13, 1996, Cullen/Frost expressed a willingness to proceed with negotiations on the basis of a cash price of $18.84 per Share, provided that Cullan/Frost be able to terminate any definitive agreement if it were not satisfied in its sole and absolute discretion with its due diligence, findings and that Cullen/Frost receive a termination fee to compensate it for its time, expense and effort if the Company entered into an agreement to be acquired by or was ascquired by another party.

        With this understanding, on September 18, 1996, the Company's Strategic Planning Committee directed representatives of the Company, FinSer and the Company's legal advisors to begin negotiations regarding a definitive merger agreement with Cullen/Frost. Negotiations with Cullen/Frost began immediately. On September 27, 1996 the Company's Strategic Planning Committee then requested a meeting of the Company's Board of Directors for September 30, 1996 to consider the Cullen/Frost agreement. In addition, the Strategic Planning Committee requested FinSer to inform Bank A that the Company had received and was considering a proposal that was superior to Bank A's proposal and inquire whether Bank A would increase its previously withdrawn proposal. On September 26, 1996, Bank A contacted FinSer to inquire about the status of the Company and FinSer advised Bank A about the existence of a superior proposal. On September 27, 1996, Bank A advised FinSer that Bank A declined to make another proposal for an increased amount. On September 30, 1996, the Board of Directors, with the advice of its financial advisors, FinSer and Sheshunoff, and its legal counsel, approved the Merger Agreement with Cullen/Frost, which was then executed. The Company and Cullen/Frost released a joint press release regarding the proposed Merger.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS OF THE COMPANY BELIEVES THAT THE MERGER AGREEMENT IS IN THE BEST INTERESTS OF THE SHAREHOLDERS OF THE COMPANY AND UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT.

         On September 30, 1996, the Board of Directors approved the Merger Agreement and the Merger by unanimous vote and, subject to the on-going fiduciary duties of the Board, resolved to recommend to the shareholders that they vote FOR approval of the Merger Agreement. The Board determined that the Merger was in the best interests of the shareholders of the Company.

         In reaching its conclusion, the Board considered a number of factors including, but not limited to, the following:

                1. The current and prospective environment in which the Company operates, including national and local economic conditions, the competitive environment for financial institutions generally, the increased regulatory burden on financial institutions generally, and the trend toward consolidation in the financial services industry;

                2. The terms of the Merger Agreement, including the $18.84 in cash to be paid to the Company's shareholders for each outstanding Share, as reviewed by the Board with its legal and financial advisors;

                3. The fact that the offering price of $18.84 per share represents a premium of approximately 17.75% over the $16.00 closing sale price of the Shares on September 27, 1996, the last day on which a trade of Shares was effected before the announcement of the Merger, and represents a substantial multiple of the earnings per Share of the Shares for 1996 and those projected by the Company for 1997, and constitutes a price equal to 2.25 times the tangible book value at June 30, 1996;

                4. The $18.84 per outstanding Share to be received by the Company's shareholders in the Merger compared to (i) historical and recent market prices for the Shares preceding the announcement of the Merger, (ii) market prices for other companies believed to be comparable to the Company, and (iii) prices paid in other transactions believed to be comparable;

                5. The Board's review with its legal and financial advisors of alternatives to the Merger (including the alternatives of remaining independent and growing internally and remaining independent for a period of time and then selling the Company), the range of possible values to holders of the Common Stock obtainable through implementation of such alternatives and the timing and likelihood of actually receiving such values;

                6. The opinion of FinSer as to the fairness, from a financial point of view, to the shareholders of the Company of the $18.84 per outstanding Share to be received by the Company's shareholders in the Merger;

                7. The opinion of Sheshunoff as to the fairness, from a financial point of view, to the shareholders of the Company of the $18.84 per outstanding Share to be received by the Company's shareholders in the Merger;

                8. The fact that the terms of the Merger Agreement were determined through arms' length negotiations;

                9. The Board's assessment that Cullen/Frost had the financial capability to acquire the Company for the Merger Consideration and therefore is likely to consummate the Merger;

               10. The failure of any other bidder to submit a proposal having terms more favorable than the terms proposed by Cullen/Frost;

               11. The Board's belief, after consultation with its legal counsel, that the required regulatory approvals could be obtained for the Merger;

               12. The business, financial condition and recent results of operations of the Company (see "Selected Consolidated Financial Data") and management's best estimates of the results of operations of the Company through the end of 1996 and the Company's strategic plan expectations for 1997 and following years;

               13. The Board's assessment that the Bank would better serve the convenience and needs of its customers and the communities that it serves through affiliation with a substantially larger bank holding company, such as Cullen/Frost, thereby affording its customers an expanded network of banks; and

               14. The compatibility of the respective businesses and management philosophies of the Company and Cullen/Frost.

        The foregoing list of factors considered by the Board is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the Merger, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Board may have given different weights to different factors.

OPINIONS OF THE COMPANY'S FINANCIAL ADVISORS

FinSer Opinion

        The Company retained FinSer to act as the Company's financial advisor in connection with the Merger. FinSer has provided and continues to provide financial advisory services to the Company. In connection with such engagement, the Company requested that FinSer evaluate the fairness, from a financial point of view, to the shareholders of the consideration to be received by such shareholders in the Merger. On September 30, 1996, at a meeting of the Board of Directors of the Company held to evaluate the proposed Merger, FinSer rendered its oral opinion (subsequently confirmed by delivery of a written opinion dated such date) to the Board to the effect that, as of such date and based upon and subject to certain matters stated in such opinion, the consideration of $18.84 per Share to be received by the holders of Shares is fair to such holders from a financial point of view.

        The full text of the written opinion of FinSer, dated September 30, 1996, which sets forth, among other matters, the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached as Annex B to this Proxy Statement. Shareholders are urged to read this opinion carefully in its entirety. FinSer's opinion is directed only to the fairness of the cash consideration to be received by the Company's shareholders in the Merger, from a financial point of view, does not address any other aspect of the Merger, and does not constitute a recommendation to any shareholder as to how such shareholder should vote at the Special Meeting. The summary of FinSer's opinion set forth in this Proxy Statement is qualified in its entirety by reference to the full text of such opinion.

        In rendering its written opinion, FinSer, among other procedures: (i) analyzed certain publicly available financial statements, both audited and unaudited, and other information of the Company, including Annual Reports to Shareholders for each of the three years ended December 31, 1993, 1994 and 1995, and the June 30, 1996 Quarterly Report on Form 10-Q; (ii) analyzed certain financial forecasts of the Company prepared by management and with respect to which FinSer advised the Company; (iii) discussed certain aspects of the business, operations and financial condition of the Company with certain members of its management; (iv) reviewed reported market prices and historical trading activity of the Shares; (v) compared the financial performance of the Company and the prices and trading activity of the Shares with that of certain other comparable publicly traded companies and their securities; (vi) reviewed the financial terms, to the extent publicly available, of certain comparable precedent transactions; (vii) reviewed the Merger Agreement; and (viii) performed such other analyses as FinSer deemed appropriate.

        In rendering its opinion, FinSer relied upon and assumed the accuracy and completeness of all of the foregoing information provided to it or made publicly available or otherwise furnished to or reviewed by or discussed with it, and FinSer has not assumed any responsibility for independent verification of such information. FinSer did not make an on site due diligence review. FinSer did not make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company nor was FinSer furnished with any such evaluation or appraisal. FinSer did not make any physical inspection of the properties or assets of the Company, nor has it examined any individual loan files of the Company.

        With respect to Cullen/Frost, FinSer relied solely upon publicly available data and did not conduct discussions with the management of Cullen/Frost regarding its financial condition. FinSer's opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to FinSer is as of, the date of the opinion. No other limitations were imposed by the Company on FinSer with respect to the investigations made or procedures followed by FinSer in rendering its opinion. See "-- Background of and Reasons for the Proposed Merger" for a summary of FinSer's role in contacting Cullen/Frost and certain other interested companies and participating in negotiations regarding the terms of the Merger Agreement.

        In connection with rendering its opinion, FinSer performed a variety of financial analyses. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or a summary description. Moreover, the evaluation of the fairness, from a financial point of view, of the consideration to be received by the shareholders of the Company was to some extent subjective based on the experience and judgment of FinSer and not merely the result of mathematical analysis of financial data. Accordingly, notwithstanding the separate factors summarized below, FinSer believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. The ranges of valuations resulting from any particular analysis described below should not be taken to be FinSer's view of the actual value of the Company.

        In performing its analyses, FinSer made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of the Company. The analyses performed by FinSer are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold. In addition, FinSer's analyses should not be viewed as determinative of the opinion of the Board of Directors or management with respect to the value of the Company.

        The following is a summary of the analyses performed by FinSer in connection with its opinion delivered to the Company's Board of Directors on September 30, 1996:

        Analysis of Other Texas Transactions. FinSer performed an analysis of premiums paid in selected pending or recently completed acquisitions of 44 banking organizations in Texas, from January 1, 1995 to

September 25, 1996. Based on the consideration to be received by the Company's shareholders under the Merger Agreement, and the Company's financial data as of June 30, 1996, the analysis yielded ratios of the purchase prices in the transactions it examined as multiples of: (i) tangible book value ranging from
 .98 times to 2.82 times with an average of 1.66 times and a median of 1.53 times (compared to the Merger Consideration, which is 2.25 times the Company's June 30, 1996 tangible book value and 2.01 times its stated book value as of such date); (ii) trailing last 12 months earnings ranging from 6.90 times to
38.60 times with an average of 13.75 times and a median of 12.80 times (compared to the Merger Consideration, which is 14.49 times the Company's annualized June 30, 1996 earnings).

        Since the Merger Agreement does not provide for any adjustment to the Merger Consideration between signing and closing, FinSer projected the Company's book value and earnings as of an estimated closing date of April 15, 1997 in order to compare the multiples the Merger Consideration would represent as of such estimated closing date. That analysis yielded ratios of the Merger Consideration as multiples of: (i) estimated tangible book as of the estimated closing date equal to 2.04 times (compared to multiples in the transactions FinSer examined ranging from .98 times to 2.82 times, with an average of 1.66 times and a median of 1.53 times), (ii) estimated trailing 12-months earnings at the estimated closing date equal to 14.38 times (compared to multiples in the transactions FinSer examined ranging from 6.90 times to 38.60 times with an average of 13.75 times and a median of 12.80 times).

        FinSer also compared the ratios of the Merger Consideration to total assets of the Company as of August 31, 1996, which was 15.40%, to such ratios from the 44 transactions it examined, which ranged from 8.79% to 21.28% with an average of 14.90% and a median of 14.02%.

        Net Present Value of Future Earnings. FinSer estimated the discount rate applicable to the future earnings stream of after-tax cash flow that the Company is forecasted to produce through 2000, given the aggregate consideration to be paid by Cullen/Frost pursuant to the Merger Agreement. FinSer projected the Company's future earnings on the basis of amounts set forth in the strategic plan for each of the years from 1996 through 2000, as adjusted to reflect variances between actual results and the estimates set forth in the strategic plan. FinSer estimated the terminal value for the Company at the end of the period by using a dividend discount model that assumed earnings would continue to grow at a rate of 5% per year after the year 2000. This discounted cash flow analysis indicated that a discount rate of approximately 15.19 would be required to produce an aggregate consideration payable in the Merger of $32,944,152.

        The Company has agreed to pay FinSer a fee equal to 1.3 percent of the transaction value in connection with services rendered in a merger transaction for an aggregate fee in connection with the Merger equal to $430,000, plus a fee based upon hourly rates ranging from $75.00 to $150.00 per hour depending on the personnel employed to accomplish the task for FinSer's services. The Company has also agreed to reimburse FinSer for reasonable travel and other out-of-pocket expenses incurred by FinSer in performing its services, and to indemnify FinSer and certain related persons against any liabilities suffered or sustained by it as a result of the performance of or arising out of the performance of the services to be rendered by FinSer in connection with the engagement.

        FinSer has provided asset/liability management consulting, financial forecasting, and other services to the Company, or its subsidiary, Citizens State Bank of Corpus Christi, for over ten years. As part of this work, FinSer assisted the Company in the fourth quarter of 1995 in the preparation of a long term forecast to be used by the Company for strategic planning purposes. This forecast relied on input from the Company's management and was used in the analysis in support of the opinion. Although no loan review, review of asset quality, or operational review was performed in direct connection with its opinion, FinSer's ongoing work for the Company provided it with additional information regarding the overall condition of the Company.

        FinSer is involved in the financial analysis of community banks in a number of states with a primary emphasis in Texas. FinSer has performed a number of special studies over the past several years. These projects have included stock evaluations, merger and acquisition evaluations, management studies, strategic planning and operational studies. FinSer has been involved in a number of transactions involving the purchase and sale of banks.

Sheshunoff Opinion

        Based upon Sheshunoff's qualifications, expertise and reputation, the Company retained Sheshunoff solely to render a fairness opinion to the Company's Board of Directors in connection with the Merger. In connection with such engagement, the Company requested that Sheshunoff evaluate the fairness, from a financial point of view, to the shareholders of the consideration to be received by such shareholders in the Merger. On September 30, 1996, at a meeting of the Board of Directors of the Company held to evaluate the proposed Merger, Sheshunoff rendered its oral opinion (subsequently confirmed by delivery of a written opinion dated such date) to the Board to the effect that, as of such date and based upon and subject to certain matters stated in such opinion, the consideration of $18.84 per share to be received by the holders of Shares is fair to such holders from a financial point of view.

        The full text of the written opinion of Sheshunoff, dated September 30, 1996, which sets forth, among other matters, the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached as Annex C to this Proxy Statement. Shareholders are urged to read this opinion carefully in its entirety. Sheshunoff's opinion is directed only to the fairness of the cash consideration to be received by the Company's shareholders in the Merger, from a financial point of view, does not address any other aspect of the Merger, and does not constitute a recommendation to any shareholder as to how such shareholder should vote at the Special Meeting. The summary of Sheshunoff's opinion set forth in this Proxy Statement is qualified in its entirety by reference to the full text of such opinion.

        In rendering its written opinion, Sheshunoff, among other procedures:
(i) analyzed certain publicly available financial statements, both audited and unaudited, and other information of the Company, including Annual Reports to Shareholders for each of the three years ended December 31, 1993, 1994 and 1995, and the June 30, 1996 Quarterly Report on Form 10-Q; (ii) analyzed certain financial forecasts of the Company prepared by management and FinSer;
(iii) discussed certain aspects of the business, operations and financial condition of the Company with certain members of its management; (iv) reviewed reported market prices and historical trading activity of the Shares; (v) compared the financial performance of the Company and the prices and trading activity of the Shares with that of certain other comparable publicly traded companies and their securities; (vi) reviewed the financial terms, to the extent publicly available, of certain comparable precedent transactions; (vii) reviewed the Merger Agreement; and (viii) performed such other analyses as Sheshunoff deemed appropriate.

        In rendering its opinion, Sheshunoff relied upon and assumed the accuracy and completeness of all of the foregoing information provided to it or made publicly available or otherwise furnished to or reviewed by or discussed with it, and Sheshunoff has not assumed any responsibility for independent verification of such information. Sheshunoff did not make an on site due diligence review. Sheshunoff did not make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company nor was Sheshunoff furnished with any such evaluation or appraisal. Sheshunoff did not make any physical inspection of the properties or assets of the Company, nor has it examined any individual loan files of the Company. With respect to the financial forecasts and projections provided to Sheshunoff, Sheshunoff assumed that they were reasonably prepared and reflect the best currently available estimates and judgments of management and FinSer as to the future financial performance of the Company. Sheshunoff assumed that such forecasts and projections will be realized in the amounts and at the time contemplated thereby.

        With respect to Cullen/Frost, Sheshunoff relied solely upon publicly available data and did not conduct discussions with the management of Cullen/Frost regarding its financial condition. Sheshunoff is not an expert in the evaluation of loan portfolios for the purposes of assessing the adequacy of the allowance for losses with respect thereto and has assumed that such allowances for each of the companies are, in the aggregate, adequate to cover such losses. Sheshunoff's opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to Sheshunoff is as of, the date of the opinion. Sheshunoff was not requested to, and did not, participate in the negotiation or structuring of the Merger. No other limitations were imposed by the Company on Sheshunoff with respect to the investigations made or procedures followed by Sheshunoff in rendering its opinion.

        In connection with rendering its opinion, Sheshunoff performed a variety of financial analyses. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or a summary description. Moreover, the evaluation of the fairness, from a financial point of view, of the consideration to be received by the shareholders of the Company was to some extent subjective based on the experience and judgment of Sheshunoff and not merely the result of mathematical analysis of financial data. Accordingly, notwithstanding the separate factors summarized below, Sheshunoff believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. The ranges of valuations resulting from any particular analysis described below should not be taken to be Sheshunoff's view of the actual value of the Company.

        In performing its analyses, Sheshunoff made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of the Company. The analyses performed by Sheshunoff are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold. In addition, Sheshunoff's analyses should not be viewed as determinative of the opinion of the Board of Directors or management with respect to the value of the Company.

        The following is a summary of the analyses performed by Sheshunoff in connection with its opinion delivered to the Company's Board of Directors on September 30, 1996:

        Analysis of Selected Transactions. Sheshunoff performed an analysis of premiums paid in selected pending or recently completed acquisitions of banking organizations in Texas, with comparable characteristics to the Company's transaction with Cullen/Frost. Two sets of comparable transactions were analyzed.

        Sheshunoff formulated the first set of comparable transactions to specifically reflect the regional character of the Company. This set of transactions consisted of 16 mergers and acquisitions of banking organizations in Texas from October 1, 1995 to September 23, 1996, the sellers in which had total assets between $100 million and $500 million. Based on the consideration to be received by the Company's shareholders under the Merger Agreement, and the Company's financial data as of June 30, 1996, the analysis yielded ratios of the comparable transactions' purchase prices as multiples of: (i) book value ranging from 1.26 times to 2.87 times with an average of 1.89 times and a median of 1.81 times (compared to the Merger Consideration, which is 2.01 times the Company's June 30, 1996 book value); (ii) trailing last 12 months earnings ranging from 7.78 times to 23.95 times with an average of 12.69 times and a median of 10.48 times (compared to the Merger Consideration, which is 14.72 times the Company's annualized June 30, 1996 earnings and 14.46 times the Company's projected 1996 earnings); and (iii) sellers' average and median equity to asset ratios of 8.68 percent and 8.52 percent, respectively, compared to 7.95 percent for the Company.

        Sheshunoff formulated the second set of comparable transactions to reflect specific transactions in Texas in which cash was the consideration received. These comparable transactions specifically consisted of five mergers and acquisitions of banking organizations in Texas from October 1, 1995 to September 23, 1996, the sellers in which had total assets between $100 million and $500 million. Again, based on the consideration to be received by the Company's shareholders under the Merger Agreement, and the Company's financial data as of June 30, 1996, the analysis yielded ratios of the comparable transactions' purchase prices as multiples of: (i) book value ranging from
1.26 times to 2.51 times with an average of 1.78 times and a median of 1.66 times (compared to the Merger Consideration, which is 2.01 times the Company's June 30, 1996 book value); (ii) trailing last 12 months earnings ranging from
7.78 times to 11.65 times with an average of 9.30 times and a median of 9.22 times (compared to the Merger Consideration, which is 14.72 times the Company's annualized June 30, 1996 earnings and 14.46 times the Company's projected 1996 earnings); and (iii) sellers' average and median equity to asset ratios of 9.85 percent and 9.14 percent, respectively, compared with 7.95 percent for the Company.

        Discounted Cash Flow Analysis. Using discounted cash flow analysis, Sheshunoff estimated the present value of the future stream of after-tax cash flow that the Company could produce through 2000, under various circumstances, assuming that the Company performed in accordance with the earnings projections of management and FinSer. Sheshunoff estimated the terminal value for the Company at the end of the period by applying multiples of earnings ranging from 8 times to 18 times and then discounting the cash flow streams, dividends paid to the shareholders (assuming up to 100 percent of earnings are paid out in dividends while targeting an 8 percent equity to asset ratio, which approximates the Company's current and projected equity to asset ratio) and terminal value using differing discount rates ranging from 14 percent to 20 percent chosen to reflect different assumptions regarding the required rates of return of the Company and the inherent risk surrounding the underlying projections. This discounted cash flow analysis indicated a range of $10.63 per Share to $25.32 per Share.

        Sheshunoff also performed a cash flow analysis using an estimated terminal value for the Company at the end of the period by applying multiples of book value ranging from 1.00 times to 2.00 times and then discounting the cash flow streams, dividends paid to the shareholders (assuming up to 100 percent of earnings are paid out in dividends while targeting an 8 percent equity to asset ratio, which approximates the Company's current and projected equity to asset ratio) and terminal value using differing discount rates ranging from 14 percent to 20 percent chosen to reflect different assumptions regarding the required rates of return of the Company and the inherent risk surrounding the underlying projections. This discounted cash flow analysis indicated a range of $7.99 per Share to $15.51 per Share.

        Comparable Company Analysis. Sheshunoff compared selected balance sheet data, asset quality, capitalization and profitability ratios and market statistics using financial data at or for the 12 months ended June 30, 1996 and market data as of September 25, 1996 for the Company to a group of selected bank holding companies which Sheshunoff deemed to be comparable, including:
First Victoria National Bancshares, Summit Bancshares Inc., First State Bancorporation, First Banks America Inc., National Bancshares Corporation, New Iberia Bancorp, Inc., First National Bankshares, Independent Bankshares Inc., Union Bankshares, Ltd., Surety Capital Corporation and MidSouth Bancorp, Inc., all of which are publicly traded bank holding companies in the Southwest with assets between $100 million and $500 million (collectively, the "Comparable Composite"). This comparison, among other things, showed that: (i) the Company's equity to asset ratio was 7.95 percent, compared to an average of
9.05 percent and a median of 8.45 percent for the Comparable Composite; (ii) for the 12-month period ended June 30, 1996, the Company's return on average assets was 1.05 percent, compared to an average of 1.06 percent and a median of
1.06 percent for the Comparable Composite; (iii) for the 12-month period ended June 30, 1996, the Company's return on average equity was 12.93 percent, compared to an average of 11.72 percent and a median of 12.81 percent for the Comparable Composite; (iv) at June 30, 1996, the Company's nonperforming loans to net loans ratio was 1.40 percent, compared to an average of 0.60 percent and a median of 0.43 percent for the Comparable Composite; (v) at September 25, 1996, the Company's price per share to book value per Share for the 12 months ended June 30, 1996 was 1.55 times, compared to an average of 1.53 times and median of 1.38 times for the Comparable Composite; (vi) at September 25, 1996, the Company's price per Share to earnings per Share at June 30, 1996 was 11.90 times, compared to an average of 13.80 times and median of 13.50 times for the Comparable Composite; (vii) at June 30, 1996, the Company's dividend yield was
1.89 percent, compared to an average of 1.31 percent and a median of 1.36 percent for the Comparable Composite and (viii) the consideration to be received by the Company's shareholders in connection with the Merger reflects a significant premium of 17.75 percent over the current trading price of the Shares as of September 27, 1996 and an average premium of 19.36 percent over the Shares for the trading period of July 31, 1996 to September 27, 1996.

        No company or transaction used in the comparable company and comparable transaction analyses is identical to the Company or the Merger. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the Company and other factors that could affect the public trading value of the companies to which it is being compared. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable transaction data or comparable company data.

        Pursuant to the terms of Sheshunoff's engagement, the Company has agreed to pay Sheshunoff a fee of $20,000 for Sheshunoff's services in connection with the Merger. In addition, the Company has agreed to pay Sheshunoff a fee based upon hourly rates ranging from $150 to $300 per hour for the time spent by Sheshunoff employees in preparing for the defense of its opinion and from $1,750 to $2,500 per day for time spent by its employees in court or with other review or regulatory bodies. The Company has also agreed to reimburse Sheshunoff for reasonable travel and other out-of-pocket expenses incurred by Sheshunoff in performing its services, not to exceed $2,000, and to indemnify Sheshunoff and certain related persons against any liabilities incurred by it arising out of any untrue statement of material fact contained in material furnished to Sheshunoff by the Company or the failure to state in such materials a material fact necessary to make such material not misleading, the act or failure to act by the Company or its employees, the use by the Company, its employees or agents of the opinion, or otherwise related to or arising out of such engagement, including any loss related to or arising from Sheshunoff's negligence.

        Sheshunoff is an investment banking firm based in Austin, Texas. Sheshunoff has been in the business of consulting for the banking industry for 20 years. As part of its investment banking business, Sheshunoff is regularly engaged in the valuation of securities in connection with mergers and acquisitions, private placements, and valuations of estate, corporate and other purposes. The Company's Board of Directors decided to retain Sheshunoff, solely to render a fairness opinion, based on its experience as a financial advisor in mergers and acquisitions of financial institutions, and its knowledge of financial institutions.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

        In considering the recommendation of the Board of Directors with respect to the Merger, shareholders should be aware that certain members of the Company's management and Board may be deemed to have certain interests in the Merger in addition to their interests, if any, as shareholders of the Company generally.

Stock Options

        Under the terms of the Merger Agreement and at the Effective Time, each option granted by the Company to directors and officers of the Company and its subsidiaries to purchase Shares that is outstanding and exercisable and has not been exercised immediately prior to the Effective Time shall be terminated and each holder of such option shall be entitled to receive, in lieu of each Share that would have otherwise been issued upon the exercise of such option and without payment of any exercise price, an amount in cash equal to the difference between $18.84 and the per Share exercise price applicable to such option. Assuming that no options are exercised between the date of this Proxy Statement and the Effective Time, the amounts of each payment to the directors and executive officers of the Company would be as follows: Marvin L. Berry - $86,998; John C. Brooke - $73,947; J.B. Clark - $59,318; Joe R. DeLeon, Jr. -
$59,318; Roy M. Grassedonio - $86,998; Stephen R. Karp - $147,894; R. Jay Phillips - $343,620; Jack Powers - $86,998; Roscoe M. Smith - $59,318; L.L. Woodman, Jr. - $147,894; John T. Wright, Jr. - $59,318; John T. Wright, III - $325,835; and all directors and executive officers in the aggregate - $1,537,458, in each case before withholding any applicable taxes. As of September 30, 1996, options to purchase an aggregate of 104,802 Shares at an exercise price of $5.00 per Share were held by the foregoing directors and officers of the Company.

Directors and Officers Indemnification and Insurance

        The Merger Agreement provides that, for six years after the Effective Time, Cullen/Frost will indemnify and hold harmless the present and former directors and officers of the Company or any subsidiary of the Company (the foregoing persons and entities, collectively, "Indemnified Parties"), against all costs or expenses, judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time (including with respect to the Merger Agreement or the transactions contemplated thereby), to the extent permitted or required under Texas law and the Company's Amended Articles of Incorporation or Amended Bylaws in effect on the date of the Merger Agreement. In addition, Cullen/Frost has agreed to use its reasonable best efforts to cause the current policy of directors and officers' liability insurance to be maintained in effect for a period of three years after the Effective Time (provided that Cullen/Frost may substitute a policy of comparable coverage and provided further that Cullen/Frost is not obligated to expend in excess of 125 percent of the amount of the premiums for such policy as of September 30, 1996).

Severance Agreements

        R. Jay Phillips, John T. Wright, III and Jace Hoffman, as executive officers of the Bank, have entered into Severance Agreements with the Bank. Pursuant to these Severance Agreements, if the executive officer is terminated within 12 months of a change of control of the Company or the Bank, such as a merger, such employee is entitled to a severance payment equal to a certain percentage of his annual base pay. In the event of a change in control, Messrs. Phillips, Wright and Hoffman are entitled to certain payments in the event of their termination of employment within 12 months of the change in control other than upon death or disability or by the Surviving Corporation for "cause" or a termination by themselves for "good reason" following such change in control (a "Change in Control Termination"). A "good reason" is considered to be (i) a change in the scope of the business or activities for which the executive was responsible causing the executive to suffer a substantial reduction in his authority, power, function and responsibility in his position along with a reduction of the executive's base pay or a reduction or termination of his employee benefits, (ii) the relocation of the Company's principal executive offices or the relocation of work to a location more than 25 miles from the prior location; or (iii) the material breach of the Severance Agreement by the Company.

        Consummation of the Merger will result in a change in control under the Severance Agreements. Upon a Change in Control Termination, R. Jay Phillips and John T. Wright, III, whose base compensation during fiscal 1996 is $145,000 and $121,000, respectively, would be entitled to 100 percent of their respective base pay. Jace Hoffman, whose base compensation during fiscal 1996 is $92,383, would be entitled to 50 percent of his base pay.

PAYMENT OF MERGER CONSIDERATION FOR THE SHARES

        As soon as practicable after the Effective Time, the exchange agent selected by Cullen/Frost (the "Exchange Agent") will send a transmittal letter and instructions to each person that was a record holder of Shares immediately prior to the Effective Time advising such holder of the procedure for surrendering such holder's certificate or certificates representing formerly outstanding Shares (the "Certificate") in exchange for $18.84 in cash (including $0.01 in respect of the redemption of the associated stock purchase Right) for each formerly outstanding Share. To receive the payment to which they are entitled pursuant to the terms of the Merger Agreement, shareholders must carefully comply with the instructions on such transmittal letter and return it, along with their Certificate, to the Exchange Agent pursuant to the terms thereof. DO NOT SEND YOUR CERTIFICATE WITH YOUR PROXY. Interest will not be paid on the amounts payable upon surrender of Certificate; therefore, it is recommended that you surrender your Certificate promptly after you receive a letter of transmittal from the Exchange Agent informing you of the consummation of the Merger. If, with respect to any Shares, the cash price of $18.84 per Share (including $0.01 in respect of the redemption of the associated stock purchase Right) is to be paid to a person who is not the holder of record of such Shares, the amount of any applicable stock transfer taxes will be required to be paid by the record holders or such other person prior to the payment of the $18.84 per Share unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted to the Exchange Agent. None of the Exchange Agent, Cullen/Frost, Merger Sub or the Company will be liable to a holder of Shares for any cash delivered pursuant to the Merger Agreement to any public official pursuant to applicable abandoned property, escheat and similar laws.

        Six months after the Effective Time, the Exchange Agent will deliver to Cullen/Frost any cash funds not theretofore disbursed to holders of Certificates, and thereafter the holders of such Certificates shall look to Cullen/Frost (subject to applicable abandoned property, escheat or other similar laws and laws affecting creditors' rights generally) for any cash payments due as a result of the Merger for the Shares formerly represented by such Certificates.

REGULATORY APPROVALS

        As bank holding companies under the Bank Holding Company Act of 1956, as amended (the "BHCA"), the Company and Cullen/Frost are subject to regulation, supervision and examination by the FRB. In addition, the Company and Cullen/Frost must file reports with the FRB. The BHCA also imposes certain restrictions on a bank holding company's activities by prohibiting the direct or indirect acquisition of the ownership or control of more than five percent of the voting shares of all or substantially all of the assets of any company (including a bank) without the prior written approval of the FRB. Pursuant to the terms of the Merger Agreement, Cullen/Frost is prohibited from acquiring Shares except pursuant to the Merger. In addition, bank holding companies are, in general, prohibited by the BHCA from engaging in activities that have not been determined by the FRB "to be so closely related to banking or managing or controlling banks as to be a proper incident thereto." The FRB publishes its determinations with respect to permissible nonbanking activities in the form of regulations and orders relating to specific applications.

        As a bank incorporated under the Texas Banking Code that is not a member of the Federal Reserve System, the Bank is insured under the Federal Deposit Insurance Act and is subject to primary regulation and examination by the Department of Banking of the State of Texas and the Federal Deposit Insurance Corporation. Such regulation relates to reserves against deposits, issuance of capital notes, restrictions on loans to and investments in subsidiaries, mergers, acquisitions, restrictions on investments, restrictions on businesses in which such banks and their subsidiaries may engage, branching, consumer protection and various other aspects of banking.

        The Merger will require the prior approval of the FRB under the BHCA. In addition, a bank holding company that seeks to directly or indirectly acquire or acquire control of a bank located in Texas and submits an application for approval to the FRB is required to submit a copy of such application and any additional information required by the Texas Banking Code to the Banking Commissioner. The Banking Commissioner is required to state in writing her views concerning the application and, if she disapproves the application, to appear at the hearing to be held by the FRB in such case and present evidence regarding the reasons the application should be denied.

        In determining whether to approve the Merger, the FRB is required to consider, among other requirements, the impact the Merger will have on competition, the financial and managerial abilities and future prospects of Cullen/Frost if the Merger is consummated and the convenience and needs of the communities to be affected by the Merger. In addition, the FRB has the authority to deny an application if it concludes that the combined organization would have an inadequate capital position or if the acquiring organization does not meet the requirements of the Community Reinvestment Act of 1977. In determining whether to approve the Merger, the Banking Commissioner must consider the manner in which the Merger will directly or indirectly affect the residents of Texas. Although the Company anticipates that such approvals will be obtained, there can be no assurance that such approvals will be given or, if given, will not impose a condition allowing Cullen/Frost to terminate its obligation to consummate the Merger. See "THE MERGER -- The Merger Agreement -- Condition to Each Party's Obligations."

        The Merger Agreement provides that, as a condition to all parties' obligations to effect the Merger, Cullen/Frost and the Company shall have procured the approval of the Banking Commissioner and the FRB; provided, however, that no such approval will be deemed to have been received if it includes any condition or requirement (other than conditions or requirements that have been imposed on Cullen/Frost in connection with previous acquisitions announced since 1990) that, individually or in the aggregate, (i) would result in a Material Adverse Effect (as defined in the Merger Agreement) on Cullen/Frost or Frost National Bank or (ii) would reduce the economic and business benefits of the transactions contemplated by the Merger Agreement to Cullen/Frost or Frost National Bank in so significant and adverse a manner that Cullen/Frost, in its judgment, would not have entered into the Merger Agreement had such condition or requirement been known on the date the Merger Agreement was executed.

        Obtaining regulatory approval can be a lengthy process. Thus, the required approvals of the Merger might not be obtained for a substantial period of time after the Special Meeting. Approval by the FRB and the Banking Commissioner, if granted, does not represent a determination as to the fairness of the Merger to the shareholders or a recommendation or endorsement of the Merger by the FRB or the Banking Commissioner.

THE MERGER AGREEMENT

        All references to and summaries of the Merger Agreement in this Proxy Statement are qualified in their entirety by reference to the text of the Merger Agreement, which is attached to the Proxy Statement as Annex A. Shareholders are urged to carefully read the Merger Agreement.

General

        The Merger Agreement provides that, subject to the approval by the shareholders of the Company and the satisfaction or waiver of certain other conditions, Merger Sub will be merged with and into the Company with the Company being the Surviving Corporation. At the Effective Time, each issued and outstanding Share, other than Shares as to which the holders have exercised their dissenters' rights in accordance with Articles 5.12 and 5.13 of the TBCA, will be converted into the right to receive $18.84 in cash ($0.01 of which is attributable to the redemption price of the associated Right issued under the Rights Agreement), without interest. Each unexercised option granted by the Company to directors, officers and employees of the Company and its subsidiaries to purchase Shares will be converted into the right to receive an amount in cash computed by multiplying the difference between $18.84 and the exercise price applicable to such option by the number of Shares that were subject to such option. See "THE MERGER - Interest of Certain Persons in the Merger." Shareholders who do not vote in favor of the Merger Agreement and who comply with Articles 5.12 and 5.13 of the TBCA have the right to seek a judicial determination of the fair value of their Shares and to be paid such fair value. See "THE MERGER -- Rights of Dissenting Shareholders." After the Merger, holders of Common Stock will possess no interest in or rights as shareholders of the Surviving Corporation, except for the right to receive payment as above described.

Effective Time

        The Merger will occur at such time as a Certificate of Merger is issued by the Secretary of State of the State of Texas in accordance with the TBCA or on such date as may be specified in the Articles of Merger. The required filing is expected to be made as soon as practicable, but not more than 30 days, after the approval of the Merger Agreement by the Company's shareholders at the Special Meeting and the satisfaction or waiver of all other conditions to the consummation of the Merger, including required approvals of governmental authorities.

Payment for Shares

        The Merger Agreement provides that Cullen/Frost will choose a bank or trust company as the Exchange Agent for the purpose of exchanging the Certificates for $18.84 to be paid for each of such Shares pursuant to the Merger. The Merger Agreement further provides the procedure by which such Certificates will be exchanged for the Merger Consideration by the Exchange Agent. After the Effective Time and until the shareholder surrenders the Certificates, each Certificate will represent for all purposes only the right to receive the cash consideration pursuant to the Merger Agreement and no other rights with regard to the Company, Cullen/Frost, Merger Sub or the Surviving Corporation. There will also be no further registration of transfers of Shares. Further, during such time, there shall be no transfers on the stock transfer records of the Company of any Shares.

        At the Effective Time, Cullen/Frost will deposit with the Exchange Agent the Merger Consideration for the benefit of the shareholders of the Company for exchange. As soon as practicable after the Effective Time, the Exchange Agent will mail to each shareholder of the Company a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration.

        Upon the proper surrender of a Certificate to the Exchange Agent, together with a properly completed and duly executed letter of transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor a check representing the Merger Consideration which such holder has the right to receive in respect of the Certificate surrendered and the Certificate so surrendered shall be cancelled. If a transfer of ownership of any Shares has occurred that was not registered in the transfer records of the Company, a check for the Merger Consideration may be issued to the transferee if the certificate representing such Shares is presented to the Exchange Agent, accompanied by documents sufficient to evidence and effect such transfer and to evidence that all applicable stock transfer taxes have been paid. In the event any Certificate is lost, stolen or destroyed, the shareholder must provide to the Exchange Agent an affidavit of that fact and, if required by the Exchange Agent, post a bond as indemnity against any claim that may be made against the Exchange Agent with respect to such Certificate in order to receive a check for the Merger Consideration in exchange for the Shares.

        The Merger Agreement provides that any portion of the aggregate Merger Consideration or the proceeds of any investments thereof that remains unclaimed by the shareholders of the Company for six months after the Effective Time shall be repaid by the Exchange Agent to Cullen/Frost. Any shareholder who has not properly surrendered his or her Certificates to the Exchange Agent shall thereafter be entitled to look only to Cullen/Frost for payment of the Merger Consideration. If Certificates are not properly surrendered or the payment for them is not claimed prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by applicable law, become the property of Cullen/Frost. See "THE MERGER -- Payment of Merger Consideration for the Shares."

        SHAREHOLDERS SHOULD NOT SURRENDER THEIR COMMON STOCK CERTIFICATES BEFORE RECEIVING TRANSMITTAL MATERIALS FROM THE EXCHANGE AGENT AND, ACCORDINGLY, SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.

Certain Policies

        At the written request of Cullen/Frost, the Company will, immediately prior to the Effective Time, change its loan, litigation and real estate valuation policies and practices, including loan classifications and levels of reserves, in order to be consistent with those of Cullen/Frost and generally accepted accounting principles. Such change will not affect the veracity of the Company's representations, warranties and covenants to Cullen/Frost.

Conditions to Each Party's Obligations.

        Under the Merger Agreement, the respective obligations of the Company, Cullen/Frost and Merger Sub to effect the Merger are subject to the satisfaction or waiver at or before the Effective Time of certain conditions, including (i) the receipt of the approval of the shareholders of the Company,
(ii) the expiration of all applicable statutory waiting periods after procuring the approvals, consent or waivers with respect to the Merger Agreement and the transactions contemplated thereby (a) by the Texas Banking Commissioner and (b) by the FRB, (iii) the absence of any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger or any transaction necessary to consummate the Merger, (iv) the absence of any litigation or proceeding pending against Cullen/Frost or the Company or any of their subsidiaries brought by any governmental agency seeking to prevent consummation of the Merger or any transaction necessary to consummate the Merger, (v) the absence of any statute, rule, regulation, order, injunction or decree which prohibits, restricts or makes illegal the consummation of the Merger or any transaction necessary to consummate the Merger, and (vi) the satisfaction of all other requirements prescribed by law which are necessary to the consummation of the Merger and the transactions necessary to consummate the Merger.

Cullen/Frost Conditions.

        The obligations of Cullen/Frost and Merger Sub to effect the Merger are subject to the satisfaction or waiver at or before the Effective Time of certain conditions, including (i) Cullen/Frost should have received comfort letters from the Company's independent certified public accountants on the date this Proxy Statement is mailed and on a date shortly prior to the Effective Date with respect to certain financial information regarding the Company in the form customarily issued by such accountants in transactions of the type contemplated by the Merger Agreement, (ii) each of the representations and warranties of the Company contained in the Merger Agreement shall have been true in all material respects on the date of the Merger Agreement and on the Effective Date, (iii) the Company shall have performed in all material respects its covenants and agreements contained in the Merger Agreement, (iv) Cullen/Frost shall have received a certificate executed by the Chief Executive Officer and the Chief Financial Officer of the Company stating that each of the representations and warranties of the Company contained in the Merger Agreement are true and correct in all material respects and that the Company has performed, in all material respects, the covenants and agreements contained in the Merger Agreement, (v) Cullen/Frost shall have received an opinion from Jones, Day, Reavis & Pogue, counsel to the Company, dated the Effective Date, in form and substance satisfactory to Cullen/Frost, (vi) Cullen/Frost shall have received the written resignation of each director of the Company, effective as of the Effective Time, (vii) all shares of capital stock of the Company reserved for issuance, all outstanding options, calls or commitments relating to shares of capital stock of the Company and all outstanding securities, obligations or agreements convertible into or exchangeable for, or giving any person any right to subscribe for or acquire from the Company any shares of capital stock of the Company, including any rights under the Rights Agreement, shall have terminated simultaneously with the Effective Time, (viii) no person becomes an "Acquiring Person" and no "Distribution Date" shall have occurred (as such terms are defined in the Rights Agreement), and (ix) the Rights issued under the Rights Agreement shall not have become separable, distributable, redeemable or exercisable.

The Company Conditions.

        The obligations of the Company to effect the Merger are subject to the satisfaction or waiver at or before the Effective Time of certain conditions, including (i) each of the representations and warranties of Cullen/Frost and Merger Sub contained in the Merger Agreement shall have been true in all material respects on the date of the Merger Agreement and on the Effective Date, (ii) Cullen/Frost and Merger Sub shall have performed in all material respects its covenants and agreements contained in the Merger Agreement, and
(iii) the Company shall have received a certificate executed by the Chief Executive Officer and the Chief Financial Officer of Cullen/Frost stating that each of the representations and warranties of Cullen/Frost and Merger Sub contained in the Merger Agreement are true and correct in all material respects and that Cullen/Frost and Merger Sub have performed in all material respects each of its covenants and agreements contained in the Merger Agreement.

Conduct of the Company Pending the Merger

        The Merger Agreement contains certain restrictions on the conduct of the Company's business pending consummation of the Merger. In particular, prior to the Effective Time, the Merger Agreement requires the Company and its subsidiaries to, among other requirements, (i) conduct its business in the usual, regular and ordinary course consistent with past practice, (ii) use its reasonable best efforts to maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees, (iii) take no action which would adversely affect or delay the ability of the parties to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated in the Merger Agreement or to perform its covenants and agreements on a timely basis under the Merger Agreement, and (iv) take no action which would have a material adverse effect on the Company.

        In addition, pursuant to the terms of the Merger Agreement, without the prior written consent of Cullen/Frost, the Company and its subsidiaries shall not (i) other than in the ordinary course of business consistent with past practice, make any loan or advance or incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person, (ii) adjust, split, combine or reclassify any capital stock; make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any Shares or any securities or obligations convertible into or exchangeable for any Shares, or grant any stock appreciation rights or grant, sell or issue to any individual, corporation or other person any right or option to acquire, or securities evidencing a right to convert into or acquire, any shares of its capital stock, except for regular quarterly cash dividends both (a) at a rate per Share not in excess of $0.075 per Share and
(b) having record dates and payment dates consistent with past practice, provided however that the Company may not declare any regular quarterly cash dividends if the amount of such dividend exceeds the amount of the net income for such quarter or issue any additional shares of capital stock except pursuant to the exercise of stock options outstanding as of the date of the Merger Agreement, (iii) other than in the ordinary course of business consistent with past practice and pursuant to policies currently in effect, sell, transfer, mortgage, encumber or otherwise dispose of any of its properties, leases or assets to any person, or cancel, release or assign any indebtedness of any such person, except pursuant to contracts or agreements in force as of the date of the Merger Agreement, (iv) make any capital expenditures, other than capital expenditures made in the ordinary course of business consistent with past practice in amounts not exceeding $25,000, individually or in the aggregate, (v) increase in any manner the compensation or fringe benefits of any of its employees or directors, or create or institute, or make any payments pursuant to, any severance plan or package, or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees or directors, or become a party to, amend or commit itself to or fund or otherwise establish any trust or account related to any Employee Plan (as defined in the Merger Agreement), with or for the benefit of any employee, other than general increases in compensation in the ordinary course of business consistent with past practice not in excess of six percent in any 12-month period, or any amendment required by applicable law (provided that any such amendment shall provide the least increase to cost permitted under such applicable law), or voluntarily accelerate the vesting of any stock options or other compensation or benefit; (vi) (a) other than in the ordinary course of business consistent with past practice in individual amounts not to exceed $100,000 or in securities transactions as provided in (vi)(b) below, make any investment either by contributions to capital, property transfers, or purchase of any property or assets of any person, provided that the Company shall make no acquisition of business operations without Cullen/Frost's prior consent; or (b) other than purchases of direct obligations of the United States of America with a remaining maturity at the time of purchase of two years or less, purchase or acquire securities of any type, provided, however, that, in the case of investment securities, the Company may purchase (or permit a any of its subsidiaries to purchase) investment securities if, within one business day after the Company requests in writing (which notice shall describe in detail the investment securities to be purchased and the price thereof) that Cullen/Frost consents to the making of any such purchase, Cullen/Frost has approved such request in writing or has not responded in writing to such request; (vii) enter into or terminate any contract or agreement, or make any change in any of its leases or contracts, other than with respect to those involving aggregate payments of less than, or the provision of goods or services with a market value of less than, $25,000; (viii) settle any claim, action or proceeding involving any liability of the Company or any of its subsidiaries for money damages in excess of $25,000 or material restrictions upon the operations of the Company or any of its subsidiaries; (ix) except in the ordinary course of business and in amounts less than $100,000, waive or release any material right or collateral or cancel or compromise any extension of credit or other debt or claim, provided, however, that the Company may take (or permit a any of its subsidiaries to take) any such action if, within two business days after the Company requests in writing (which request shall include information and analyses sufficient for Cullen/Frost to assess the proposed action) that Cullen/Frost consents to the taking of such action, Cullen/Frost has approved such request in writing or has not responded in writing to such request; (x) make, renegotiate, renew, increase, extend or purchase any loan, lease (credit equivalent), advance, credit enhancement or other extension of credit, or make any commitment in respect of any of the foregoing, except (a) unsecured loans, advances or commitments in amounts less than $100,000 made in the ordinary course of business consistent with past practice and made in conformity with all applicable policies and procedures, (b) secured loans, advances or commitments in an amount less than $200,000 and (c) loans or advances as to which the Company has a legally binding obligation to make such loan or advance as of the date hereof and a description of which has been provided by the Company in writing to Cullen/Frost prior to the execution of the Merger Agreement, provided, however, that the Company may take (or permit any of its subsidiaries to take) any such action if, within 24 hours after receiving a request from a person to take any such action that the Company intends to act upon, the Company notifies Cullen/Frost in writing of such request and within 24 hours after the Company requests in writing (which request shall include information and analyses sufficient for Cullen/Frost to assess the proposed action) that Cullen/Frost consent to the taking of such action, Cullen/Frost has approved such request in writing or has not responded in writing to such request; (xi) except as contemplated by Section 4.2 of the Merger Agreement, change its method of accounting as in effect at December 31, 1995, except as required by changes in generally accepted accounting principles as concurred in by the Company's independent auditors; (xii) enter into any new activities or lines of business, or cease to conduct any activities or lines of business that it conducts on the date of the Merger Agreement, or conduct any business activity not consistent with past practice; (xiii) amend its articles of incorporation or its bylaws; or (xiv) agree to, or make any commitment to, take any of the actions prohibited by the Merger Agreement.


Termination

        The Merger Agreement may be terminated and the Merger abandoned prior to the Effective Time regardless of whether it has been approved by the Company's shareholders, by (i) the mutual consent of the Company and Cullen/Frost, if each Board so determines by a majority vote of its members,
(ii) either the Company or Cullen/Frost, if either Board so determines by a majority vote of its members, in the event of the failure of the shareholders of the Company to approve the Merger Agreement at the Special Meeting, or a material breach by the other party to the Merger Agreement of any representation, warranty, covenant or agreement which is not cured or not curable within 30 days after written notice of such breach is given to the party committing such breach by the other party, (iii) either the Company or Cullen/Frost if any approval, consent or waiver of a governmental authority required to permit consummation of the Merger or any transaction necessary to consummate the Merger is denied or a governmental authority of competent jurisdiction issues a final, unappealable order enjoining or otherwise prohibiting consummation of the Merger or any transaction necessary to consummate the Merger, (iv) the Company or Cullen/Frost if its Board so determines by a majority vote of its members in the event that the Merger is not consummated by April 15, 1997, unless the failure to so consummate by such time is due to the breach of any representation, warranty or covenant contained in the Merger Agreement by the party seeking to terminate, (v) Cullen/Frost if the Company takes, causes to be taken or allows to be taken any action that would constitute an initiation, solicitation or encouragement of any inquiries or the making of any proposal or offer with respect to a merger, consolidation or similar transaction involving, or purchase of all or any significant portion of the assets or any equity securities of, the Company or any of its subsidiaries, and (vi) the Company (provided that the Company pays a fee of $1,150,000 to Cullen/Frost and provides Cullen/Frost with written notice of such a possible determination two business days prior to such determination) prior to the approval of the Merger Agreement by the shareholders of the Company if the Company receives a proposal from a third party to merge with or to acquire the Company on terms and conditions which the Board of Directors determines, after receiving the written advice of its outside counsel, (a) that to proceed with the Merger would violate the fiduciary duties of the Board of Directors owed to the Company's shareholders and (b) to accept such proposal.

        If a Purchase Event (as defined in the Merger Agreement and which relates, among other requirements, to the acquisition by any person of beneficial ownership of 25 percent or more of the Shares or an offer to acquire the Company by a third party or certain acquisitions or proposed acquisitions of the Company's Common Stock) occurs, the Company will be required to pay to Cullen/Frost a fee of $1,000,000 and the Merger will not be consummated. In the event of a termination of the Merger Agreement, neither party will have any liability to the other unless the termination results from a party's material breach of any representation, warranty, covenant or obligation.

Offers

        The Company has covenanted that neither it or any of its subsidiaries nor any of the respective officers or directors of the Company or its subsidiaries will, and the Company will direct and use its reasonable best efforts to caution its employees, agents and representatives not to, initiate, solicit or encourage any inquiries or the making of any proposal or offer with respect to a merger, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or equity securities of the Company or any of its subsidiaries or, except to the extent legally required for the discharge by the Board of Directors of its fiduciary duties, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an acquisition proposal, or otherwise facilitate any effort or attempt to make or implement an acquisition proposal. As of September 30, 1996, the Merger Agreement required the Company to immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted prior to and with respect to any of the foregoing, which the Company has done. The Company is required to immediately notify Cullen/Frost if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with the Company.

THE RIGHTS AGREEMENT

        In October 1995, the Board of Directors, with the advice of its legal counsel and FinSer, adopted the Rights Agreement to ensure that all shareholders would receive a fair price and be treated equally in the event of an attempted takeover. On September 30, 1996, as required by the Merger Agreement, the Board approved an amendment to the Rights Agreement to exclude Cullen/Frost and any of its affiliates or associates from the definition of Acquiring Person as a result of the execution and delivery of the Merger Agreement. The Board also approved a resolution requiring the redemption of the Rights at the moment immediately prior to the Effective Time and providing that all holders of a Right will be entitled to receive $0.01 for each Right held by that shareholder (which amount is included in the per Share price of $18.84 to be paid in the Merger).

TREATMENT OF EMPLOYEES AND EMPLOYEE BENEFITS

        Each person employed by the Company or any of its subsidiaries prior to the Effective Time who remains an employee of the Surviving Corporation or its subsidiaries following the Effective Time (a "Continued Employee") will be entitled to participate in whatever employee benefit plans or fringe benefit programs are in effect generally for employees of Cullen/Frost's subsidiaries if the employee is eligible for participation therein. Cullen/Frost will, solely for the purposes of vesting and eligibility to participate in the benefit programs, recognize credit for the Continued Employee's term of service with the Company or its subsidiaries. However, no Continued Employee will be eligible to participate in any defined benefit pension plan maintained by Cullen/Frost or its subsidiaries until the Continued Employee has completed one year of full service with Cullen/Frost or its subsidiaries. With regard to its health and dental plans, Cullen/Frost will waive all pre-existing condition limitations for the Continued Employees.

RIGHTS OF DISSENTING SHAREHOLDERS

        If the Merger is consummated, shareholders of the Company who did not vote in favor of the Merger will have certain rights to dissent and demand the appraisal of and payment in cash for the fair value of their Shares pursuant to the TBCA. Under the TBCA, such rights, if the statutory procedures are complied with, could lead to a judicial determination of the fair value (excluding any depreciation or appreciation in anticipation of the Merger) required to be paid in cash to such dissenting holders for their Shares. The value so determined could be more or less than the purchase price per Share pursuant to the Merger Agreement.

        ANY SHAREHOLDER CONTEMPLATING THE EXERCISE OF APPRAISAL RIGHTS IS URGED TO REVIEW CAREFULLY THE PROVISIONS OF ARTICLES 5.12 AND 5.13 OF THE TBCA (A COPY OF WHICH IS ATTACHED AS ANNEX D TO THIS PROXY STATEMENT), PARTICULARLY WITH RESPECT TO THE PROCEDURAL STEPS REQUIRED TO PERFECT THE

RIGHT OF APPRAISAL. IF THE RIGHT OF APPRAISAL IS LOST DUE TO THE SHAREHOLDER'S FAILURE TO COMPLY WITH THE PROCEDURAL REQUIREMENTS OF ARTICLES 5.12 AND 5.13 OF THE TBCA, THE SHAREHOLDER WILL RECEIVE THE MERGER CONSIDERATION WITHOUT INTEREST FOR EACH SHARE OWNED. SET FORTH BELOW IS A SUMMARY OF THE PROCEDURES RELATING TO THE EXERCISE OF THE RIGHT OF APPRAISAL, WHICH SHOULD BE READ IN CONJUNCTION WITH THE FULL TEXT OF ARTICLES 5.12 AND 5.13 OF THE TBCA.

        Article 5.12 of the TBCA provides that a shareholder wishing to exercise such shareholder's rights for appraisal with respect to the Merger must file, prior to the Special Meeting, a written objection to the Merger stating that its right to dissent will be exercised if the Merger becomes effective and giving the shareholder's address, to which notice of the approval of the Merger shall be delivered or mailed in such event. If the Merger is effected and the shareholder did not vote in favor of the Merger, the Surviving Corporation will, within ten days after the Effective Time, deliver or mail to the shareholder written notice that the Merger has been effected. In order to exercise its right of appraisal, a shareholder must, within ten days from the delivery or mailing of the notice from the Surviving Corporation, make written demand ("Demand") on the Surviving Corporation for payment of the fair value of the shareholder's Shares. The Demand must state the number of Shares owned by such shareholder, and the shareholder's estimate of the fair value of such Shares. Any shareholder failing to make Demand within the ten-day period will be bound by the Merger.

        The Demand should be executed by or for such shareholder of record, fully and correctly, as such shareholder's name appears on the certificate(s) formerly representing the Shares. If Shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the Demand should be made in such capacity. If Shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the Demand should be executed by or for all joint owners. Any shareholder who has made a Demand may withdraw the Demand at any time before payment for the Shares is made or before any petition asking for a determination of the fair value of the Shares is filed.

        Within 20 days after making a Demand, the shareholder must submit the certificates representing the Shares to the Surviving Corporation for notation thereon that a Demand has been made. The failure of a shareholder to submit the certificates will terminate the shareholder's rights of appraisal.

        Within 20 days after receipt of a Demand, the Surviving Corporation must deliver or mail to the shareholder a written notice that either (1) accepts the amount claimed in the Demand and agrees to pay such amount within 90 days after the Effective Time upon the surrender of the duly endorsed certificates formerly representing such shareholder's Shares, or (2) contains an estimate by the Surviving Corporation of the fair value of the Shares together with an offer to pay such amount within 90 days after the Effective Time. If the Surviving Corporation responds to the Demand with an estimate of the fair value of the Shares and the shareholder wishes to accept the Surviving Corporation's estimate, the Surviving Corporation must receive written notice from the shareholder accepting such estimate within 60 days after the shareholder receives the estimate from the Surviving Corporation and surrendering the duly endorsed certificates formerly representing such shareholder's Shares. If, within 60 days after the Effective Time, the value of the Shares is agreed upon between the shareholder and the Surviving Corporation, payment for the Shares will be made within 90 days after the Effective Time and upon surrender of the certificates duly endorsed. Upon payment of the agreed value, the shareholder will cease to have any interest in the Shares or the Company.

        If, within the period of 60 days after the Effective Time, the shareholder and the Surviving Corporation do not agree on the fair value of the Shares, then the shareholder or the Surviving Corporation may, within 60 days following the expiration of such 60 day period, file a petition in any court of competent jurisdiction in the county in which the principal office of the Surviving Corporation is located, to obtain a judicial finding and determination of the fair value of the shareholder's Shares. Upon filing such petition, the shareholder must serve the Surviving Corporation with a copy of such petition. The court will appoint one or more qualified appraisers who will determine the fair value of the Shares and will file a report of that value with the clerk of the court. Each party will have reasonable opportunity to submit to the appraisers pertinent evidence as to the value of the Shares. Either party may make exceptions to the appraiser's report. The court will then determine the fair value of the Shares and will direct the Surviving Corporation, upon receipt of the duly endorsed certificates formerly representing such Shares, to pay the value together with interest thereon beginning on the 91st day after the Effective Time to the date of the judgment to such shareholders entitled to payment. Upon payment of the judgment, the dissenting shareholders will cease to have any interest in the Shares or the Company.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

        The following is a summary of the material federal income tax consequences of the Merger to shareholders whose Shares are converted into the right to receive the Merger Consideration of $18.84 per Share (including any cash amounts received by dissenting shareholders pursuant to the exercise of appraisal rights). This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations promulgated and proposed thereunder, judicial authority and administrative rulings and practice. Legislative, judicial or administrative rules and interpretations are subject to change, possibly on a retroactive basis, at any time and therefore could alter or modify the statements and conclusions set forth below. It is assumed for purposes of this summary that the Shares are held as capital assets by a United States person (i.e., a citizen or resident of the United States or a domestic corporation). This discussion does not address all aspects of federal income taxation that may be relevant to a particular shareholder in light of such shareholder's personal investment circumstances, or those shareholders subject to special treatment under the federal income tax laws (for example, life insurance companies, tax-exempt organizations, foreign corporations and nonresident alien individuals), shareholders who hold Shares as part of a conversion transaction (within the meaning of Section 1258 of the Code) or shareholders who acquired their Shares through the exercise of employee stock options or other compensation arrangements. In addition, the discussion does not address any aspect of foreign, state, local or estate and gift taxation that may be applicable to a shareholder.

Consequences of the Merger to Shareholders

        The receipt of the Merger Consideration of $18.84 per Share (including any cash amounts received by dissenting shareholders pursuant to the exercise of appraisal rights) will be a taxable transaction for federal income tax purposes (and also may be a taxable transaction under applicable state, local and other income tax laws). In general, for federal income tax purposes, a shareholder will recognize gain or loss equal to the difference between such shareholder's adjusted tax basis in the Shares exchanged in the Merger, and the amount of cash (less $0.01 per Share, as described herein) received therefor. Such gain or loss will be capital gain or loss, and will be long-term gain or loss if, on the date of the Merger, the Shares were held for more than one year.

Backup Tax Withholding

        Under the federal income tax backup withholding rules, unless an exemption applies, the Exchange Agent will be required to withhold, and will withhold, 31 percent of all payments to which a shareholder or other payee is entitled pursuant to the Merger, unless the shareholder or other payee provides a tax identification number (social security number, in the case of an individual, or employer identification number in the case of other shareholders) and certifies under penalties of perjury that such number is correct. Each shareholder and, if applicable, each other payee, should complete and sign the substitute Form W-9 which will be included as part of the letter of transmittal to be returned to the Exchange Agent in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exception exists and is proved in a manner satisfactory to the Exchange Agent. The exceptions provide that certain shareholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, however, such shareholder must submit a signed statement (i.e., Certificate of Foreign Status on Form W-8) attesting to such individual's exempt status. Any amounts withheld will be allowed as a credit against the holder's federal income tax liability for such year.

        THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY. SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER TO THEM IN VIEW OF THEIR OWN PARTICULAR CIRCUMSTANCES.


                            FINANCING OF THE MERGER

        The total funds required to pay the Merger consideration of $18.84 per Share for each outstanding Share will be approximately $33 million if all outstanding options are exercised, or approximately $32 million if none of the outstanding options are exercised and such options are terminated and cash in lieu thereof is paid by Cullen/Frost (see "THE MERGER -- Interests of Certain Persons in the Merger -- Stock Options"). Cullen/Frost intends to finance the Merger Consideration with its existing funds.


                            BUSINESS OF THE COMPANY

        The Company, a Texas corporation, is a two-tiered, one-bank holding company registered under the BHCA, and functions primarily as the owner of C.S.B.C.C., Inc., which is the holder of all the Bank's common stock. As a two-tiered, one-bank holding company, the Company's principal role is to assist in the management and coordination of the financial resources of the Bank by providing capital and management assistance. The Bank has $240.1 million in assets and operates four branches in Corpus Christi, Texas and one branch in Taft, Texas. The Bank provides a broad range of retail services to consumers, makes secured installment loans for the purchase of automobiles and boats and secured and unsecured personal loans for a variety of other purposes, offers credit cards to its customers, maintains an indirect lending operation for automobile dealerships offering sales on credit, furnishes traditional depository and lending services to commercial customers, offers personal and employee benefit trust services, and offers access to a full line of brokerage and life insurance products.

                      PRICE RANGE OF THE SHARES; DIVIDENDS

        The Shares are traded on the American Stock Exchange under the symbol "CTZ." The following table sets forth the high and low sale prices per Share for the fiscal quarters indicated as reported by the American Stock Exchange:

                                                                                     High              Low
                                                                                     ----              ---
              Fiscal Year Ended December 31, 1994
                 Quarter ended March 31, 1994 . . . . . . . . . . . . . . .        $11.750           $ 9.500
                 Quarter ended June 30, 1994  . . . . . . . . . . . . . . .         10.250             8.750
                 Quarter ended September 30, 1994 . . . . . . . . . . . . .         10.500             9.750
                 Quarter ended December 31, 1994  . . . . . . . . . . . . .         10.500             9.625

              Fiscal Year Ended December 31, 1995
                 Quarter ended March 31, 1995 . . . . . . . . . . . . . . .        $10.750          $  8.625
                 Quarter ended June 30, 1995  . . . . . . . . . . . . . . .         11.500             9.000
                 Quarter ended September 30, 1995 . . . . . . . . . . . . .         13.000            11.125
                 Quarter ended December 31, 1995  . . . . . . . . . . . . .         12.875            10.750

              Fiscal Year Ended December 31, 1996
                 Quarter ended March 31, 1996 . . . . . . . . . . . . . . .        $16.000           $11.750
                 Quarter ended June 30, 1996  . . . . . . . . . . . . . . .         16.375            14.750
                 Quarter ended September 30, 1996 . . . . . . . . . . . . .         16.125            15.750

              Period beginning September 30, 1996 to
                 November __, 1996  . . . . . . . . . . . . . . . . . . . .       $                 $


        On November __, 1996, the last full trading day prior to the date of this Proxy Statement, the high and low sale prices for the Shares reported by the American Stock Exchange, were $___________ and $___________, respectively.

        The Company paid dividends of $.0625 per Share on a quarterly basis during 1994 and 1995. During 1996, the Company paid dividends of $.075 per Share on a quarterly basis.

        SHAREHOLDERS ARE URGED TO OBTAIN CURRENT MARKET PRICES FOR THEIR
SHARES.


                    BUSINESS OF CULLEN/FROST BANKERS, INC.

         Cullen/Frost is a Texas corporation with its headquarters at 100 W. Houston Street, San Antonio, Texas 78205- 1457. Cullen/Frost is a bank holding company registered under the BHCA with assets of $4.5 billion at September 30, 1996. Cullen/Frost's principal assets consist of all of the capital stock of two national banks -- The Frost National Bank and United States National Bank of Galveston. Cullen/Frost has 46 offices in six Texas banking markets with 18 locations in San Antonio, 14 in the Houston/Galveston area, five in Austin, five in the Corpus Christi area, three in San Marcos and one in McAllen.

         Cullen/Frost is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is required to file with the Commission periodic reports, proxy statements and other informational filings relating to its business, financial condition and other matters. The Company is required to disclose in such proxy statements, reports and other informational filings certain information as of particular dates concerning the Company's operating results, financial condition, directors and officers, their remuneration, stock options and other equity based compensation granted to them, the principal holders of the Company's securities, any material interests of such persons in transactions with the Company and other matters. Such reports, proxy statements and other informational filings required by the Exchange Act are available for inspection at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices in New York at 7 World Trade Center, 13th Floor, New York, New York 10048 and Chicago at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may also be obtained by mail, upon payment of the Commission's customary fees, from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.


                        SELECTED COMPANY FINANCIAL DATA

         The following table sets forth certain summary consolidated financial information with respect to the Company and its subsidiaries excerpted or derived from the audited financial statements contained in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995 and the unaudited financial information contained in the Company's Quarterly Report on Form 10-QSB for the nine months ended September 30, 1996 and 1995. More comprehensive financial information is included in such reports and other documents filed by the Company with the Commission, and the following summary is qualified in its entirety by reference to such documents (which may be inspected and obtained as described above), including the financial statements and related notes contained therein.

                        CORPUS CHRISTI BANCSHARES, INC.
                  SELECTED CONSOLIDATED FINANCIAL INFORMATION
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                       Nine Months
                                          Ended
                                      September 30,                                Year Ended December 31,
                               ---------------------------  ---------------------------------------------------------------------
                                   1996           1995          1995          1994          1993          1992           1991
                               ------------- -------------  ------------  ------------  ------------ -------------- -------------
 OPERATING DATA:

   Interest Income               $  10,982      $   9,016     $  12,589     $  10,174     $   9,530     $  9,868       $ 10,955
   Interest Expense                  4,228          3,415         4,818         3,310         2,954        3,660          5,898
   Net Interest Income               6,754          5,601         7,771         6,864         6,576        6,208          5,057
   Provision for Loan Losses            --           (400)         (600)         (300)           --           --           (433)
   NonInterest Income                2,549          2,260         3,055         2,889         2,586        2,656          2,169
   NonInterest Expenses              6,738          6,282         8,453         7,857         6,671        6,546          7,000
   Income before Income
     Taxes and Extraordinary
     Item                            2,565          1,979         2,973         2,196         2,491        2,318            659
   Applicable Income Taxes             881            683         1,038           380           290          791            244
   Income before
     Extraordinary Item              1,684          1,296         1,935         1,816         2,201        1,527            415
   Extraordinary Item,
     Recognition of Income
     Tax Loss Carry
     Forwards                           --             --            --            --            --          753            207
   Net Income                    $   1,684      $   1,296     $   1,935     $   1,816     $   2,201     $  2,280       $    622
   Weighted Average of
     Common Stock and
     Common Stock
     Equivalents Outstanding         1,705          1,685         1,687         1,681         1,600        1,600          1,600

 NET INCOME PER COMMON
   SHARE:

   Income before
     Extraordinary Item          $    0.99      $    0.77     $    1.15     $    1.08     $    1.38     $   0.95       $   0.26
   Extraordinary Item                   --             --            --            --            --         0.47           0.13
   Net Income                         0.99           0.77          1.15          1.08          1.38         1.42           0.39
   Cash Dividends
     Declared                        0.225         0.1875          0.25          0.25          0.25         0.25           .025

 BALANCE SHEET AND OTHER DATA

   Total Assets                  $ 240,134      $ 181,775     $ 223,867     $ 171,530     $ 160,230     $146,551       $143,739
   Loans, Net                      106,077         99,981       101,991        92,095        77,144       63,556         58,270
   Total Deposits                  218,683        158,663       200,898       157,659       146,790      134,814        133,817
   Total Capital                    16,864         15,351        16,055        13,438        13,081       11,280          9,400
   Book Value Per Common
     Share(1)                    $   10.54          $9.59     $   10.03     $    8.40     $    8.18      $  7.05       $   5.88
   Retrun on Assets (Avg)              .94%          1.00%         1.05%         1.11%         1.48%        1.61%           .45%
   Retrun on Equity (Avg)            13.31%         11.25%        12.94%        13.51%        17.66%       21.50%          6.76%

------------------------

   (1) The book value stated in the above table from 1991 and 1992 has been restated to reflect the October, 1993 four-for-one stock split.

          SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information as of September 30, 1996 regarding the beneficial ownership of Shares by each person or entity known by the Company to beneficially own five percent or more of the outstanding Shares, each director of the Company, and the directors, advisory directors and executive officers of the Company as a group. The persons named in the table have sole voting and investment power with respect to all Shares owned by them, unless otherwise indicated.

 NAME AND ADDRESS OF BENEFICIAL OWNER                      SHARES BENEFICIALLY OWNED (1)    PERCENT OF CLASS
 John C. Brooke, Director                                           34,191  (2)                    2.13%

 J. B. Clark, Director                                               8,746  (3)                        *

 Joe R. DeLeon, Jr., Director                                        9,746  (4)                        *

 Roy M. Grassedonio, Director                                       11,874  (5)                        *

 Stephen R. Karp, Director                                          24,706  (6)                    1.53%

 R. Jay Phillips, Director,                                         34,528  (7)                    2.13%
   President and Chief Executive Officer

 Jack Powers, Director                                              30,950  (8)                    1.93%

 Roscoe M. Smith, Director                                          32,286  (9)                    2.01%

 L. L. Woodman, Jr., Director                                       32,602 (10)                    2.02%

 John T. Wright, Jr., Director                                      36,450 (11)                    2.27%

 John T. Wright, III, Director,                                     36,851 (12)                    2.27%
   Chairman of the Board

 M. E. Allison and Co., Inc.                                        93,492 (13)                    5.84%
 112 East Pecan, Suite 1200
 San Antonio, Texas  78205

 National Bancshares Corporation of Texas                          248,200 (14)                   15.51%
 104 East Mann Road
 Laredo, Texas 78042

 All directors, advisory directors and executive                   303,984 (15)                   17.77%
   officers as a group (14 persons)

----------------
  *      Less than 1%.

 (1) The number of Shares stated as being beneficially owned includes Shares held beneficially by spouses, children and affiliated corporations of the directors. The inclusion herein of any such Shares, however, does not constitute an admission by a director that he is the direct or indirect beneficial owner of such Shares. Unless otherwise indicated, all directors are record owners of their Shares.

         If a person has the right to acquire beneficial ownership of any Shares by exercise of options within 60 days of the date of this Proxy Statement, such Shares are deemed beneficially owned by such person and are deemed to be outstanding solely for the purpose of determining the percentage of Shares he owns. Such Shares are not included in the computations for any other purpose.

(2)      Includes options to purchase 5,343 Shares.

(3)      Includes options to purchase 4,286 Shares.

(4) Options to purchase 4,286 Shares, plus 336 Shares owned by Mr. DeLeon's children, plus 372 Shares over which Dr. DeLeon shares voting control as one of four independent administrators of the V. DeLeon estate, plus 752 Shares over which Mr. DeLeon shares voting control with four beneficiaries of the J. DeLeon Trust.

(5) Includes options to purchase 6,286 Shares, plus 5,588 Shares owned by a limited partnership of which Mr. Grassedonio is a principal partner.

(6)      Includes options to purchase 10,686 Shares.

(7)      Includes options to purchase 24,828 Shares.

(8)      Includes options to purchase 6,286 Shares.

(9) Includes options to purchase 4,286 Shares, plus 1,232 Shares owned by Mr. Smith's wife.

(10)     Includes options to purchase 10,686 Shares.

(11) Includes options to purchase 4,286 Shares, plus 5,764 Shares owned by Mr. Wright's wife.

(12) Includes options to purchase 23,543 Shares, plus 56 Shares owned by Mr. Wright's children.

(13) Based upon information supplied by M.E. Allison and Co., Inc.; however, the most recent Schedule 13G filed by M.E. Allison and Co., Inc. with the Commission on February 15, 1995 reflects beneficial ownership of 112,492 Shares constituting 7.03 percent of the class.

(14) Based on the most recent Schedule 13D filed with the Commission, dated August 7, 1996, National Bancshares Corporation of Texas, a bank holding company, has the sole power to vote or to direct the vote of 248,200 Shares and the power to dispose or direct the disposition of 248,200 Shares.

(15)     Includes options to purchase 111,088 Shares.


                         INDEPENDENT PUBLIC ACCOUNTANTS

         Representatives of KPMG Peat Marwick LLP, the Company's independent certified public accountants for the fiscal year ended December 31, 1996, are not expected to be at the Special Meeting.


                            SOLICITATION OF PROXIES

         The solicitation of proxies will be made by mail, telephone or personal contact by directors or regular employees of the Company or the Bank without remuneration. Proxies also will be solicited by Morrow & Co., Inc. at a fixed price of $10,000 plus out-of-pocket expenses. The cost of preparing, assembling, printing and mailing the proxy material will be borne by the Company and will include reimbursement paid to Morrow & Co., Inc., brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding proxy material to principals and obtaining their proxies for the Special Meeting.

                                 OTHER BUSINESS

         Management of the Company does not know of any other matters that are likely to be brought before the Special Meeting for action. However, if any matters do properly come before the Special Meeting for action, it is intended that the accompanying proxy will be voted in accordance with the judgment of the person(s) voting the proxy.


                SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

         It is not now anticipated that there will be an Annual Meeting of Shareholders in 1997. However, if the Merger is not consummated, an Annual Meeting of Shareholders is likely to be held sometime in the second or third quarter of 1997. In order to be considered for inclusion in the Company's proxy materials for the Company's 1997 Annual Meeting of Shareholders, a shareholder proposal to take action at such meeting must be received at the Company's principal executive officers, 2402 Leopard Street, Corpus Christi, Texas 78408, Attention: Jace C. Hoffman, no later than December 31, 1996.


                           INCORPORATION BY REFERENCE

         The following documents or portions of documents filed by the Company are hereby incorporated by reference in this Proxy Statement:

                 1. Annual Report on Form 10-KSB for the year ended December 31, 1995, which includes portions of the Company's 1995 Annual Report to Shareholders;

                 2. Quarterly Report on Form 10-QSB for the three months ended March 31, 1996;

                 3. Quarterly Report on Form 10-QSB for the six months ended June 30, 1996; and

                 4. Quarterly Report on Form 10-QSB for the nine months ended September 30, 1996.

                 5. Current Report on Form 8-K filed with the Commission on October 16, 1996.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), subsequent to the date hereof and prior to the earlier of the Effective Time or the termination of the Merger Agreement are hereby incorporated by reference into this Proxy Statement and shall be deemed a part hereof from the date of filing of such documents.

         THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. A COPY OF THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE IS AVAILABLE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A PROXY STATEMENT IS DELIVERED, UPON WRITTEN OR ORAL REQUEST TO: JACE C. HOFFMAN, CORPORATE SECRETARY, CORPUS CHRISTI BANCSHARES, INC., POST OFFICE BOX 9664, CORPUS CHRISTI, TEXAS 78469, TELEPHONE NUMBER
(512) 887-3000.

         The Company is subject to the informational filing requirements of the Exchange Act and in accordance therewith is required to file with the Commission periodic reports, proxy statements and other informational filings relating to its business, financial condition and other matters. The Company is required to disclose in such proxy statements, reports and other informational filings certain information as of particular dates concerning the Company's operating results, financial condition, directors and officers, their remuneration, stock options and other equity based compensation granted to them, the principal holders of the Company's securities, material interests of such persons in transactions with the Company and other matters. Such reports, proxy statements and other informational filings required by the Exchange Act are available for inspection at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street,

N.W., Washington, D.C. 20549, and at the Commission's Regional Offices in New York at 7 World Trade Center, 13th Floor, New York, New York 10048 and Chicago at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may also be obtained by mail, upon payment of the Commission's customary fees, from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Such information is also available for inspection at the American Stock Exchange, 86 Trinity Place, New York, New York 10006-1881.



NOVEMBER __, 1996

                                                   JACE C. HOFFMAN
                                                   SECRETARY

                                   ANNEX A

                                                                  EXECUTION COPY






================================================================================









                          AGREEMENT AND PLAN OF MERGER

                  DATED AS OF THE 30TH DAY OF SEPTEMBER, 1996

                                  BY AND AMONG

                           CULLEN/FROST BANKERS, INC.

                            R.E. HOLDING CORPORATION

                                      AND

                        CORPUS CHRISTI BANCSHARES, INC.









================================================================================

                               TABLE OF CONTENTS


                                                                                                                       Page

RECITALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

                                                 ARTICLE I.  THE MERGERS

SECTION 1.1.  Structure of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
SECTION 1.2.  Effect on Outstanding Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
SECTION 1.3.  Exchange Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
SECTION 1.4.  Dissenters' Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
SECTION 1.5.  Alternative Structure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
SECTION 1.6.  Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

                                         ARTICLE II.  CONDUCT PENDING THE MERGER

SECTION 2.1.  Conduct of the Company's Business Prior to the Effective Time   . . . . . . . . . . . . . . . . . . . .   6
SECTION 2.2.  Forbearance by the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
SECTION 2.3.  Cooperation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

                                       ARTICLE III.  REPRESENTATIONS AND WARRANTIES

SECTION 3.1.  Representations and Warranties of the Company   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
SECTION 3.2.  Representations and Warranties of the Acquiror and Merger Sub . . . . . . . . . . . . . . . . . . . . .  29

                                                  ARTICLE IV.  COVENANTS

SECTION 4.1.  Acquisition Proposals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
SECTION 4.2.  Certain Policies of the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
SECTION 4.3.  Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
SECTION 4.4.  Access and Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
SECTION 4.5.  Ancillary Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
SECTION 4.6.  Certain Filings, Consents and Arrangements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
SECTION 4.7.  Indemnification; Directors' and Officers' Insurance . . . . . . . . . . . . . . . . . . . . . . . . . .  35
SECTION 4.8.  Additional Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
SECTION 4.9.  Publicity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
SECTION 4.10.  Proxy Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
SECTION 4.11.  Shareholders' Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
SECTION 4.12.  Notification of Certain Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
SECTION 4.13.  No Acquisitions of Company Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

                     ARTICLE V.  CONDITIONS TO CONSUMMATION

SECTION 5.1.  Conditions to All Parties' Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
SECTION 5.2.  Conditions to the Obligations of the Acquiror and Merger Sub  . . . . . . . . . . . . . . . . . . . . .  40
SECTION 5.3.  Conditions to the Obligation of the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

                                                 ARTICLE VI.  TERMINATION

SECTION 6.1.  Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
SECTION 6.2.  Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
SECTION 6.3.  Effect of Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

                                     ARTICLE VII.  EFFECTIVE DATE AND EFFECTIVE TIME

SECTION 7.1.  Effective Date and Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

                                               ARTICLE VIII.  OTHER MATTERS

SECTION 8.1.  Certain Definitions; Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
SECTION 8.2.  Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
SECTION 8.3.  Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
SECTION 8.4.  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
SECTION 8.5.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
SECTION 8.6.  WAIVER OF JURY TRIAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
SECTION 8.7.  Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
SECTION 8.8.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
SECTION 8.9.  Entire Agreement; Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
SECTION 8.10. Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50


                                                     LIST OF ANNEXES


Annex 1       -      Company Rights (Recital D)
Annex 2       -      Amendment to Rights Plan (Section 3.1(ll))
Annex 3       -      Form of Opinion of Jones, Day, Reavis & Pogue
                             (Section 5.2(c))

                            INDEX OF DEFINED TERMS
Acquiror  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Acquiror Bank . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
Acquiror Subsidiary Holding Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
Acquiror's Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Acquisition Proposal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Acquisition Transaction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
Alternative Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
beneficial ownership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
BHC Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
BIF . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Company Bank  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Company Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Company Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
Company Subsidiary Holding Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Continued Employee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
Covered Person  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Dissenters' Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Dissenting Shareholder  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Effective Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Effective Time  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Employee Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Environmental Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
ERISA Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
ERISA Affiliate Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Exchange Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
FDIC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Federal Reserve Board . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
Government Regulators . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Hazardous Material  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Indemnified Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
IRS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Loan Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
material  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Material Adverse Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Maximum Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Merger Consideration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Merger Sub  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
National Bancshares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
OREO  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Participation Facility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
PBGC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Pension Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

person  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Preliminary Purchase Event  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
Proxy Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
Purchase Event  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
Qualified Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Regulatory Agencies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Rights Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
SEC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Securities Exchange Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
SRO . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
State Corporation Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
State Regulator . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Surviving Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

              AGREEMENT AND PLAN OF MERGER, dated as of the 30th day of September, 1996 (this "Plan"), by and among CULLEN/FROST BANKERS, INC. (the "Acquiror"), R.E. HOLDING CORPORATION ("Merger Sub"), and CORPUS CHRISTI BANCSHARES, INC. (the "Company").

                                   RECITALS:

              A. The Acquiror. The Acquiror is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas, with its principal executive offices located in San Antonio, Texas. The Acquiror is a bank holding company duly registered with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the Bank Holding Company Act of 1956, as amended (the "BHC Act").

              B. Merger Sub. Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas, with its principal executive offices located in San Antonio, Texas. All the outstanding shares of the capital stock of Merger Sub are owned directly by the Acquiror. By its execution of this Plan, Acquiror, in its capacity as sole shareholder of Merger Sub, approves this Plan.

              C. The Company. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas, with its principal executive offices located in Corpus Christi, Texas. As of the date hereof, the Company has 4,000,000 authorized shares of common stock, par value $5.00 per share ("Company Common Stock"), of which no more than 1,600,200 shares were outstanding as of the date hereof (including 200 shares to be issued upon the completion of the exercise of certain options), and has no other class of capital stock authorized. The Company is a bank holding company duly registered with the Federal Reserve Board under the BHC Act.

              D. Rights, Etc. The Company does not have any shares of its capital stock reserved for issuance, any outstanding option, call or commitment relating to shares of its capital stock or any outstanding securities, obligations or agreements convertible into or exchangeable for, or giving any person any right (including, without limitation, preemptive rights) to subscribe for or acquire from it, any shares of its capital stock (collectively, "Rights"), except pursuant to the Rights Agreement, dated as of October 18, 1995 (the "Rights Agreement"), between the Company and Chemical Mellon Shareholder Services, L.L.C., as Rights Agent, and as set forth on Annex 1 (which includes details on the terms and conditions of any such Rights, including the grantee, vesting periods and exercise prices of any options).

              E. Board Approvals. The respective Boards of Directors of the Acquiror, Merger Sub and the Company have duly approved this Plan and have duly authorized its execution and delivery.

              In consideration of their mutual promises and obligations hereunder, the parties hereto adopt and make this Plan and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:


                            ARTICLE I.  THE MERGERS

              SECTION 1.1. Structure of the Merger. On the Effective Date (as defined in Section 7.1), Merger Sub will merge (the "Merger") with and into the Company, with the Company being the surviving corporation (the "Surviving Corporation"), pursuant to the provisions of, and with the effect provided in the Texas Business Corporation Act (the "State Corporation Law"). The separate corporate existence of Merger Sub shall thereupon cease. The Surviving Corporation shall continue to be governed by the State Corporation Law and its separate corporate existence with all of its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. At the Effective Time (as defined in Section 7.1), the articles of incorporation and by-laws of the Surviving Corporation shall be the articles of incorporation and by-laws of the Company immediately prior to the Effective Time.

              SECTION 1.2. Effect on Outstanding Shares. (a) At the Effective Time, automatically and without any action on the part of any holder thereof, each share of Company Common Stock issued and outstanding at the Effective Time (other than shares held by holders (each, a "Dissenting Shareholder") who perfect their rights to dissent under applicable state law (the "Dissenters' Shares")), shall be converted into the right to receive $18.84 in cash (one cent (1c.) of which is attributable to the redemption price of the associated right under the Rights Agreement) without interest (the "Merger Consideration"). At the Effective Time, each share of Company Common Stock held as treasury stock of the Company shall be cancelled and retired and shall cease to exist and no exchange or payment shall be made with respect thereto. Upon the payment by the Surviving Corporation of the "fair value" of any Dissenters' Shares in accordance with the State Corporation Law, such Dissenters' Shares shall be cancelled and retired and shall cease to exist, and no exchange or further payment shall be made with respect thereto.

              (b) At the Effective Time, the shares of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into shares of common stock of the Surviving Corporation and shall thereafter constitute all of the issued and outstanding shares of capital stock of the Surviving Corporation.

              SECTION 1.3. Exchange Procedures. (a) At and after the Effective Time, each certificate theretofore representing shares of Company Common Stock (each, a "Certificate") shall represent only the right to receive the Merger Consideration in cash without interest.

              (b) As of the Effective Time, the Acquiror shall deposit, or shall cause to be deposited, with such bank or trust company as the Acquiror shall elect (which may be a subsidiary of the Acquiror) (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Section 1.3, the Merger Consideration to be paid pursuant to Section 1.2 and deposited pursuant to this Section 1.3 in exchange for outstanding shares of Company Common Stock.

              (c) As soon as practicable after the Effective Time, the Acquiror shall cause the Exchange Agent to mail to each holder of record of a Certificate or Certificates the following: (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, which shall be in a form and contain any other customary provisions as the Acquiror may determine; and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon the proper surrender of a Certificate to the Exchange Agent, together with a properly completed and duly executed letter of transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor a check representing the Merger Consideration which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions hereof, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the Merger Consideration. In the event of a transfer of ownership of any shares of Company Common Stock not registered in the transfer records of the Company, a check for the Merger Consideration may be issued to the transferee if the Certificate representing such Company Common Stock is presented to the Exchange Agent, accompanied by documents sufficient, in the discretion of the Acquiror and the Exchange Agent, (i) to evidence and effect such transfer and (ii) to evidence that all applicable stock transfer taxes have been paid.

              (d) From and after the Effective Time, there shall be no transfers on the stock transfer records of the Company of any shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If after the Effective Time Certificates are presented to the Acquiror or the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration deliverable in respect thereof pursuant to this Plan in accordance with the procedures set forth in this Section 1.3.

              (e) Any portion of the aggregate Merger Consideration or the proceeds of any investments thereof that remains unclaimed by the shareholders of the Company for six months after the Effective Time shall be repaid by the Exchange Agent to the Acquiror. Any shareholder of the Company who has not theretofore complied with this Section 1.3 shall thereafter be entitled to look only to the Acquiror for payment of the Merger Consideration deliverable in respect of each share of Company Common Stock held by such shareholder without any interest thereon. If outstanding certificates for shares of Company Common Stock are not surrendered or the payment for them is not claimed prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of the Acquiror (and to the extent not in its possession shall be paid over to the Acquiror), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, none of the Acquiror, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former holder of Company Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

              (f) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the posting by such person of a bond in such amount as the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate a check for the Merger Consideration deliverable in exchange therefor.

              SECTION 1.4. Dissenters' Rights. Any Dissenting Shareholder who shall be entitled to be paid the "fair value" of his or her Dissenters' Shares, as provided in

Article 5.12 of the State Corporation Law, shall not be entitled to the Merger Consideration in respect thereof unless and until such Dissenting Shareholder shall have failed to perfect or shall have effectively withdrawn or lost such Dissenting Shareholder's right to dissent from the Merger under the State Corporation Law, and shall be entitled to receive only the payment provided for by Article 5.12 of the State Corporation Law with respect to such Dissenters' Shares. If any Dissenting Shareholder shall fail to perfect or shall have effectively withdrawn or lost such right to dissent, the Dissenters' Shares held by such Dissenting Shareholder shall thereupon be treated as though such Dissenters' Shares had been converted into the right to receive the Merger Consideration pursuant to Section 1.2.

              SECTION 1.5. Alternative Structure. Notwithstanding anything in this Plan to the contrary, the Acquiror may specify that, before or after the Merger, the Company, the Acquiror, the Company Bank, the Acquiror Bank and any other subsidiaries of the Acquiror and the Company shall enter into transactions other than those described in Article I hereof in order to effect the purposes of this Plan, and the Company and the Acquiror shall take all action necessary and appropriate to effect, or cause to be effected, such transactions; provided, however, that no such specification shall materially and adversely affect the timing of the consummation of the transactions contemplated herein or the tax effect or economic benefits of the Merger to the holders of Company Common Stock.

              SECTION 1.6. Options. At the Effective Time, each option granted by the Company to directors, officers and employees of the Company and its subsidiaries to purchase shares of Company Common Stock which is outstanding and exercisable immediately prior to the Effective Time and has not been exercised at the Effective Time shall be terminated and each grantee thereof shall be entitled to receive, in lieu of each share of Company Common Stock that would otherwise have been issuable upon the exercise thereof and without payment of any exercise price therefor, an amount in cash computed by multiplying (i) the difference between (x) the per share amount of the Merger Consideration (i.e., $18.84) and (y) the per share exercise price applicable to such option by (ii) the number of such shares of Company Common Stock subject to such option. The Company agrees to take or cause to be taken all action necessary under such options to provide for such termination, including obtaining any necessary consents from grantees. As soon as practicable after the Effective Time, the

Surviving Corporation will make the payments required to be made to grantees of options under this Section 1.6.


              ARTICLE II.  CONDUCT PENDING THE MERGER

              SECTION 2.1. Conduct of the Company's Business Prior to the Effective Time. Except as expressly provided in this Plan, during the period from the date of this Plan to the Effective Time, the Company shall, and shall cause each of its subsidiaries to, (i) conduct its business in the usual, regular and ordinary course of business consistent with past practice, (ii) use its reasonable best efforts to maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees, (iii) take no action which would adversely affect or delay the ability of the Company, the Acquiror, Merger Sub or any subsidiary thereof to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby or to perform its covenants and agreements on a timely basis under this Plan and (iv) take no action that is reasonably likely to have a Material Adverse Effect (as defined in Section 8.1 hereof) on the Company.

              SECTION 2.2. Forbearance by the Company. During the period from the date of this Plan to the Effective Time, the Company shall not, and shall not permit any of its subsidiaries, without the prior written consent of the Acquiror, to:

              (a) other than in the ordinary course of business consistent with past practice, make any loan or advance or incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person;

              (b) adjust, split, combine or reclassify any capital stock; make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or grant any stock appreciation rights or grant, sell or issue to any individual, corporation or other person any right or option to acquire, or securities evidencing a right to convert into or acquire, any shares of its capital stock, except for regular quarterly cash dividends both (i) at a rate per share of Company Common Stock not in excess of $0.075 per share and (ii) having record dates and payment dates consistent with past practice as described in the letter referred to in the introduction to Section 3.1 provided, however, that the Company may not declare any regular quarterly cash dividends in any quarter if with respect to such quarter the amount of the dividend exceeds the amount of net income for such quarter; or issue any additional shares of capital stock except pursuant to the exercise of stock options outstanding as of the date hereof as set forth on Annex 1 and on the terms in effect on the date hereof;

              (c) other than in the ordinary course of business consistent with past practice and pursuant to policies currently in effect, sell, transfer, mortgage, encumber or otherwise dispose of any of its properties, leases or assets to any person, or cancel, release or assign any indebtedness of any such person, except pursuant to contracts or agreements in force as of the date of this Plan;

              (d) make any capital expenditures, other than capital expenditures made in the ordinary course of business consistent with past practice in amounts not exceeding $25,000, individually or in the aggregate;

              (e) increase in any manner the compensation or fringe benefits of any of its employees or directors, or create or institute, or make any payments pursuant to, any severance plan or package, or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees or directors, or become a party to, amend or commit itself to or fund or otherwise establish any trust or account related to any Employee Plan (as defined in Section 3.1(p)), with or for the benefit of any employee, other than general increases in compensation in the ordinary course of business consistent with past practice not in excess of 6% in any 12-month period or any amendment required by applicable law (provided that any such amendment shall provide the least increase to cost permitted under such applicable law), or voluntarily accelerate the vesting of any stock options or other compensation or benefit;

              (f) (i) other than in the ordinary course of business consistent with past practice in individual amounts not to exceed $100,000 or in securities transactions as provided in (f)(ii) below, make any investment either by contributions to capital, property transfers, or purchase of any property or assets of any person, provided that the Company shall make no acquisition of business operations without the Acquiror's prior consent; or

              (ii) other than purchases of direct obligations of the United States of America with a remaining maturity at the time of purchase of two years or less, purchase or acquire securities of any type; provided, however, that, in the case of investment securities, the Company may purchase (or permit a Company Subsidiary to purchase) investment securities if, within one business day after the Company requests in writing (which notice shall describe in detail the investment securities to be purchased and the price thereof) that the Acquiror consent to the making of any such purchase, the Acquiror has approved such request in writing or has not responded in writing to such request;

              (g) enter into or terminate any contract or agreement, or make any change in any of its leases or contracts, other than with respect to those involving aggregate payments of less than, or the provision of goods or services with a market value of less than, $25,000;

              (h) settle any claim, action or proceeding involving any liability of the Company or any of its subsidiaries for money damages in excess of $25,000 or material restrictions upon the operations of the Company or any of its subsidiaries;

              (i) except in the ordinary course of business and in amounts less than $100,000, waive or release any material right or collateral or cancel or compromise any extension of credit or other debt or claim; provided, however, that the Company may take (or permit a Company Subsidiary to take) any such action if, within two business days after the Company requests in writing (which request shall include information and analyses sufficient for Acquiror to assess the proposed action) that the Acquiror consent to the taking of such action, the Acquiror has approved such request in writing or has not responded in writing to such request;

              (j) make, renegotiate, renew, increase, extend or purchase any loan, lease (credit equivalent), advance, credit enhancement or other extension of credit, or make any commitment in respect of any of the foregoing, except (i) unsecured loans, advances or commitments in amounts less than $100,000 made in the ordinary course of business consistent with past practice and made in conformity with all applicable policies and procedures, (ii) secured loans, advances or commitments in an amount less than $200,000 and (iii) loans or advances as to which the Company has a legally binding obligation to make such loan or advance as of the date hereof and a description of which has been provided by the Company in writing to the Acquiror prior to the execution of this Plan; provided, however, that the Company may take (or permit a Company Subsidiary to take) any such action if, within 24 hours after receiving a request from a person to take any such action that the Company intends to act upon, the Company notifies the Acquiror in writing of such request and within 24 hours after the Company requests in writing (which request shall include information and analyses sufficient for Acquiror to assess the proposed action) that the Acquiror consent to the taking of such action, the Acquiror has approved such request in writing or has not responded in writing to such request;

              (k) except as contemplated by Section 4.2, change its method of accounting as in effect at December 31, 1995, except as required by changes in generally accepted accounting principles as concurred in by the Company's independent auditors;

              (l) enter into any new activities or lines of business, or cease to conduct any activities or lines of business that it conducts on the date hereof, or conduct any business activity not consistent with past practice;

              (m)    amend its articles of incorporation or its by-laws; or

              (n) agree to, or make any commitment to, take any of the actions prohibited by this Section 2.2.

              SECTION 2.3. Cooperation. The Company shall, and the Company shall cause the Company Subsidiary Holding Company and the Company Bank to, cooperate with Acquiror and Merger Sub in completing the transactions contemplated hereby and shall not take, cause to be taken or agree or make any commitment to take any action: (i) that would cause any of the representations or warranties of it that are set forth in Article III hereof not to be true and correct, or (ii) that is inconsistent with or prohibited by Section 2.1 or
Section 2.2.

                  ARTICLE III.  REPRESENTATIONS AND WARRANTIES

              SECTION 3.1. Representations and Warranties of the Company. The Company represents and warrants to the Acquiror and Merger Sub, that, except as specifically disclosed in a letter of the Company delivered to the Acquiror prior to the date hereof (and making specific reference to the Section of this Plan for which an exception is taken):

              (a) Recitals True. The facts set forth in the Recitals of this Plan with respect to the Company are true and correct.

              (b) Capital Stock. All outstanding shares of capital stock of the Company, the Company Subsidiary Holding Company and the Company Bank have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to any preemptive rights.

              (c) Due Organization. C.S.B.C.C., Inc. (the "Company Subsidiary Holding Company") is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Citizens State Bank (the "Company Bank") is a state chartered bank duly organized, validly existing and in good standing under the laws of the State of Texas. The Company Subsidiary Holding Company is a bank holding company duly registered with the Federal Reserve Board under the BHC Act. The Company Bank is a member of the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation (the "FDIC") and all of its deposits are subject to assessment by the BIF.

              (d) Authority. Each of the Company and its subsidiaries has the corporate power and authority, and is duly qualified in all jurisdictions (except for such qualifications the absence of which, in the aggregate, would not have a Material Adverse Effect on the Company) where such qualification is required, to carry on its business as it is now being conducted and to own all its properties and assets, and it has all federal, state, local, and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted.

              (e) Subsidiaries; Significant Investments. The only subsidiaries of the Company are the Company Subsidiary Holding Company and the Company Bank. All of the shares of capital stock of the Company Subsidiary Holding Company are owned directly and of record by the Company and all of the shares of capital stock of the Company Bank are owned directly and of record by the Company Subsidiary Holding Company, in each such case free and clear of all liens, claims, encumbrances and restrictions on transfer and there are no Rights with respect to any such capital stock. None of the Company or any of such subsidiaries owns any equity securities, any security convertible or exchangeable into an equity security or any rights to acquire any equity security, except for shares of the Company Subsidiary Holding Company held by the Company, shares of the Company Bank held by the Company Subsidiary Holding Company, shares of capital stock of the Federal Home Loan Bank of Dallas and shares of Texas Independent Bank.

              (f) Shareholder Approvals. (i) Subject to the receipt of required shareholder approval of this Plan, this Plan and the transactions contemplated herein have been duly authorized by all necessary corporate action of the Company. In addition, the Company has received the written opinions of FinSer Corporation and Alex Sheshunoff & Co. Investment Banking to the effect that the Merger Consideration to be received by the shareholders of the Company is fair to such shareholders from a financial point of view and has provided true and complete copies of such opinions to the Acquiror. Subject to receipt of
       (A) such shareholder approval and (B) the required approvals, consents or waivers of governmental authorities referred to in Section 5.1(b), this Plan is a valid and binding agreement of the Company enforceable against it in accordance with its terms, subject as to enforcement to applicable bankruptcy, insolvency, receivership, conservatorship, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                     (ii) The affirmative vote of two thirds of the outstanding shares of Company Common Stock entitled to vote on this Plan is the only shareholder vote required for approval of the Plan and consummation of the Merger and the other transactions contemplated hereby.

              (g) No Violations. The execution, delivery and performance of this Plan by the Company do not, and the consummation of the transactions contemplated hereby or thereby by the Company, the Company Subsidiary Holding Company and the Company Bank will not, constitute (i) a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license to which the Company or any of its subsidiaries (or any of their respective properties) is subject, or enable any person to enjoin the Merger or the other transactions contemplated hereby, (ii) a breach or violation of, or a default under, the articles of incorporation or by-laws or similar organizational documents of the Company or any subsidiary of the Company or (iii) a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of the Company or any subsidiary of the Company under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which the Company or any subsidiary of the Company is a party, or to which any of their respective properties or assets may be bound or affected; and the consummation of the transactions contemplated hereby will not require any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, indenture or instrument, other than (i) the required approvals, consents and waivers of governmental authorities referred to in Section 5.1(b), (ii) the approval of the shareholders of the Company referred to in Section 3.1(f) and (iii) such approvals, consents or waivers as are required under federal securities laws in connection with the transactions contemplated by this Plan.

              (h) Reports. (i) As of their respective dates, neither the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995, nor any other document filed by the Company subsequent to December 31, 1995 under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), each in the form (including exhibits) filed with the Securities and Exchange Commission (the "SEC") (collectively, the

       "Reports"), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets contained or incorporated by reference in the Reports (including in each case any related notes and schedules) fairly presented in all material respects the financial position of the entity or entities to which it relates as of its date and each of the consolidated statements of income, consolidated statements of shareholders' equity and consolidated statement of cash flows contained or incorporated by reference in the Reports (including in each case any related notes and schedules) fairly presented in all material respects the results of operations, shareholders' equity and cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments that are not material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein.

                     (ii) The Company and each of its subsidiaries have each timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, if any, that they were required to file since December 31, 1993 with (i) the SEC,
       (ii) the Federal Reserve Board, (iii) the FDIC, (iv) the BIF, (v) any state banking commission or other regulatory authority (each, a "State Regulator") (such entities collectively, the "Regulatory Agencies"), and
       (vi) the National Association of Securities Dealers, Inc. and any other self-regulatory organization (an "SRO"), and all other material reports and statements required to be filed by them since December 31, 1993, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, the Federal Reserve Board, the FDIC, the BIF, any State Regulator or any SRO, and have paid all fees and assessments due and payable in connection therewith.

              (i) Absence of Undisclosed Liabilities and Certain Changes or Events. Since December 31, 1995, the Company and its subsidiaries have not incurred any material liability, except in the ordinary course of their business consistent with past practice. Since June 30, 1996, there has not been any change in the condition (financial or other), properties, business, results of operations or prospects of the Company or its subsidiaries which, individually or in the aggregate, has had, or is reasonably likely to have, a Material Adverse Effect on the Company (other than changes (i) in banking laws or regulations, or interpretations thereof, that affect the banking industry generally,
       (ii) in the general level of interest rates, (iii) in GAAP, or (iv) which would reasonably be expected to occur as a consequence of the Merger, including, without limitation, the consequences of employee resignations, employee relations difficulties and deposit run-offs).

              (j) Guarantees; Suretyships; Contingent Liabilities. The letter referred to in the introduction to Section 3.1 lists and briefly describes all guarantees, matters of suretyship and similar contingent liabilities, other than loan commitments, of the Company and its subsidiaries.

              (k) Taxes. All federal, state, local, and foreign tax returns required to be filed by or on behalf of the Company or any of its subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all material respects. All taxes shown on such returns have been paid in full or adequate provision has been made for any such taxes on the Company's balance sheet (in accordance with generally accepted accounting principles). There is no audit examination, deficiency, or refund litigation with respect to any taxes of the Company or any of its subsidiaries. All taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation relating to it have been paid in full or adequate provision has been made for any such taxes on the Company's balance sheet (in accordance with generally accepted accounting principles). Neither the Company nor any of its subsidiaries has executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect. For purposes of this paragraph (k), "taxes" includes all federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes imposed on the income, properties or operations of the Company of any of its subsidiaries, together with any interest additions or penalties with respect thereto and any interest in respect of such additions or penalties.

              (l) Absence of Claims. As of the date hereof and except as disclosed in the letter referred to in the introduction to Section 3.1, there is no pending litigation, controversy, claim, action or proceeding against the Company or any of its subsidiaries before any court or governmental agency, and, to the best of the Company's knowledge after reasonable inquiry, no such litigation, proceeding, controversy, claim or action has been threatened or is contemplated. As of the Effective Time and except as disclosed in the letter referred to in the introduction to Section 3.1, there is no pending litigation, controversy, claim, action or proceeding against the Company or any of its subsidiaries before any court or governmental agency, which is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company or to hinder or delay consummation of the transactions contemplated hereby and, to the best of the Company's knowledge after reasonable inquiry, no such litigation, proceeding, controversy, claim or action has been threatened or is contemplated.

              (m) Absence of Regulatory Actions. Neither the Company nor any of its subsidiaries is a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, federal or state governmental authorities charged with the supervision or regulation of depository institutions or depositary institution holding companies or engaged in the insurance of bank and/or savings and loan deposits ("Government Regulators") nor has it been advised by any Government Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

              (n) Agreements. (i) Except for this Plan and arrangements made in the ordinary course of business, the Company and its subsidiaries are not bound by any material contract (as defined in Item 601(b)(10) of Regulation S-K) to be performed after the date hereof that has not been filed with or incorporated by reference in the Reports. Except as disclosed in the Reports filed prior to the date of this Plan, neither the Company nor any of its subsidiaries is a party to an oral or written (A) consulting agreement (other than data processing, software programming and licensing contracts entered into in the ordinary course of business) not terminable on 30 days' or less notice involving the payment of more than $25,000 per annum, in the case of any such agreement with an individual, or $50,000 per annum, in the case of any other such agreement, (B) agreement with any executive officer or other key employee of the Company or any of its subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any of its subsidiaries of the nature contemplated by this Plan and which provides for the payment of in excess of $50,000, (C) agreement with respect to any executive officer of the Company or any of its subsidiaries providing any term of employment or compensation guarantee extending for a period longer than one year and for the payment of in excess of $50,000 per annum, (D) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Plan or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Plan or (E) agreement containing covenants that limit the ability of the Company or any of its subsidiaries to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, the Company (including any successor thereof) or any of its subsidiaries may carry on its business (other than as may be required by law or any regulatory agency).

                     (ii) Neither the Company nor any of its subsidiaries is in default under or in violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject.

              (o) Labor Matters. Neither the Company or any of its subsidiaries is a party to, or is bound by, any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization, nor is the Company or any of its subsidiaries the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it or any such subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike, other labor dispute or organizational effort involving the Company or any of its subsidiaries pending or threatened.

              (p) Employee Benefit Plans. The letter referred to in the introduction to Section 3.1 contains a complete and correct list as of the date hereof of the names and current annual salary, bonus, commission and perquisite arrangements, written or unwritten, for each director, officer and employee of the Company and each of its subsidiaries. The letter referred to in the introduction to Section 3.1 also contains a complete list of all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other benefit plans, contracts, agreements, arrangements, including, but not limited to, "employee benefit plans", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), incentive and welfare policies, contracts, plans and arrangements and all trust agreements related thereto in respect to any present or former directors, officers, or other employees of the Company or any of its subsidiaries (hereinafter referred to collectively as the "Employee Plans"). (i) All of the Employee Plans comply in all material respects with all applicable requirements of ERISA, the Code and other applicable laws; neither the Company nor any of its subsidiaries has engaged in a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Employee Plan which could subject the Company or any subsidiary to a material tax or penalty under Section 4975 of the Code or Section 502(i) of ERISA; and all contributions required to be made under the terms of any Employee Plan have been timely made or have been reflected on the Company's balance sheet; (ii) no liability to the Pension Benefit Guaranty Corporation (the "PBGC") has been or is expected by the Company or any of its subsidiaries to be incurred with respect to any Employee Plan which is subject to Title IV of ERISA (a "Pension Plan"), or with respect to any "single-employer plan" (as defined in Section 4001(a)(15) of ERISA) currently or formerly maintained by the Company or any entity (an "ERISA Affiliate") which is considered one employer with the Company under Section 4001 of ERISA or
       Section 414 of the Code (an "ERISA Affiliate Plan"); and no proceedings have been instituted to terminate any Pension Plan or ERISA Affiliate Plan and no condition exists that presents a material risk of the institution of such proceedings; (iii) no Pension Plan or ERISA Affiliate Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA (whether or not waived)) as of the last day of the end of the most recent plan year ending prior to the date hereof; the fair market value of the assets of each Pension Plan and ERISA Affiliate Plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such Pension Plan or ERISA Affiliate Plan as of the end of the most recent plan year with respect to the respective Pension Plan or ERISA Affiliate Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such Pension Plan or ERISA Affiliate Plan prior to the date hereof, and there has been no material change in the financial condition of any such Pension Plan or ERISA Affiliate Plan since the last day of the most recent plan year; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any Pension Plan or ERISA Affiliate Plan within the 12-month period ending on the date hereof; (iv) neither the Company nor any subsidiary of the Company has provided or is required to provide, security to any Pension Plan or to any ERISA Affiliate Plan pursuant to Section 401(a)(29) of the Code; (v) neither the Company, its subsidiaries, nor any ERISA Affiliate has contributed to any "multiemployer plan", as defined in Section 3(37) of ERISA, on or after September 26, 1980; (vi) each Employee Plan of the Company or any of its subsidiaries which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) has requested within the applicable remedial amendment period or has received a favorable determination letter from the Internal Revenue Service deeming such plan (a "Qualified Plan") to be qualified under Section 401(a) of the Code; and neither the Company nor its subsidi-aries are aware of any circumstances likely to result in revocation of any such favorable determination letter; (vii) each Qualified Plan which is an "employee stock ownership plan" (as defined in Section 4975(e)(7) of the Code) has satisfied all of the applicable requirements of Sections 409 and 4975(e)(7) of the Code and the regulations thereunder; all Employee Plans covering foreign participants comply in all material respects with applicable local law, and there are no material unfunded liabilities with respect to any Employee Plan which covers foreign employees; (viii) there is no pending or, to the Company's knowledge, threatened litigation, administrative action or proceeding relating to any Employee Plan; (ix) there has been no announcement or commitment by the Company or any subsidiary of the Company to create an additional Employee Plan, or to amend an Employee Plan except for amendments required by applicable law which do not increase the cost of such Employee Plan; and the Company and its subsidiaries do not have any obligations for retiree health and life benefits under any Employee Plan except as set forth in the letter referred to in the introduction to
       Section 3.1, and there are no such Employee Plans that cannot be amended or terminated without incurring any liability thereunder; (x) with respect to the Company or any of its subsidiaries, except as specifically identified in the letter referred to in the introduction to
       Section 3.1, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment or series of payments by the Company or any subsidiary of the Company to any person which is an "excess parachute payment" (as defined in Section 280G of the Code) under any Employee Plan, increase or secure (by way of a trust or other vehicle) any benefits payable under any Employee Plan, or accelerate the time of payment or vesting of any such benefit, and (xi) with respect to each Employee Plan, the Company has supplied to the Acquiror a true and correct copy, if applicable, of (A) the two most recent annual reports on the applicable form of the Form 5500 series filed with the Internal Revenue Service (the "IRS"), (B) such Employee Plan, including amendments thereto, (C) each trust agreement and insurance contract relating to such Employee Plan, including amendments thereto, (D) the most recent summary plan description for such Employee Plan, including amendments thereto, if the Employee Plan is subject to Title I of ERISA, (E) the most recent actuarial report or valuation if such Employee Plan is a Pension Plan,
       (F) the most recent
       determination letter issued by the IRS if such Employee Plan is a Qualified Plan and (G) the most recent financial statements and auditor's report.

              (q) Real Property. (i) The letter referred to in the introduction to Section 3.1 contains a complete and correct list of (A) all real property or premises owned on the date hereof, in whole or in part by the Company or any of its subsidiaries and all indebtedness secured by any encumbrance thereon, and (B) all real property or premises leased in whole or in part by the Company or any of its subsidiaries, together with a list of all applicable leases, the name of the lessor and any requirement of consent of the lessor to the transactions contemplated herein. None of such premises or properties have been condemned or otherwise taken by any public authority and no condemnation or taking is threatened or contemplated and none thereof is subject to any claim, contract or law which might affect its use or value for the purposes now made of it. None of the premises or properties of the Company or any of its subsidiaries is subject to any current or potential interests of third parties or other restrictions or limitations that would impair or be inconsistent with the current use of such property by the Company or any of its subsidiaries.

              (ii) Each of the leases referred to in such letter is valid and existing and in full force and effect, and no party thereto is in default and no notice of a claim of default by any party has been delivered to the Company or any of its subsidiaries or is now pending, and there does not exist any event that with notice or the passing of time, or both, would constitute a default or excuse performance by any party thereto, provided that with respect to matters relating to any party other than the Company the foregoing representation is based on the best knowledge of the Company.

              (r) Title. The Company and each of its subsidiaries has good title to its properties and assets (other than (i) property as to which it is lessee and (ii) real estate owned as a result of foreclosure, transfer in lieu of foreclosure or other transfer in satisfaction of a debtor's obligation previously contracted).

              (s) Knowledge as to Conditions. As of the date hereof, the Company knows of no reason why the approvals, consents and waivers of governmental authorities referred to in Section 5.1(b) should not be obtained without the imposition of any condition of the type referred to in the provisos thereto.

              (t) Compliance with Laws. Since December 31, 1993, the Company and each of its subsidiaries have complied in all material respects with all applicable laws. The Company and each of its subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and, to the best knowledge of the Company, no suspension or cancellation of any of them is threatened.

              (u) Fees. Other than in respect of financial advisory services performed for the Company by FinSer Corporation and Alex Sheshunoff & Company Investment Banking, in amounts and pursuant to agreements previously disclosed to the Acquiror, neither the Company nor any of its subsidiaries, nor any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for the Company or any subsidiary of the Company, in connection with the Plan or the transactions contemplated hereby.

              (v) Environmental Matters. (i) With respect to the Company and each of its subsidiaries:

                     (A) Each of the Company and its subsidiaries, the Participation Facilities, and the Loan Properties (each as defined below) are, and have been, in substantial compliance with all Environmental Laws (as defined below);

                     (B) Except as disclosed in the letter referred to in the introduction to Section 3.1, there is no suit, claim, action, demand, executive or administrative order, directive or proceeding pending or, to the best of the Company's knowledge, threatened, before any court, governmental agency or board or other forum against it or any of its subsidiaries or any Participation Facility (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Hazardous Material (as defined below) or oil, whether or not occurring at or on a site owned, leased or operated by it or any of its subsidiaries or any Participation Facility;

                     (C) There is no suit, claim, action, demand, executive or administrative order, directive or proceeding pending or, to the best of the Company's knowledge, threatened, before any court, governmental agency or board or other forum relating to or against any Loan Property (or the Company or any of its subsidiaries in respect of such Loan Property) (x) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Hazardous Material or oil whether or not occurring at or on a site owned, leased or operated by a Loan Property;

                     (D) To the best of the Company's knowledge, there is no reasonable basis for any suit, claim, action, demand, executive or administrative order, directive or proceeding of a type described in Section 3.1(s)(i)(B) or (C);

                     (E) To the best of the Company's knowledge, and except as disclosed in the letter referred to in the introduction to
              Section 3.1, the properties currently or formerly owned or operated by the Company or any of its subsidiaries (including, without limitation, soil, groundwater or surface water on, under or adjacent to the properties, and buildings thereon) do not contain any Hazardous Material (as defined below) other than as permitted under applicable Environmental Law (provided, however, that with respect to properties formerly owned or operated by the Company or any of its subsidiaries, such representation is limited to the period the Company or any such subsidiary owned or operated such properties);

                     (F) To the best of the Company's knowledge, none of it or any of its subsidiaries has received any notice, demand letter, executive or administrative order, directive or request for information from any Federal, state, local or foreign governmental entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law;

                     (G) Except as disclosed in the letter referred to in the introduction to Section 3.1, there are no underground storage tanks on, in or under any properties or Participation Facility and no underground storage tanks have been closed or removed from any properties or Participation Facility which are or have been in the ownership of it or any of its subsidiaries;

                     (H) During the period of (l) its or any of its subsidiaries' ownership or operation of any of their respective current properties, (m) its or any of its subsidiaries' participation in the management of any Participation Facility, or
              (n) its or any of its subsidiaries' holding of a security interest in a Loan Property, there has been no contamination by or release of Hazardous Material or oil in, on, under or affecting such properties, except in compliance with, and as would not result in liability under, any applicable Environmental Law. To the best of the Company's knowledge, prior to the period of (x) its or any of its subsidiaries' ownership or operation of any of their respective current properties, (y) its or any of its subsidiaries' participation in the management of any Participation Facility, or (z) its or any of its subsidiaries' holding of a security interest in a Loan Property, there was no contamination by or release of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility or Loan Property, except in compliance with, and as would not result in liability under, any applicable Environmental Law; and

                     (I) Except as disclosed in the letter referred to in the introduction to Section 3.1, none of it or its subsidiaries participates in the management of a Loan Property or Participation Facility to an extent that it would be deemed an "owner or operator" as defined in 42 U.S.C. Section 9601 or any similar Environmental Law.

                  (ii)  The following definitions apply for purposes of this
       Section 3.1(s): (w) "Loan Property" means any property in which the applicable party (or a subsidiary of it) holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property; (x) "Participation Facility" means any facility in which the applicable party (or a subsidiary of it) participates in the management (including all property held as trustee or in any other fiduciary or agency capacity) and, where required by the context, includes the owner or operator of such property; (y) "Environmental Law" means (i) any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, executive or administrative order, judgment, decree, injunction, requirement or agreement with any governmental entity, (A) relating to the protection, preservation or restoration of the environment (which includes, without limitation, air, water vapor, surface water, groundwater, drinking water supply, structures, soil, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, or (B) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Materials, in each case as amended and as now in effect. The term Environmental Law includes, without limitation, the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal Act and the federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, the Federal Hazardous Materials Transportation Act, or any so-called "Superfund" or "Superlien" law, each as amended and as now in effect, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Material; and (z) "Hazardous Material" means any substance in any concentration which is or could be detrimental to human health or safety or to the environment, currently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance, oil or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

              (w) Allowance. The allowance for possible loan losses shown on the Company's unaudited balance sheet as of June 30, 1996 was, and the allowance for possible loan losses shown on the balance sheets in its Reports for periods ending after the date of this Plan will be, adequate, as of the date thereof, under generally accepted accounting principles applicable to banks and bank holding companies. The Company has disclosed to the Acquiror in writing prior to the date hereof the amounts of all loans, leases, advances, credit enhancements, other extensions of credit, commitments and interest-bearing assets of the Company and its subsidiaries that have been classified as "Other Assets Specially Mentioned", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Credit Risk Assets" or words of similar import. The Other Real Estate Owned ("OREO") included in any non-performing assets of the Company or any of its subsidiaries is carried net of reserves at the lower of cost or market value based on independent appraisals consistent with applicable regulatory requirements.

              (x)     Antitakeover Provisions Inapplicable.  The provisions of
       Article 6 of the Company's articles of incorporation requiring an 80% shareholder vote do not and will not apply to this Plan or the Merger or any amendment or revision thereto or the transactions contemplated hereby or thereby. The Company has taken all actions required to exempt the Plan and the Merger and any amendment or revision thereto and the transactions contemplated hereby or thereby from any applicable state antitakeover laws.

              (y) Material Interests of Certain Persons. Except as disclosed in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995, no officer or director of the Company, or any "associate" (as such term is defined in Rule 12b-2 under the Securities Exchange Act) of any such officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of the Company or any of its subsidiaries.

              (z) Insurance. The Company and its subsidiaries are presently insured, and since December 31, 1993, have been insured, for reasonable amounts with financially sound and reputable insurance companies, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. All of the insurance policies and bonds maintained by the Company and its subsidiaries are in full force and effect, the Company and its subsidiaries are not in default thereunder and all material claims thereunder have been filed in due and timely fashion. Since December 31, 1993, no claim by the Company or any of its subsidiaries on or in respect of an insurance policy or bond has been declined or refused by the relevant insurer or insurers. In the best judgment of the Company's management, such insurance coverage is adequate and will be available in the future under terms and conditions substantially similar to those in effect on the date hereof. Between the date hereof and the Effective Time, the Company and its subsidiaries will maintain the levels of insurance coverage in effect on the date hereof and will submit all potential claims existing prior to the Effective Time to its insurance carrier on or before the Effective Time. The letter referred to in the introduction to Section 3.1 lists all insurance policies maintained by or for the benefit of the Company, of its subsidiaries or its directors, officers, employees or agents, specifying the (i) type of policy, (ii) policy limits and (iii) self insurance amounts.

              (aa) Investment Securities. Except for pledges to secure public and trust deposits and reverse repurchase agreements entered into in arm's-length transactions pursuant to normal commercial terms and conditions and other pledges required by law, none of the investments reflected in the consolidated balance sheet of the Company included in the Company's Report on Form 10-QSB for the quarter ended June 30, 1996, and none of the material investments made by it or any of its subsidiaries since December 31, 1995, is subject to any restriction (contractual, statutory or otherwise) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

              (bb) Derivatives. Neither the Company nor any of its subsidiaries is currently a party to any interest rate swap, cap, floor, option agreement, other interest rate risk management arrangement or agreement or derivative-type security or derivative arrangement or agreement.

              (cc) Registration Obligations. Neither the Company nor any of its subsidiaries is under any obligation, contingent or otherwise, to register any of its securities under the Securities Act of 1933, as amended.

              (dd) Books and Records. The books and records of the Company and its subsidiaries have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect in all material respects the substance of events and transactions that should be included therein.

              (ee) Corporate Documents. The Company has delivered to the Acquiror true and complete copies of (i) its amended articles of incorporation and amended by-laws and (ii) the charter and by-laws of the Company Subsidiary Holding Company and the Company Bank.

              (ff) Company Action. The Board of Directors of the Company has adopted resolutions recommending that this Plan be approved by the shareholders of the Company and directing that this Plan be submitted for consideration by the Company's shareholders at the Company Meeting.

              (gg) Indemnification. Neither the Company nor any Company Subsidiary is a party to any indemnification agreement with any of its present or future directors, officers, employees, individual agents or other individuals who serve or served in any other capacity with any other enterprise at the request of the Company or a subsidiary of the Company (a "Covered Person"), and to the best knowledge of the Company, there are no claims for which any Covered Person would be entitled to indemnification under Section 4.7 if such provisions were deemed to be in effect.

              (hh) Loans. Each loan, other than loans secured by an owner-occupied one-to-four family residential property and other loans the aggregate amount of which does not exceed $500,000, reflected as an asset on the Company's balance sheet as of December 31, 1995 and each balance sheet date subsequent thereto (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, and (iii) to the knowledge of the Company and Company Bank, will not be subject to any defenses which may be asserted against Company Bank. All loans and extensions of credit that have been made by Company Bank and that are subject to Sections 22(h), 23A and 23B of the Federal Reserve Act comply therewith.

              (ii) Fair Lending; Community Reinvestment Act. As of the date hereof, with the exception of routine investigation of consumer complaints, neither the Company nor any of its subsidiaries has been advised that it is or may be in violation of the Equal Credit Opportunity Act or the Fair Housing Act or any similar federal or state statute. The Company Bank received a CRA rating of "outstanding" in its most recent CRA examination.

              (jj) No Omission of Material Fact. No representation or warranty by the Company in this Plan or under any documents, instruments, certificates or schedules delivered or to be delivered pursuant hereto or in connection with the transactions contemplated hereby contains any untrue statement of material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading. None of the information regarding the Company or any of its subsidiaries or the transactions contemplated hereby supplied or to be supplied by the Company or any of its subsidiaries for inclusion in any documents or filings to be filed with any regulatory authority in connection with the transactions contemplated hereby will contain any untrue statement of material fact, or omit to state a material fact necessary to make the statements or facts contained therein not misleading.

              (kk) Rights Agreement. (i) The Company has duly adopted an amendment to the Rights Agreement in the form of Annex 2, as a result of which neither the Acquiror nor Merger Sub nor any affiliate or associate will become an "Acquiring Person" and no "Distribution Date" (as such terms are defined in the Rights

       Agreement) will occur, and the rights issued under the Rights Agreement will not become separable, distributable, unredeemable or exercisable as a result of the approval, execution or delivery of this Plan or the consummation of the transactions contemplated hereby or at any time thereafter.

              (ii) The board of directors of the Company has irrevocably redeemed all of the rights issued and outstanding under the Rights Agreement for 1c. per right, such redemption to be effective immediately prior to the Effective Time, and such redemption price shall be payable as part of the Merger Consideration as set forth in Article I.

              SECTION 3.2. Representations and Warranties of the Acquiror and Merger Sub. The Acquiror represents and warrants to the Company that:

              (a) Recitals True. The facts set forth in the Recitals of this Plan with respect to the Acquiror and Merger Sub are true and correct.

              (b) Corporate Organization and Qualification. The Acquiror Subsidiary Holding Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Acquiror Bank is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America. Each of the Acquiror, Merger Sub, the Acquiror Subsidiary Holding Company and the Acquiror Bank is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted by it, requires such qualification, except for such failure to qualify or be in such good standing which, when taken together with all other such failures, would not have a Material Adverse Effect on the Acquiror. Each of the Acquiror, Merger Sub, the Acquiror Subsidiary Holding Company and the Acquiror Bank has the requisite corporate and other power and authority (including all federal, state, local and foreign government authorizations) to carry on its respective businesses as they are now being conducted and to own or lease their respective properties and assets. The Acquiror owns all of the shares of capital stock of Merger Sub.

              (c) Corporate Authority. Each of the Acquiror and Merger Sub has the requisite corporate power and authority and has taken all corporate action necessary in order to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement is a valid and binding agreement of the Acquiror and Merger Sub enforceable against the Acquiror and Merger Sub in accordance with its terms. This Plan and the transactions contemplated hereby do not require the approval of the Acquiror's shareholders.

              (d) No Violations. The execution, delivery and performance of this Agreement by the Acquiror and Merger Sub do not, and the consummation of the transactions contemplated hereby by the Acquiror and Merger Sub will not, constitute (i) a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of the Acquiror or Merger Sub or to which the Acquiror or Merger Sub (or any of their respective properties) is subject, which breach, violation or default would have a Material Adverse Effect on the Acquiror, or enable any person to enjoin the Merger, the Second Merger, the Subsidiary Holding Company Merger or the Bank Merger, (ii) a breach or violation of, or a default under, the articles of incorporation or by-laws of the Acquiror or Merger Sub or (iii) a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of the Acquiror or Merger Sub under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which the Acquiror or Merger Sub is a party, or to which any of their respective properties or assets may be bound or affected, except for any of the foregoing that, individually or in the aggregate, would not have a Material Adverse Effect on the Acquiror; and the consummation of the transactions contemplated hereby will not require any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, indenture or instrument, other than (i) the required approvals, consents and waivers of governmental authorities referred to in Section 5.1(b), (ii) any such approval, consent or waiver that already has been obtained, and (iii) any other approvals, consents or waivers the absence of which, individually or in the aggregate, would not result in a Material Adverse Effect on the Acquiror or enable any person to enjoin the Merger, the Second Company Merger, the Subsidiary Holding Company Merger or the Bank Merger.

              (e) Access to Funds. The Acquiror has, or on the Closing Date will have, all funds necessary to consummate the Merger and pay the aggregate Merger Consideration.

              (f) Knowledge as to Conditions. As of the date hereto, the Acquiror knows of no reason why the approvals, consents and waivers of governmental authorities referred to in Section 5.1(b) should not be obtained without the imposition of any condition of the type referred to in the provisos thereto.

              (g) Fees. Neither the Acquiror nor any of its subsidiaries, nor any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for the Acquiror or any subsidiary of the Acquiror, in connection with the Plan or the transactions contemplated hereby.


                             ARTICLE IV.  COVENANTS

              SECTION 4.1. Acquisition Proposals. The Company agrees that neither it nor any of its subsidiaries nor any of the respective officers and directors of the Company or its subsidiaries shall, and the Company shall direct and use its reasonable best efforts to cause its employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its subsidiaries) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to shareholders of the Company) with respect to a merger, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, the Company or any of its subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or, except to the extent legally required for the discharge by the board of directors of its fiduciary duties as advised in writing by such board's counsel, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and shall make all reasonable efforts to enforce any confidentiality agreements to which it or any of its subsidiaries is a party. The Company will take the necessary steps to inform the appropriate individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 4.1. The Company will notify the Acquiror immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with the Company.

              SECTION 4.2. Certain Policies of the Company. At the written request of the Acquiror, the Company shall modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) immediately prior to the Effective Time so as to be consistent on a mutually satisfactory basis with those of the Acquiror and generally accepted accounting principles. The Company's representations, warranties and covenants contained in this Plan shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this Section 4.2.

              SECTION 4.3. Employees. (a) Each person employed by the Company or any of its subsidiaries prior to the Effective Time who remains an employee of the Surviving Corporation or its subsidiaries following the Effective Time (each a "Continued Employee"), shall be entitled, as an employee of a subsidiary of the Acquiror, to participate in whatever employee benefit plans or fringe benefit programs that may be in effect generally for employees of Acquiror's subsidiaries from time to time (including Acquiror's 401(k) savings plan, in which the Continued Employees shall be able to participate as of the first day of the first month following the Effective Time) (all such plans collectively, the "Acquiror's Plans"), if such Continued Employee shall be eligible (or, with respect to discretionary Acquiror's Plans, selected) for participation therein and otherwise shall not be participating in a similar plan which continues to be maintained by the Surviving Corporation and its subsidiaries. Continued Employees will be eligible to participate on the same basis as similarly situated employees of Acquiror or Acquiror's subsidiaries. All such participation shall be subject to such terms of such plans as may be in effect from time to time.

              (b) The Acquiror or Acquiror's subsidiaries shall, solely for purposes of vesting and eligibility to participate in Acquiror's Plans, recognize credit for each Continued Employee's term of service with the Company and the Company's subsidiaries. Notwithstanding the preceding sentence, no Continued Employee shall participate in any defined benefit pension plan maintained by the Acquiror or its subsidiaries until such Continued Employee has completed one year of service with Acquiror and its subsidiaries. The Acquiror will waive all pre-existing condition limitations for Continued Employees with respect to its health and dental plans.

              (c) Acquiror shall use its reasonable best efforts to determine the likely role of the individual employees of the Company and its subsidiaries by November 15, 1996 and to communicate its determination to the Company by such date. Thereafter, the Acquiror and the Company shall mutually agree on a method for communicating such determinations to individual employees and shall do so as promptly as practicable.

              SECTION 4.4. Access and Information. Upon reasonable notice, the Company shall (and shall cause its subsidiaries to) afford to the Acquiror and its representatives (including, without limitation, directors, officers and employees of the Acquiror and its affiliates, and counsel, accountants and other advisors retained by the Acquiror and its affiliates) such access (including, without limitation, for the purpose of conducting supplemental due diligence reviews) during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, loan and credit files, tax returns and work papers of independent auditors), properties, personnel and to such other information as the Acquiror may reasonably request; provided, however, that no investigation pursuant to this
Section 4.4 shall affect or be deemed to modify any representation or warranty made herein. The Acquiror will not, and will cause its representatives not to, use any information obtained pursuant to this Section 4.4 for any purpose unrelated to the consummation of the transactions contemplated by this Plan. Subject to the requirements of law, the Acquiror will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this Section 4.4 unless such information (i) was already known to the Acquiror or an affiliate of the Acquiror prior to the date of the confidentiality agreement between the Company and the Acquiror in effect prior to the date hereof, (ii) becomes available to the Acquiror or an affiliate of the Acquiror from other sources not known by such party to be bound by a confidentiality agreement,
(iii) is disclosed with the prior written approval of the Company or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Plan is terminated or the transactions contemplated by this Plan shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto (or an affiliate of any party hereto) to be returned to the party which furnished the same.

              SECTION 4.5. Ancillary Transactions. At the request of the Acquiror, the Company shall take, and shall cause each of its subsidiaries to take, all actions reasonably necessary (including, without limitation, the entering into of merger agreements and the filing of any necessary regulatory applications) to facilitate the occurrence subsequent to the Effective Time of
(i) the merger of the Surviving Corporation and The New Galveston Company, a Delaware corporation (the "Acquiror Subsidiary Holding Company"), (ii) the merger of the Company Subsidiary Holding Company and the Acquiror Subsidiary Holding Company, and (iii) the merger of the Company Bank and Frost National Bank, a national banking association (the "Acquiror Bank"). The receipt of any regulatory approvals required to consummate such transactions shall not be a condition to the Acquiror's and Merger Sub's obligation to consummate the Merger.

              SECTION 4.6. Certain Filings, Consents and Arrangements. The Acquiror, Merger Sub and the Company shall (a) as soon as practicable make any filings and applications required to be filed in order to obtain all approvals, consents and waivers of governmental authorities necessary or appropriate for the consummation of the transactions contemplated hereby and shall use their reasonable best efforts to cause the applications for the approvals described in clauses (i) and (ii) of Section 5.1(b) to be initially filed on or before October 31, 1996, (b) cooperate with one another (i) in promptly determining what filings are required to be made or approvals, consents or waivers are required to be obtained under any relevant federal, state or foreign law or regulation and (ii) in promptly making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such approvals, consents or waivers and (c) deliver to the other copies of the publicly available portions of all such filings and applications promptly after they are filed.

              SECTION 4.7. Indemnification; Directors' and Officers' Insurance. (a) From and after the Effective Time through the sixth anniversary of the Effective Date, the Acquiror agrees to indemnify and hold harmless each present and former director and officer of the Company or any subsidiary of the Company determined as of the Effective Time (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys'
fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time (including with respect to this Plan or any of the transactions contemplated hereby), whether asserted, claimed or arising prior to, at or after the Effective Time, to the extent to which such Indemnified Parties were entitled under Texas law and the Company's articles of incorporation or by-laws in effect on the date hereof, and the Acquiror shall also advance expenses as incurred to the extent permitted under Texas law and the Company's articles of incorporation and by-laws.

              (b)  Any Indemnified Party wishing to claim indemnification under
Section 4.7(a), upon learning of any such claim, action, suit, proceeding or investigation, shall as promptly as possible notify the Acquiror thereof, but the failure to so notify shall not relieve the Acquiror of any liability it may have to such Indemnified Party if such failure does not materially prejudice the indemnifying party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective
Time), (i) the Acquiror shall have the right to assume the defense thereof and the Acquiror shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Acquiror elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Acquiror and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and the Acquiror shall pay the reasonable fees and expenses of one such counsel for the Indemnified Parties in any jurisdiction promptly as statements thereof are received unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest, (ii) the Indemnified Parties will cooperate in the defense of any such matter and (iii) the Acquiror shall not be liable for any settlement effected without its prior written consent; and provided, further, that the Acquiror shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that the indemnification of such Indemnified Party in the manner contemplated hereby is not permitted or is prohibited by applicable law.

              (c) For a period of three years after the Effective Time, the Acquiror shall use its reasonable best efforts to cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company (provided that the Acquiror may substitute therefor policies of comparable coverage with respect to claims arising from facts or events which occurred before the Effective Time); provided, however, that in no event shall the Acquiror be obligated to expend, in order to maintain or provide insurance coverage pursuant to this Subsection 4.7(c), any amount per annum in excess of 125% of the amount of the annual premiums paid as of the date hereof by the Company for such insurance (the "Maximum Amount"). If the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, the Acquiror shall use all reasonable efforts to maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Amount. Notwithstanding the foregoing, prior to the Effective Time, the Acquiror may request the Company to, and the Company shall, purchase insurance coverage, on such terms and conditions as shall be acceptable to the Acquiror, extending for a period of three years the Company's directors' and officers' liability insurance coverage in effect as of the date hereof (covering past or future claims with respect to periods before the Effective Time) and such coverage shall satisfy the Acquiror's obligations under this Subsection (c).

              (d) If Acquiror or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provision shall be made so that the successors and assigns of Acquiror shall assume the obligations set forth in this Section 4.7.

              (e) The provisions of this Section 4.7 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

              SECTION 4.8. Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Plan as soon as practicable, including using efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable governmental entities, effecting all necessary registrations, applications and filings (including, without limitation, filings under any applicable state securities laws) and obtaining any required contractual consents and regulatory approvals.

              SECTION 4.9. Publicity. The initial press release announcing this Plan shall be a joint press release and thereafter the Company and the Acquiror shall consult with each other in issuing any press releases or otherwise making public statements with respect to the other or the transactions contemplated hereby and in making any filings with any governmental entity or with any national securities exchange with respect thereto.

              SECTION 4.10. Proxy Statement. As soon as practicable after the date hereof, the Company shall prepare a proxy statement to take shareholder action on the Merger and this Plan (the "Proxy Statement"), file the Proxy Statement with the SEC, respond to comments of the staff of the SEC and promptly thereafter mail the Proxy Statement to all holders of record (as of the applicable record date) of shares of Company Common Stock. The Company represents and covenants that the Proxy Statement and any amendment or supplement thereto, at the date of mailing to shareholders of the Company and the date of the meeting of the Company's shareholders to be held in connection with the Merger, will be in compliance in all material respects with all relevant rules and regulations of the SEC and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Acquiror and the Company shall cooperate with each other in the preparation of the Proxy Statement. The Company shall employ Morrow & Company to assist it in contacting shareholders in connection with the vote on the Merger. The Acquiror covenants that all information supplied by it in writing to the Company expressly for use in the Proxy Statement will be accurate and complete in all material respects.

              SECTION 4.11. Shareholders' Meeting. The Company shall take all action necessary, in accordance with applicable law and its articles of incorporation and by-laws, to convene a meeting of the holders of Company Common Stock (the "Company Meeting") as promptly as practicable for the purpose of approving this Plan. Except to the extent legally required for the discharge by the board of directors of its fiduciary duties as advised in writing by such board's counsel, the board of directors of the Company shall recommend at the Company Meeting that this Plan be approved by the shareholders of the Company.

              SECTION 4.12. Notification of Certain Matters. Each party shall give prompt notice to the others of: (a) any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by it or any of its subsidiaries subsequent to the date of this Plan and prior to the Effective Time, under any contract material to the financial condition, properties, businesses or results of operations of the Company and its subsidiaries taken as a whole to which the Company or any subsidiary is a party or is subject; and (b) any material adverse change in the condition (financial or other), properties, assets, business, results of operations or prospects of it and its subsidiaries taken as a whole or the occurrence of any event which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in any such change. Each of the Company, the Acquiror and Merger Sub shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Plan.

              SECTION 4.13. No Acquisitions of Company Common Stock. Prior to the earlier of (i) immediately prior to the Effective Time and (ii) the termination of this Plan in accordance with Article VI, the Acquiror shall not and shall cause its affiliates not to, directly or indirectly acquire any shares of Company Common Stock, other than shares acquired in a fiduciary or agency capacity or in satisfaction of a debt or debts previously contracted.

                     ARTICLE V.  CONDITIONS TO CONSUMMATION

              SECTION 5.1. Conditions to All Parties' Obligations. The respective obligations of the Acquiror, Merger Sub and the Company to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of the following conditions:

              (a) The Plan and the transactions contemplated hereby shall have been approved by the requisite vote of the shareholders of the Company.

              (b) The Acquiror and the Company shall have procured the approvals, consents or waivers with respect to the Plan and the transactions contemplated hereby (i) by the Texas Banking Commissioner pursuant to Texas law, and (ii) by the Federal Reserve Board, and all applicable statutory waiting periods shall have expired; and the parties shall have procured all other regulatory approvals, consents or waivers of governmental authorities or other persons that, in the opinion of counsel for the Acquiror, are necessary or appropriate for the consummation of the transactions contemplated by the Plan; provided, however, that no approval, consent or waiver referred to in this Section 5.1(b) shall be deemed to have been received if it shall include any condition or requirement (other than conditions or requirements that have been imposed on the Acquiror in connection with previous acquisitions announced since 1990) that, individually or in the aggregate, (i) would result in a Material Adverse Effect on the Acquiror or the Acquiror Bank or (ii) would reduce the economic and business benefits of the transactions contemplated by the Plan to the Acquiror or the Acquiror Bank in so significant and adverse a manner that the Acquiror, in its judgment, would not have entered into this Plan had such condition or requirement been known at the date hereof.

              (c) All other requirements prescribed by law which are necessary to the consummation of the Merger and any transactions necessary to consummate the Merger shall have been satisfied.

              (d) No party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger or any transaction necessary to consummate the Merger, and no litigation or proceeding shall be pending against the Acquiror or the Company or any of their subsidiaries brought by any governmental agency seeking to prevent consummation of the Merger or any transaction necessary to consummate the Merger.

              (e) No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated, interpreted, applied or enforced by any governmental authority which prohibits, restricts or makes illegal consummation of the Merger or any other transaction contemplated by this Plan.

              SECTION 5.2. Conditions to the Obligations of the Acquiror and Merger Sub. The obligations of the Acquiror and Merger Sub to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of the following additional conditions:

              (a) The Acquiror shall have received from the Company's independent certified public accountants a "cold comfort" letter or "specified procedures" letter, dated (i) the date of the mailing of the Proxy Statement to the Company's shareholders and (ii) shortly prior to the Effective Date, with respect to certain financial information regarding the Company in the form customarily issued by "Big Six" independent auditors in transactions of this type.

              (b) Each of the representations and warranties of the Company contained in this Plan shall have been true and correct on the date hereof and shall be true and correct at the Effective Time (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date or period), provided, however, that for purposes of this Section 5.2(b) a representation or warranty shall only fail to be true and correct at the Effective Time if the failure of any such representation or warranty to be true and correct has or constitutes, or is likely to have or constitute or relates to, either individually or in the aggregate with other representations or warranties, a Material Adverse Effect on the Company or the Company Bank; the Company shall have performed, or shall have caused to be performed, in all material respects, each of its covenants and agreements contained in this Plan required to be performed at or prior to the Effective Time; and the Acquiror shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Effective Date, to the foregoing effect.

              (c) The Acquiror shall have received an opinion, dated the Effective Date, from Jones, Day, Reavis & Pogue, counsel to the Company, covering the matters set forth in Annex 3, in form and substance satisfactory to the Acquiror.

              (d) The Acquiror shall have received the written resignation of each director (in his/her capacity as director) of the Company, effective as of the Effective Time.

              (e) Simultaneously with the Effective Time, all Rights, including any rights under the Rights Agreement, shall be terminated and shall thereafter be of no force and effect.

              (f) No person shall have become an "Acquiring Person" and no "Distribution Date" (as such terms are defined in the Rights Agreement) shall have occurred, and the rights issued under the Rights Agreement shall not have become separable, distributable, redeemable or exercisable.

              SECTION 5.3. Conditions to the Obligation of the Company. The obligation of the Company to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of the following additional conditions:

              Each of the representations, warranties and covenants of the Acquiror and Merger Sub contained in this Plan shall have been true on the date hereof and shall be true in all material respects on the Effective Date as if made on such date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date or period), provided, however, that for purposes of this
       Section 5.3 a representation or warranty shall only fail to be true and correct at the Effective Time if the failure of any such representation or warranty to be true and correct has or constitutes or relates to, or is likely to have or constitute or relate to, either individually or in the aggregate with other representations or warranties, a Material Adverse Effect on the Acquiror; the Acquiror and Merger Sub shall have performed, or shall have caused to be performed, in all material respects, each of its covenants and agreements contained in this Plan required to be performed at or prior to the Effective Time; and the Company shall have received certificates signed by the Chief

       Executive Officer and the Chief Financial Officer of the Acquiror, dated the Effective Date, to the foregoing effect.


                            ARTICLE VI.  TERMINATION

              SECTION 6.1. Termination. This Plan may be terminated, and the Merger abandoned, prior to the Effective Date, either before or after its approval by the shareholders of the Company and the Acquiror:

              (a) by the mutual consent of the Acquiror and the Company, if the board of directors of each so determines by vote of a majority of the members of its entire board;

              (b) by the Acquiror or the Company, by written notice to the other parties, if its board of directors so determines by vote of a majority of the members of its entire board, in the event of (i) the failure of the shareholders of the Company to approve the Plan at its meeting called to consider such approval, or (ii) a material breach by the other party hereto of any representation, warranty, covenant or agreement contained herein which is not cured or not curable within 30 days after written notice of such breach is given to the party committing such breach by the other party;

              (c) by the Acquiror or the Company, by written notice to the other parties, if either (i) any approval, consent or waiver of a governmental authority required to permit consummation of the Merger or any transaction necessary to consummate the Merger shall have been denied or (ii) any governmental authority of competent jurisdiction shall have issued a final, unappealable order enjoining or otherwise prohibiting consummation of the Merger or any transaction necessary to consummate the Merger;

              (d) by the Acquiror or the Company, by written notice to the other parties, if its board of directors so determines by vote of a majority of the members of its entire board, in the event that the Merger is not consummated by April 15, 1997, unless the failure to so consummate by such time is due to the breach of any representation, warranty or covenant contained in this Plan by the party seeking to terminate;

              (e) by the Acquiror, by written notice to the Company on or prior to October 15, 1996, if the

       Acquiror shall not be satisfied in its sole and absolute discretion with the results and findings of a due diligence investigation of the Company and its subsidiaries conducted by Acquiror by October 15, 1996. In connection therewith, (i) the Company shall provide Acquiror with such access to the Company and its subsidiaries as Acquiror shall in its sole discretion deem appropriate to complete such due diligence prior to October 15, 1996, and (ii) the Company acknowledges and agrees that no prior representation or warranty, covenant or agreement or any condition or investigation by the Acquiror of the Company and its subsidiaries or other consideration shall affect the Acquiror's right to exercise its discretion pursuant to the foregoing, which shall be absolute and unconditional;

              (f) by the Acquiror, by written notice to the Company, if the Company takes, causes to be taken or allows to be taken any action that, without giving effect to the exception contained in Section 4.1 regarding the exercise by the Company's board of directors of its fiduciary duties, would otherwise be prohibited under Section 4.1; or

              (g) by the Company, by written notice to the Acquiror prior to the approval by the shareholders of the Company of this Plan, if the Company receives a proposal to engage in an Acquisition Transaction on terms and conditions which the board of directors determines, after receiving the written advice of its outside counsel, (i) that to proceed with the Merger will violate the fiduciary duties of the board of directors to the Company's shareholders and (ii) to accept such proposal; provided, however, that the Company shall not be entitled to terminate this Plan pursuant to this clause (g) unless it shall have (A) provided the Acquiror with written notice of such a possible determination (which written notice will inform the Acquiror of the material terms and conditions of the proposal, including the identity of the proponent) two business days prior to such determination and (B) made the payment of the Alternative Fee to the Acquiror as required by
       Section 6.2(a)(ii).

              SECTION 6.2. Fee. (a)(i) The Company hereby agrees to pay the Acquiror, and the Acquiror shall be entitled to payment of, a fee (the "Fee") of one million dollars ($1,000,000) upon the occurrence of a Purchase Event (as defined herein) so long as the Purchase Event occurs prior to a Fee Termination Event (as defined herein). Such payment shall be made to the Acquiror in immediately available funds within five business days after the occurrence of a Purchase Event. A Fee Termination Event shall be the first to occur of the following: (i) the Effective Time,
(ii) 18 months following the first occurrence of a Preliminary Purchase Event (as defined herein), (iii) termination of this Plan in accordance with the terms hereof prior to the occurrence of a Purchase Event or a Preliminary Purchase Event (other than a termination of this Plan by the Acquiror pursuant to Section 6.1(b)(ii) as a result of a willful breach of any representation, warranty, covenant or agreement of the Company or the termination of this Plan by the Acquiror pursuant to Section 6.1(f)) or (iv) 18 months after the termination of this Plan by the Acquiror pursuant to Section 6.1(b)(ii) hereof as a result of a willful breach of any representation, warranty, covenant or agreement of the Company or the termination of this Plan by the Acquiror pursuant to Section 6.1(f). Upon payment of the Fee in accordance with the terms of this Plan, the Company shall have no further or other obligation to the Acquiror under this Section 6.2 to pay the Alternative Fee referred to in clause (a)(ii), unless this Plan shall have theretofore been terminated by the Company pursuant to Section 6.1(g), in which event the Alternative Fee shall be payable instead of the Fee.

              (ii) The Company hereby agrees to pay the Acquiror, and the Acquiror shall be entitled to receive payment of, an alternative fee (the "Alternative Fee") of one million one hundred fifty thousand dollars ($1,150,000) upon the termination of this Plan by the Company pursuant to
Section 6.1(g). Such payment shall be made to the Acquiror in immediately available funds simultaneously with such termination, and the payment of the Alternative Fee shall be a condition to the effectiveness of any termination pursuant to Section 6.1(g). Upon payment of the Alternative Fee, the Company shall have no further or other obligation to the Acquiror under this Section
6.2 to pay the Fee referred to in clause (a)(i).

              (b) The term "Preliminary Purchase Event" shall mean any of the following events or transactions occurring after the date hereof:

              (i) The Company or any subsidiary of the Company, without having received the Acquiror's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as defined below) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in

       Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act, and the rules and regulations thereunder) other than the Acquiror or any affiliate of the Acquiror (the term "affiliate" for purposes of this Agreement having the meaning assigned thereto in Rule 405 under the Securities Act) or the Board of Directors of the Company shall have recommended that the shareholders of the Company approve or accept any Acquisition Transaction with any person other than the Acquiror or any affiliate of the Acquiror. For purposes of this Agreement, "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving the Company or any subsidiary of the Company, (y) a purchase, lease or other acquisition of all or substantially all of the assets of the Company or any subsidiary of the Company or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 15% or more of the voting power of the Company or any subsidiary of the Company;

             (ii) Any person (other than the Acquiror or any affiliate of the Acquiror and National Bancshares Corp. of Texas ("National Bancshares"), but only so long as National Bancshares holds not more than the number of Company Common Shares owned by National Bancshares on the date of this Plan) shall have acquired beneficial ownership or the right to acquire beneficial ownership of 15% or more of the outstanding shares of Company Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Securities Exchange Act, and the rules and regulations thereunder);

            (iii) Any person other than the Acquiror or any affiliate of the Acquiror shall have made a bona fide proposal to the Company or its shareholders, by public announcement or written communication that is or becomes the subject of public disclosure, to engage in an Acquisition Transaction (including, without limitation, any situation in which any person other than the Acquiror or any affiliate of the Acquiror shall have commenced (as such term is defined in Rule 14d-2 under the Securities Exchange Act) a tender offer or shall have filed a registration statement under the Securities Act with respect to an exchange offer, to purchase any shares of the Company Common Stock such that, upon consummation of such offer, such person would own or control 15% or more of the then outstanding shares of the Company Common Stock);

             (iv) After a bona fide proposal is made by any person other than the Acquiror or any affiliate of the Acquiror to the Company or its shareholders to engage in an Acquisition Transaction, the Company shall have breached any covenant or obligation contained in this Plan and such breach would entitle the Acquiror to terminate this Plan or the holders of the Company Common Stock shall not have approved this Plan at the meeting of such shareholders held for the purpose of voting on this Plan, such meeting shall not have been held or shall have been canceled prior to termination of the Plan or the Company's Board of Directors shall have withdrawn or modified in a manner adverse to the Acquiror the recommendation of the Company's Board of Directors with respect to this Plan; or

              (v) Any person other than the Acquiror or any affiliate of the Acquiror, other than in connection with a transaction to which the Acquiror has given its prior written consent, shall have filed an application or notice with the Federal Reserve Board or other governmental authority or regulatory or administrative agency or commission for approval to engage in an Acquisition Transaction.

              (c) The term "Purchase Event" shall mean either of the following events or transactions occurring after the date hereof:

              (i) The acquisition by any person other than the Acquiror or any affiliate of the Acquiror of beneficial ownership of 25% or more of the then outstanding Common Stock; or

             (ii)  The occurrence of a Preliminary Purchase Event described in
       Section 6.2(b)(i) except that the percentage referred to in clause (z) shall be 25%.

              (d) The Company shall notify the Acquiror promptly in writing of the occurrence of any Preliminary Purchase Event or Purchase Event.

              SECTION 6.3. Effect of Termination. In the event of the termination of this Plan by either the Acquiror or the Company, as provided above, this Plan shall thereafter become void and, subject to the provisions of
Section 8.2, there shall be no liability on the part of any party hereto or their respective officers or directors, except that any such termination shall be without prejudice to the rights of any party hereto arising out of the willful breach by any other party of any covenant or willful misrepresentation contained in this Plan.


                ARTICLE VII.  EFFECTIVE DATE AND EFFECTIVE TIME

              SECTION 7.1. Effective Date and Effective Time. On such date as the Acquiror selects, which shall be within 30 days after the last to occur of the expiration of all applicable waiting periods in connection with approvals of governmental authorities occurs and the receipt of all approvals of governmental authorities and all conditions to the consummation of the Merger are satisfied or waived, or on such earlier or later date as may be agreed in writing by the parties, articles of merger shall be executed in accordance with all appropriate legal requirements and shall be filed as required by law, and the Merger provided for herein shall become effective upon such filing or on such date as may be specified in such articles of merger. The date of such filing or such later effective date is herein called the "Effective Date". The "Effective Time" of the Merger shall be the time of such filing or as set forth in such articles of merger.


                          ARTICLE VIII.  OTHER MATTERS

              SECTION 8.1. Certain Definitions; Interpretation. As used in this Plan, the following terms shall have the meanings indicated:

              "material" means material to the Acquiror or the Company (as the case may be) and its respective subsidiaries, taken as a whole.

              "Material Adverse Effect", with respect to a person, means any condition, event, change or occurrence that is reasonably likely to have a material adverse effect upon (A) the condition (financial or other), properties, assets, business, results of operations or prospects of such person and its subsidiaries, taken as a whole, or (B) the ability of such person to perform its obligations under, and to consummate the transactions contemplated by, this Plan.

              "person" includes an individual, corporation, partnership, association, trust or unincorporated organization.

              "subsidiary", with respect to a person, means any other person controlled by such person.

When a reference is made in this Plan to Sections or Annexes, such reference shall be to a Section of, or Annex to, this Plan unless otherwise indicated. The table of contents, tie sheet and headings contained in this Plan are for ease of reference only and shall not affect the meaning or interpretation of this Plan. Whenever the words "include", "includes", or "including" are used in this Plan, they shall be deemed followed by the words "without limitation". Any singular term in this Plan shall be deemed to include the plural, and any plural term the singular.

              SECTION 8.2. Survival. Only those agreements and covenants of the parties that are by their terms applicable in whole or in part after the Effective Time shall survive the Effective Time. All other representations, warranties, agreements and covenants shall be deemed to be conditions of the Plan and shall not survive the Effective Time. If the Plan shall be terminated, the agreements of the parties in Section 6.2, Section 8.6, Section
8.7 and the last three sentences of Section 4.4 shall survive such termination.

              SECTION 8.3. Waiver. Prior to the Effective Time, any provision of this Plan may be: (i) waived by the party benefitted by the provision; or
(ii) amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties hereto approved by their respective boards of directors.

              SECTION 8.4. Counterparts. This Plan may be executed in counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

              SECTION 8.5. Governing Law. This Plan shall be governed by, and interpreted in accordance with, the laws of the State of Texas.

              SECTION 8.6. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS PLAN OR THE TRANSACTIONS CONTEMPLATED HEREBY.

              SECTION 8.7. Expenses. Each party hereto will bear all expenses incurred by it in connection with this Plan and the transactions contemplated hereby.

              SECTION 8.8. Notices. All notices, requests, acknowledgements and other communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand, telecopy, telegram or telex (confirmed in writing) to such party at its address set forth below or such other address as such party may specify by notice to the other party hereto.


              If to the Company, to:

                     Corpus Christi Bancshares, Inc.
                     2402 Leopard Street
                     Corpus Christi, Texas 78408

                     Telecopier:  (512) 887-3017

                     Attention:   R. Jay Phillips


                     With copies to:

                     Jones, Day, Reavis & Pogue
                     2300 Trammell Crow Center
                     2001 Ross Avenue
                     Dallas, Texas  75201

                     Telecopier:  (214) 969-5100

                     Attention:   Stephen L. Fluckiger, Esq.


              If to the Acquiror or Merger Sub, to:

                     Cullen/Frost Bankers, Inc.
                     P.O. Box 1600
                     100 West Houston Street
                     San Antonio, Texas 78296

                     Telecopier:  (210) 220-4605

                     Attention:   Jerry Salinas, Esq.


                     With copies to:

                     Sullivan & Cromwell
                     125 Broad Street
                     New York, New York  10004
                     Telecopier:  (212) 558-3588

                     Attention:  Mark J. Menting, Esq.


              SECTION 8.9. Entire Agreement; Etc. This Plan represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. All terms and provisions of the Plan shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as to Section 4.7, nothing in this Plan is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Plan.

              SECTION 8.10. Assignment. This Plan may not be assigned by any party hereto without the written consent of the other parties.

              IN WITNESS WHEREOF, the parties hereto have caused this Plan to be executed by their duly authorized officers as of the day and year first above written.


                                   CULLEN/FROST BANKERS, INC.



                                   By:
                                      ------------------------------
                                      Name:  Phillip D. Green
                                      Title: Executive Vice President


                                   R.E. HOLDING CORPORATION



                                   By:
                                      ------------------------------
                                      Name:  Phillip D. Green
                                      Title: Executive Vice President


                                   CORPUS CHRISTI BANCSHARES, INC.



                                   By:
                                      ------------------------------
                                      Name:  R. Jay Phillips
                                      Title: President and
                                             Chief Executive officer


Attest:


------------------------------
Name:  Jace C. Hoffman
Title: Secretary

                                                                         Annex 2
                      FIRST AMENDMENT TO RIGHTS AGREEMENT


              FIRST AMENDMENT, dated as of September 30, 1996 (this "First Amendment"), to the Rights Agreement (the "Rights Agreement"), dated as of October 18, 1995, between Corpus Christi Bancshares, Inc., a Texas corporation (the "Company"), and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agent").

              The Company desires to amend the Rights Agreement in accordance with Section 27 thereof as set forth herein and hereby directs the Rights Agent to join in such amendment.

              NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

              1.     Amendment of Section 1

              The Rights Agreement is hereby amended to delete in its entirety the definition of "Acquiring Person" contained in subsection (a) of Section 1 thereof and to substitute the following definition of "Acquiring Person" therefor:

              "'Acquiring Person' shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 20% or more of the Common Shares then outstanding, but shall not include (i) the Company, any Subsidiary of the Company, any employee benefit or stock ownership plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan, or (ii) any person who would otherwise become an Acquiring Person solely as a result of a reduction in the number of Common Shares outstanding unless and until (A) such time as such Person or any Affiliate or Associate of such Person shall thereafter become the Beneficial Owner of any additional Common Shares, other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Common Shares are treated equally, or (B) any other Person who is the Beneficial Owner of any Common Shares shall thereafter become an Affiliate or Associate of such Person, or (iii) Cullen/Frost Bankers, Inc., R.E. Holding Corporation, or any of their respective Affiliates or Associates, for so long as the Merger Agreement shall be in effect and not terminated. Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed an "Acquiring Person" for any purposes of this Agreement."

              2.     Additions to Section 1

              Section 1 of the Rights Agreement is hereby further amended to add the following definition:

              "(l)   'Merger Agreement' shall mean the Agreement and Plan of
       Merger, dated as of September 30, 1996, among Cullen/Frost Bankers, Inc., R.E. Holding Corporation, and the Company."

              Section 1 of the Rights Agreement is hereby further amended by adding the following parenthetical phrase after the words "exchange offer" in clause (ii) of Section 1(g): "(except that the transactions contemplated by the Merger Agreement shall not be considered a tender or exchange offer for purposes of this Rights Agreement)."

              3.     Revision of subsections of Section 1

              Subparagraphs (l), (m), (n), (o), (p), (q), (r) and (s) of
Section 1 of the Rights Agreement are hereby relettered to become subparagraphs
(m), (n), (o), (p), (q), (r), (s) and (t) thereof, respectively.

              4.     Amendment to Section 3(c)

              The legend in Section 3(c) of the Rights Agreement is hereby amended by adding the following clause immediately following the words "dated as of October 18, 1995":

              ", as amended."

              5. Governing Law. This First Amendment shall be deemed to be a contract made under the laws of the State of Texas and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

              6. Miscellaneous. Except as expressly set forth herein, this First Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Rights Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

              7. Counterparts. This First Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed an original, and all of which together shall constitute but one and the same instrument.

              IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the day and year first above written.


Attest:                               CORPUS CHRISTI BANCSHARES, INC.



By:                                   By:
    ---------------------                 ---------------------------





Attest:                               CHASEMELLON SHAREHOLDER
                                      SERVICES, L.L.C.,
                                      as Rights Agent



By:                                   By:
    ---------------------                 ---------------------------

                                                                         Annex 3
                [FORM OF OPINION OF JONES, DAY, REAVIS & POGUE]


              (1) The Company is a corporation duly organized, validly existing and in good standing under laws of the State of Texas.

              (2) The Company Subsidiary Holding Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

              (3) The Company Bank is a state chartered bank duly organized, validly existing and in good standing under the laws of the State of Texas.

              (4) The issued and outstanding shares of capital stock of the Company Subsidiary Holding Company consist of ___ shares of common stock, par value $___ per share (the "Company Subsidiary Holding Company Shares"). The issued and outstanding shares of capital stock of the Company Bank consist of ___ shares of common stock, par value $___ per share (the "Company Bank Shares"). All of the outstanding Company Subsidiary Holding Company Shares and Company Bank Shares have been duly authorized and validly issued and are fully paid and nonassessable. All of the authorized Company Subsidiary Holding Company Shares are owned by the Company free and clear of all liens, pledges, security interests, claims or other encumbrances, and have not been issued in violation of any preemptive rights. All of the authorized Company Bank Shares are owned by the Company Subsidiary Holding Company free and clear of all liens, pledges, security interests, claims or other encumbrances, and have not been issued in violation of any preemptive rights.

              (5) The Plan has been duly authorized, executed and delivered by the Company and duly approved by its shareholders, and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, receivership, conservatorship, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and to general equity principles, regardless of whether considered in a proceeding in equity or at law.

              (6) All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company, the Company Subsidiary Holding Company or the Company Bank under the Federal laws of the United States or the laws of the State of Texas for the execution and delivery by the Company of the Plan, and the consummation by the Company of the transactions contemplated therein, have been obtained or made.

              (7) The Merger and the execution and delivery by the Company of the Plan did not, and the consummation by the Company of the transactions contemplated therein do not, violate the articles of incorporation or by-laws of any of the Company, the Company Subsidiary Holding Company or the Company Bank, or breach or violate any governmental permit or license known to us, or violate any order, writ, injunction or decree of any court or regulatory body of the United States or the State of Texas known to us, by which the Company, the Company Subsidiary Holding Company or the Company Bank are bound or to which the Company, the Company Subsidiary Holding Company or the Company Bank are subject, or violate any Federal law or regulation of the United States or law or regulation of the State of Texas applicable to the Company, the Company Subsidiary Holding Company or the Company Bank.

              (8) The board of directors of the Company has taken all necessary action to irrevocably redeem all of the rights issued and outstanding under the Rights Agreement for $0.01 per right, such redemption to be effective immediately prior to the Effective Time.

              (9) As of the date of the Proxy Statement and the date of the Company Meeting, the Proxy Statement (except for operating statistics, financial statements, financial schedules and other financial data included therein, as to which we express no opinion) complied as to form in all material respects with the Exchange Act and the rules and regulations thereunder.

              (10) We have participated in the preparation of the Proxy Statement and from time to time have had discussions with officers, directors, and employees of the Company, and the independent accountants who examined certain of the financial statements of the Company and its subsidiaries included in the Proxy Statement, concerning the information contained in the Proxy Statement. Based upon the participation and discussions described above, as of the date of the Proxy Statement and the date of the Company Meeting, no facts have come to our attention that cause us to believe that the Proxy Statement (except for the operating statistics, financial statements, financial schedules and other financial data included therein) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. However, we have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness, or fairness of the information contained in the Proxy Statement except as it relates to documents or statutes or laws described therein.

                                  ANNEX B




September 30, 1996



Board of Directors
Corpus Christi Bancshares, Inc.
2402 Leopard Street
Corpus Christi, Texas  78469

Gentlemen:

         In our opinion, the consideration of $18.84 per share to be received by the shareholders of Corpus Christi Bancshares, Inc., under the agreement and plan of merger dated the date hereof (the "Merger Agreement"), is fair to the Shareholders of Corpus Christi Bancshares, Inc. (the "Company") from a financial point of view. This opinion was requested to assist you, the Board of Directors of the Company, in considering the Merger Agreement.

         Our opinion is based largely on: (1) the current price and recent price history of the stock of the Company trading on the American Stock Exchange, (2) a review of the book value multiples, price to earnings multiples, and average price to asset percentage seen in acquisition of banks and banking organization, during 1995 and 1996, in Texas, (3) present value calculations using estimated future earnings, and (4) such other matters as we deemed appropriate and our perception of the overall condition of the Company.

         Further, our perception of the general economic outlook for banking, of the general economic outlook of the relevant geographic region, and of the operating history of the Company are incorporated as an integral part of all the analytical bases discussed above.

         This valuation is based on 1,600,200 common shares currently issued and outstanding and the outstanding options on an additional 148,428 shares at an exercise price of $5.00 per share. We are not aware of any rights, options, or conversion privileges on the common shares, nor any other claim or potential claim on capital.

         FinSer Corporation has provided asset/liability management consulting, financial forecasting, and other services to the Company or its operating subsidiary, Citizens State Bank, for over ten years. As part of this work, in the fourth quarter of 1995 FinSer Corporation assisted the Company in the preparation of a long term forecast to be used by the Company for strategic planning purposes. This forecast relied on input from Company management and is used in this evaluation. While no loan review, review of asset quality, or operational review was performed in direct connection with this evaluation, our ongoing work for the Company has provided a valuable insight into the overall condition of the Company.

         We have relied on generally available financial information which we believe to be reliable, but on which we do not guarantee the accuracy. We also have relied on the accuracy and reliability of the historical financial statements and other internal data of the Company. We did not audit, compile, or review these financial statements or the other internal data, and we do not express an opinion or any form of assurance on them. Our engagement cannot be relied on to disclose errors, irregularities, regulatory infractions, lack of compliance with any laws or regulations, or illegal acts. Correspondingly, the evaluation is based on the assumption that no material errors, irregularities, regulatory infractions, material lack of compliance with any laws or regulations, or any illegal acts exist or are undisclosed to us.

         FinSer Corporation is involved in financial analysis of community banks in a number of states with the primary emphasis being Texas. We have performed a number of special studies over the past several years. This work has involved the preparation of bank charters, the formation of the bank holding companies and other special projects. These projects have included stock evaluations, merger and acquisition evaluations, management studies, strategic planning and operational studies. FinSer has been involved in a number of transactions involving the purchase and sale of banks. We will be happy to furnish detailed qualifications of the senior members of our staff should it be deemed appropriate.

Sincerely,


Fred L. Baker
Director

                                    ANNEX C




September 30, 1996


Board of Directors
Corpus Christi Bancshares, Inc.
P.O. Box 4007
Corpus Christi, Texas  78469-4007


Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock of Corpus Christi Bancshares, Inc. ("CTZ"), of the consideration (the "Merger Consideration") to be received by such holders pursuant to the Agreement and Plan of the Merger, dated as of September 30, 1996 (the "Merger Agreement"), which provides for the merger (the "Merger") of R.E. Holding Corporation (the "Merger Sub") with and into CTZ, a wholly owned subsidiary of Cullen/Frost Bankers, Inc. ("CFBI"). Pursuant to the Merger Agreement, each shareholder of the outstanding common stock of CTZ, according to Section 1.2 and subject to limitations and other specifications in subsequent sections of the Merger Agreement, has a right to receive $18.84 in cash per share. The terms of the consideration and the conditions related to the delivery thereof, are more fully set forth in the Merger Agreement.

In connection with our opinion, we have: (i) analyzed certain publicly available financial statements, both audited and unaudited, and other information of CTZ, including Annual Reports for the three years ended December 31, 1995, and the June 30, 1996 10-Q Report; (ii) analyzed certain financial projections of CTZ prepared by management and Finser Inc., CTZ's financial advisor; (iii) discussed certain aspects of the business operations and financial condition of CTZ with certain members of its management; (iv) reviewed reported market prices and historical trading activity of CTZ's common stock; (v) compared the financial performance of CTZ and the prices and trading activity of CTZ's common stock with that of certain other comparable publicly traded companies and their securities; (vi) reviewed the financial terms, to the extent publicly available, of certain comparable precedent transactions;
(vii) reviewed the Merger Agreement; and (viii) performed such other analyses as we have deemed appropriate.

We have assumed and relied upon the accuracy and completeness of the information reviewed by us for the purposes of this opinion. We have not performed an on site due diligence review. We have not made an independent evaluation of the assets or liabilities of CTZ, nor have we been furnished with any such appraisals. With respect to financial forecasts, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgments of management and Finser Inc. as to the future financial performance of CTZ. We have assumed such forecasts and projections will be realized in the amounts and at the times contemplated thereby.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect the assumptions used in preparing this opinion.

Our opinion is limited to the fairness, from a financial point of view, to the holders of CTZ Common Stock of the Merger Consideration received as stated in the Merger Agreement. Moreover, this letter, and the opinion expressed herein, does not constitute a recommendation to any shareholder as to any approval of the Merger or the Merger Agreement. It is understood that this letter is for the information of the Board of

Directors of CTZ and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by CTZ with the Securities and Exchange Commission with respect to the Merger.

Based on the foregoing and such other matters we have deemed relevant, we are of the opinion as of the date hereof that the Merger Consideration is fair, from a financial point of view, to the holders of CTZ Common Stock.

                                          Very truly yours,



                                          ALEX SHESHUNOFF & CO.
                                          INVESTMENT BANKING

                                    ANNEX D



ART. 5.12        PROCEDURE FOR DISSENT BY SHAREHOLDERS AS TO SAID CORPORATE
                 ACTIONS

         A. Any shareholder of any domestic corporation who has the right to dissent from any of the corporate actions referred to in Article 5.11 of this Act may exercise that right to dissent only by complying with the following procedures:

         (1)(a) With respect to proposed corporate action that is submitted to a vote of shareholders at a meeting, the shareholder shall file with the corporation, prior to the meeting, a written objection to the action, setting out that the shareholder's right to dissent will be exercised if the action is effective and giving the shareholder's address, to which notice thereof shall be delivered or mailed in that event. If the action is effected and the shareholder shall not have voted in favor of the action, the corporation, in the case of action other than a merger, or the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the action is effected, deliver or mail to the shareholder written notice that the action has been effected, and the shareholder may, within ten
(10) days from the delivery or mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the day immediately preceding the meeting, excluding any appreciation or depreciation in anticipation of the proposed action. The demand shall state the number and class of the shares owned by the shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the ten (10) day period shall be bound by the action.

         (b) With respect to proposed corporate action that is approved pursuant to Section A of Article 9.10 of this Act, the corporation, in the case of action other than a merger, and the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholders right of dissent, in the case of a merger, shall, within ten (10) days after the date the action is effected, mail to each shareholder of record as of the effective date of the action notice of the fact and date of the action and that the shareholder may exercise the shareholder's right to dissent from the action. The notice shall be accompanied by a copy of this Article and any articles or documents filed by the corporation with the Secretary of State to effect the action. If the shareholder shall not have consented to the taking of the action, the shareholder may, within twenty (20) days after the mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the date the written consent authorizing the action was delivered to the corporation pursuant to Section A of Article 9.10 of this Act, excluding any appreciation or depreciation in anticipation of the action. The demand shall state the number and class of shares owned by the dissenting shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the twenty (20) day period shall be bound by the action.

         (2) Within twenty (20) days after receipt by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of a demand for payment made by a dissenting shareholder in accordance with Subsection (1) of this Section, the corporation (foreign or domestic) or other entity shall deliver or mail to the shareholder a written notice that shall either set out that the corporation (foreign or domestic) or other entity accepts the amount claimed in the demand and agrees to pay that amount within ninety (90) days after the date on which the action was effected, and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed, or shall contain an estimate by the corporation (foreign or domestic) or other entity of the fair value of the shares, together with an offer to pay the amount of that estimate within ninety (90) days after the date on which the action was effected, upon receipt of notice within sixty
(60) days after that date from the shareholder that the shareholder agrees to accept that amount and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed.

         (3) If, within sixty (60) days after the date on which the corporate action was effected, the value of the shares is agreed upon between the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, payment for the shares shall be made within ninety (90) days after the date on which the action was effected and, in the case of shares represented by certificates, upon surrender of the certificates duly endorsed. Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares or in the corporation.

         B. If, within the period of sixty (60) days after the date on which the corporate action was effected, the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, do not so agree, then the shareholder or the corporation (foreign or domestic) or other entity may, within sixty (60) days after the expiration of the sixty (60) day period, file a petition in any court of competent jurisdiction in the county in which the principal office of the domestic corporation is located, asking for a finding and determination of the fair value of the shareholder's shares. Upon the filing of any such petition by the shareholder, service of a copy thereof shall be made upon the corporation (foreign or domestic) or other entity, which shall, within ten (10) days after service, file in the office of the clerk of the court in which the petition was filed a list containing the names and addresses of all shareholders of the domestic corporation who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the corporation (foreign or domestic) or other entity. If the petition shall be filed by the corporation (foreign or domestic) or other entity, the petition shall be accompanied by such a list. The clerk of the court shall give notice of the time and place fixed for the hearing of the petition by registered mail to the corporation (foreign or domestic) or other entity and to the shareholders named on the list at the addresses therein stated. The forms of the notices by mail shall be approved by the court. All shareholders thus notified and the corporation (foreign or domestic) or other entity shall thereafter be bound by the final judgment of the court.

         C. After the hearing of the petition, the court shall determine the shareholders who have complied with the provisions of this Article and have become entitled to the valuation of and payment for their shares, and shall appoint one or more qualified appraisers to determine that value. The appraisers shall have power to examine any of the books and records of the corporation, the shares of which they are charged with the duty of valuing, and they shall make a determination of the fair value of the shares upon such investigation as to them may seem proper. The appraisers shall also afford a reasonable opportunity to the parties interested to submit to them pertinent evidence as to the value of the shares. The appraisers shall also have such power and authority as may be conferred on Masters in Chancery by the Rules of Civil Procedure or by the order of their appointment.

         D. The appraisers shall determine the fair value of the shares of the shareholders adjudged by the court to be entitled to payment for their shares and shall file their report of that value in the office of the clerk of the court. Notice of the filing of the report shall be given by the clerk to the parties in interest. The report shall be subject to exceptions to be heard before the court both upon the law and the facts. The court shall by its judgment determine the fair value of the shares of the shareholders entitled to payment for their shares and shall direct the payment of that value by the existing, surviving, or new corporation (foreign or domestic) or other entity, together with interest thereon, beginning 91 days after the date on which the applicable corporate action from which the shareholder elected to dissent was effected to the date of such judgment, to the shareholders entitled to payment. The judgment shall be payable to the holders of uncertificated shares immediately but to the holders of shares represented by certificates only upon, and simultaneously with, the surrender to the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of duly endorsed certificates for those shares. Upon payment of the judgment, the dissenting shareholders shall cease to have any interest in those shares or in the corporation. The court shall allow the appraisers a reasonable fee as court costs, and all court costs shall be allotted between the parties in the manner that the court determines to be fair and equitable.

         E. Shares acquired by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, pursuant to the payment of the agreed value of the shares or pursuant to payment of the judgment entered for the value of the shares, as in this Article provided, shall, in the case of a merger, be treated as provided in the plan of merger and, in all other cases, may be held and disposed of by the corporation as in the case of other treasury shares.

         F. The provisions of this Article shall not apply to a merger if, on the date of the filing of the articles of merger, the surviving corporation is the owner of all the outstanding shares of the other corporations, domestic or foreign, that are parties to the merger.

         G. In the absence of fraud in the transaction, the remedy provided by this Article to a shareholder objecting to any corporate action referred to in Article 5.11 of this Act is the exclusive remedy for the recovery of the value of his shares or money damages to the shareholder with respect to the action. If the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, complies with the requirements of this Article, any shareholder who fails to comply with the requirements of this Article shall not be entitled to bring suit for the recovery of the value of his shares or money damages to the shareholder with respect to the action.

ART. 5.13        PROVISIONS AFFECTING REMEDIES OF DISSENTING SHAREHOLDERS

         A. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act shall not thereafter be entitled to vote or exercise any other rights of a shareholder except the right to receive payment for his shares pursuant to the provisions of those articles and the right to maintain an appropriate action to obtain relief on the ground that the corporate action would be or was fraudulent, and the respective shares for which payment has been demanded shall not thereafter be considered outstanding for the purposes of any subsequent vote of shareholders.

         B. Upon receiving a demand for payment from any dissenting shareholder, the corporation shall make an appropriate notation thereof in its shareholder records. Within twenty (20) days after demanding payment for his shares in accordance with either Article 5.12 or 5.16 of this Act, each holder of certificates representing shares so demanding payment shall submit such certificates to the corporation for notation thereon that such demand has been made. The failure of holders of certificated shares to do so shall, at the option of the corporation, terminate such shareholder's rights under Articles
5.12 and 5.16 of this Act unless a court of competent jurisdiction for good and sufficient cause shown shall otherwise direct. If uncertificated shares for which payment has been demanded or shares represented by a certificate on which notation has been so made shall be transferred, any new certificate issued therefor shall bear similar notation together with the name of the original dissenting holder of such shares and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

         C. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act may withdraw such demand at any time before payment for his shares or before any petition has been filed pursuant to Article 5.12 or 5.16 of this Act asking for a finding and determination of the fair value of such shares, but no such demand may be withdrawn after such payment has been made or, unless the corporation shall consent thereto, after any such petition has been filed. If, however, such demand shall be withdrawn as hereinbefore provided, or if pursuant to Section B of this Article the corporation shall terminate the shareholder's rights under
Article 5.12 or 5.16 of this Act, as the case may be, or if no petition asking for a finding and determination of fair value of such shares by a court shall have been filed within the time provided in Article 5.12 or 5.16 of this Act, as the case may be, or if after the hearing of a petition filed pursuant to
Article 5.12 or 5.16, the court shall determine that such shareholder is not entitled to the relief provided by those articles, then, in any such case, such shareholder and all persons claiming under him shall be conclusively presumed to have approved and ratified the corporate action from which he dissented and shall be bound thereby, the right of such shareholder to be paid the fair value of his shares shall cease, and his status as a shareholder shall be restored without prejudice to any corporate proceedings which may have been taken during the interim, and such shareholder shall be entitled to receive any dividends or other distributions made to shareholders in the interim.

                        CORPUS CHRISTI BANCSHARES, INC.
                      THIS PROXY IS SOLICITED ON BEHALF OF
                     THE BOARD OF DIRECTORS OF THE COMPANY


                                    PROXY


The undersigned, hereby revoking all prior proxies, hereby appoints JOHN T. WRIGHT, III, R. JAY PHILLIPS and JACE C. HOFFMAN, jointly and severally, with full power to act alone, as my true and lawful attorneys-in-fact, agents and proxies, with full and several power of substitution to each, to vote all the shares of Common Stock of CORPUS CHRISTI BANCSHARES, INC. (the "Company") which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of CORPUS CHRISTI BANCSHARES, INC. to be held on December 19, 1996 and at adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, BUT WHERE NO DIRECTION IS GIVEN, IT WILL BE VOTED "FOR" THE AGREEMENT AND PLAN OF MERGER REFERRED TO ON THE REVERSE SIDE HEREOF AND IN THE DISCRETION OF THE ABOVE-NAMED PERSONS ACTING AS PROXIES ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

[ ]      To vote for all items AS RECOMMENDED BY THE            The undersigned(s) acknowledges receipt of the Notice
         BOARD OF DIRECTORS, mark this box, sign, date          of the Special Meeting of Shareholders and the Proxy
         and return this proxy.  (NO ADDITIONAL VOTE IS         Statement accompanying the same, each dated November
         NECESSARY.)                                               , 1996.
                                                                ---

 The Board of Directors recommends a vote FOR approval of the Agreement and Plan of Merger as described in the accompanying proxy statement.


 1. Approval of the Agreement and Plan    FOR    AGAINST    ABSTAIN
    of Merger, dated September 30,        [ ]      [ ]        [ ]
    1996, among Cullen/Frost Bankers,
    Inc., R.E. Holding Corporation and
    the Company.

 2. In their discretion, the proxies are authorized to vote upon such business as may properly come before the meeting.

Please date this proxy and sign your name exactly as it appears hereon. If there is more than one owner, each should sign. When signing as an agent, attorney, administrator, executor, guardian or trustee, please indicate your title as such. If executed by a corporation, this proxy should be signed in the corporate name by a duly authorized officer who should so indicate his title.


Please mark, sign, date and return the proxy promptly using the enclosed envelope.

Signature:__________________________________ Date:_____________________________

Signature:__________________________________ Date:_____________________________

Title:_________________________________________________________________________